EXHIBIT 10.1

THIRD AMENDMENT AND RESTATEMENT AGREEMENT

THIRD AMENDMENT AND RESTATEMENT AGREEMENT, dated as of September 8, 2017 (this “Restatement Agreement”), among vantiv, LLC, a Delaware limited liability company (the “Borrower”), vantiv Holding, LLC, a Delaware limited liability company (“Holdco”), the other Loan Parties (as defined in the Original Credit Agreement referred to below), JPMorgan Chase Bank, N.A., as administrative agent under the Original Credit Agreement (in such capacity, the “Administrative Agent”), the L/C Issuer, the Swing Line Lender, certain Lenders party to the Original Credit Agreement (as defined therein) and the new Lenders party hereto.

WHEREAS, pursuant to the Second Amended and Restated Loan Agreement, dated as of October 14, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), by and among the Borrower, the financial institutions from time to time party thereto (the “Existing Lenders”), JPMorgan Chase Bank, N.A., as the administrative agent and the other agents parties thereto, the Existing Lenders have agreed to make, and have made, certain commitments, loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Existing Lenders party hereto (either as an Extending Lender or a Non-Extending Lender (each, as defined below)) have agreed, to amend the Original Credit Agreement on and subject to the terms and conditions described herein; and

WHEREAS, the Borrower has requested, and certain Existing Lenders party hereto and the Increase Revolving Multicurrency Lenders have agreed to provide, certain Increase Revolving Credit Commitments (as defined below), on and subject to the terms and conditions set forth in this Restatement Agreement and the Restated Credit Agreement (as defined below).

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Credit Agreement or the Restated Credit Agreement, as the context may require.

Section 2. Amendment of the Credit Agreement. Effective as of the Restatement Agreement Execution Date (as defined below):

(a) The definition of “Indebtedness” in the Original Credit Agreement shall be amended to give effect to clause (ii) of the last sentence of the definition of Indebtedness in the Restated Credit Agreement; provided that until the Restatement Effective Date, such amendment shall apply solely with respect to the New Senior Notes;

(b) Section 1.2(h) of the Original Credit Agreement shall be amended as set forth in Section 1.2(h) of the Restated Credit Agreement; and

(c) Section 6.15 of the Original Credit Agreement shall be amended by adding clause (cc) as set forth in Section 6.15(cc) of the Restated Credit Agreement thereto; provided that until the Restatement Effective Date, such amendment shall apply solely to Liens on the proceeds of the New Senior Notes while such proceeds are held in escrow.

Section 3. Amendment and Restatement of the Original Credit Agreement. Effective as of the Restatement Effective Date (as defined below):

(a) the Original Credit Agreement is hereby amended and restated in its entirety in the form of the Third Amended and Restated Loan Agreement set forth as Exhibit A hereto: (a) by deleting each term thereof which is reflected in strike-through font (indicated textually in the same manner as the following example: ~~stricken text~~) and (b) by inserting each term thereof which is reflected in double underlined font (indicated textually in the same manner as the following example: double-underlined text), in each case in the place where such term appears therein (the Original Credit Agreement as so amended and restated is referred to herein as the “Restated Credit Agreement”);

(b) all exhibits to the Original Credit Agreement, in the forms thereof immediately prior to the Restatement Effective Date, will continue to be exhibits to the Restated Credit Agreement, except Exhibits B, C, D-1, D-2, D-3, D-4, D-5, E, F, G, H-1, H-2 and H-3, which shall be amended and restated in the form attached hereto as Exhibits B, C, D-1, D-2, D-3, D-4, E, F, G, H-1, H-2 and H-3; and

(c) all schedules to the Original Credit Agreement, in the forms thereof immediately prior to the Restatement Effective Date, will continue to be schedules to the Restated Credit Agreement, except that (i) Schedule 1 shall be amended and restated in the form attached hereto as Schedule 1 and (ii) a new Schedule 2 shall be included in the form attached hereto as Schedule 2.

Section 4. New Term A-5 Loans.

WHEREAS, pursuant to Section 2.15 of the Original Credit Agreement, the Borrower hereby makes an Extension Offer to each Existing Lender with a Term A-3 Loan outstanding immediately prior to the date hereof (each, an “Existing Term A-3 Lender”; such existing Term A-3 Loans held by it, its “Existing Term A-3 Loans”), and each Existing Term A-3 Lender that has executed and delivered a signature page to this Restatement Agreement as an “Extending Term A-5 Lender” (an “Extending Term A-5 Lender Addendum”) hereby agrees to (i) extend the maturity date of all of each such Existing Term A-3 Lender’s Existing Term A-3 Loans to the date that is the five-year anniversary of the Restatement Effective Date, (ii) automatically convert all of such Existing Term A-3 Lenders’ Existing Term A-3 Loans into Term A-5 Loans (as defined in, and having the terms specified in, the Restated Credit Agreement) in an aggregate principal amount of such Existing Term A-3 Loans so converted (such extended and converted tranche of Term Loans, the “Extended Term A-5 Loans”; such Lenders, collectively, the “Extending Term A-5 Lenders”) and (iii) the terms of this Restatement Agreement; and

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower and the Extending Term A-5 Lenders agree as follows:

(a) Effective as of the Restatement Effective Date, (i) pursuant to Section 2.15 of the Original Credit Agreement, each Extending Term A-5 Lender agrees to automatically convert all of its Existing Term A-3 Loans into Extended Term A-5 Loans on the Restatement Effective Date in a principal amount equal to its Existing Term A-3 Loans so converted.

(b) The extension and conversion undertakings of the Extending Term A-5 Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to acquire by conversion its Extended Term A-5 Loan. The Term A-5 Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Restated Credit Agreement.

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(c) Notwithstanding anything herein or in the Restated Credit Agreement to the contrary, (i) on the Restatement Effective Date, (A) the Borrower shall pay all accrued and unpaid interest with respect to the Existing Term A-3 Loans outstanding immediately prior to such date that will become Extended Term A-5 Loans on such date and (B) all Extended Term A-5 Loans outstanding as of such date shall be automatically converted to new Eurodollar Loans having an Interest Period specified by the Borrower to the Administrative Agent in writing on or prior to the Certain Funds Funding Date, and (ii) the Extending Term A-5 Lenders hereby waive (A) the notice requirements of Section 2.5 of the Original Credit Agreement with respect to the conversion of the interest rate applicable to the Extended Term A-5 Loans and (B) any indemnity claim for LIBOR breakage costs under Section 8.1(a) of the Original Credit Agreement in connection with the repayment of interest and the conversion to a new Interest Period on the Restatement Effective Date as described above.

(d) The Borrower, each Extending Term A-5 Lender and the Administrative Agent hereby agree that this Restatement Agreement constitutes an Extension Offer (and the Borrower’s notice to the Administrative Agent in respect thereof) with respect to the Existing Term A-3 Loans for purposes of Section 2.15 of the Original Credit Agreement. The Administrative Agent waives any requirement for any additional notice period in respect of the Extension effected pursuant to this Section 3 under Section 2.15(d) of the Original Credit Agreement.

Section 5. Term A-3 Loans.

WHEREAS, each Existing Term A-3 Lender that does not wish to convert the entire amount of its Existing Term A-3 Loans into Extended Term A-5 Loans and executes and delivers a signature page to this Restatement Agreement as a “Non-Extending Term A-3 Lender” (a “Non-Extending Term A-3 Lender Addendum”, and such Lenders, collectively, the “Non-Extending Term A-3 Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) agree to continue all of its Existing Term A-3 Loans outstanding on the Restatement Effective Date under the same Facility, with the same maturity date, amortization and Applicable Margin as is applicable under the Original Credit Agreement; provided that upon the Restatement Effective Date, (x) such continued Existing Term A-3 Loans, together with the Existing Term Loans referred to in Section 8(a) below, shall thereafter be referred to as “Term A-3 Loans”, (y) such Non-Extending Term A-3 Lender shall thereafter be referred to as a “Term A-3 Lender” and (z) the facility with respect to such continued Existing Term A-3 Loans shall thereafter be referred to as the “Term A-3 Facility”, each as defined in the Restated Credit Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower and the Non-Extending Term A-3 Lenders agree as follows:

(a) Effective as of the Restatement Effective Date, each Non-Extending Term A-3 Lender agrees to continue all of its Existing Term A-3 Loans as Term A-3 Loans on the Restatement Effective Date in a principal amount equal to its Existing Term A-3 Loans so continued, and thereafter such Term A-3 Loans shall constitute the same Class of Loans as the Term A-3 Loans referred to in Section 8(a) below and a part of the Term A-3 Facility.

(b) Notwithstanding anything herein to the contrary, (i) each Non-Extending Term A-3 Lender shall continue to be entitled to all interest with respect to such Existing Term A-3 Loan from which such Term A-3 Loan was continued that had accrued and was unpaid up to but excluding the Restatement Effective Date and (ii) the Term A-3 Loans into which such Existing Term A-3 Loans are continued shall, as of the Restatement Effective Date, continue to accrue interest based on the same interest rate and Interest Period as accrued immediately prior to the Restatement Effective Date.

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Section 6. New Revolving Multicurrency Loans.

WHEREAS, as reflected in the Restated Credit Agreement, the Borrower has requested the addition of a new revolving facility, available in Dollars and Alternative Currencies in an aggregate amount not to exceed the Dollar Equivalent of $1.25 billion less the aggregate amount of Revolving USD Credit Commitments (as defined below) (the “New Revolving Multicurrency Facility Amount”) and having a maturity date that is five years after the Restatement Effective Date and amended Applicable Margin terms, all as set forth in the Restated Credit Agreement (the “New Revolving Multicurrency Facility”; the commitments thereunder, the “New Revolving Multicurrency Credit Commitments”; and the revolving exposure related thereto, the “New Revolving Multicurrency Exposure”), pursuant to the final paragraph of Section 10.11(a) of the Original Credit Agreement;

WHEREAS, pursuant to Section 2.15 of the Original Credit Agreement, the Borrower hereby makes an Extension Offer to each Existing Lender with a Revolving Credit Commitment as of the date hereof and related Revolving Exposure (each, an “Existing Revolving Lender”; such existing Revolving Credit Commitments held by it, its “Existing Revolving Credit Commitment”; and such related Revolving Exposure, such Lender’s “Existing Revolving Exposure”), and each Existing Revolving Lender that executes and delivers a signature page to this Restatement Agreement as an “Extending Revolving Multicurrency Lender” (an “Extending Revolving Multicurrency Lender Addendum”) and in connection therewith agrees to automatically convert all of its Existing Revolving Credit Commitments into New Revolving Multicurrency Credit Commitments (with a concurrent and proportional conversion of all related Existing Revolving Exposure with respect to such Existing Revolving Credit Commitment into related New Revolving Multicurrency Exposure with respect to such New Revolving Multicurrency Credit Commitments) (such converted Revolving Multicurrency Credit Commitments, the “Extended Revolving Multicurrency Credit Commitments” (and the related Revolving Exposure, the “Extended Revolving Multicurrency Exposure”) and such Lenders, collectively, the “Extending Revolving Multicurrency Lenders”; such Extending Revolving Multicurrency Lenders, collectively with the Extending Term A-5 Lenders, the “Extending Lenders”) will thereby (i) agree to the terms of this Restatement Agreement and (ii) agree to automatically convert all of their Existing Revolving Credit Commitments (and related Existing Revolving Multicurrency Exposure) on the Restatement Effective Date into New Revolving Multicurrency Credit Commitments (and New Revolving Multicurrency Exposure) in a principal amount equal to its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) so converted; and

WHEREAS, each Person (other than an Extending Revolving Multicurrency Lender in its capacity as such) that executes and delivers a signature page to this Restatement Agreement as an “Increase Revolving Multicurrency Lender” (an “Increase Revolving Multicurrency Lender Addendum” and such Person, an “Increase Revolving Multicurrency Lender”; the Increase Revolving Multicurrency Lenders, collectively with the Extending Revolving Multicurrency Lenders, the “New Revolving Multicurrency Lenders”) will thereby agree to provide New Revolving Multicurrency Credit Commitments to the Borrower on the Restatement Effective Date in a principal amount equal to such Increase Revolving Multicurrency Lender’s commitment to provide Increase Revolving Multicurrency Loans as set forth in its Increase Revolving Multicurrency Lender Addendum (each such commitment, an “Increase Revolving Multicurrency Credit Commitment” (and the related Revolving Exposure, the “Increase Revolving Multicurrency Exposure”)), which Increase Revolving Multicurrency Credit Commitments, together with the amount of the Extended Revolving Multicurrency Credit Commitments, shall not exceed the New Revolving Multicurrency Facility Amount.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower, the Extending Revolving Multicurrency Lenders and the Increase Revolving Multicurrency Lenders agree as follows:

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(a) Effective as of the Restatement Effective Date, (i) each Extending Revolving Multicurrency Lender agrees to automatically convert all of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) into New Revolving Multicurrency Credit Commitments (and New Revolving Multicurrency Exposure) on the Restatement Effective Date in a principal amount equal to its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) so converted and (ii) each Increase Revolving Multicurrency Lender agrees to provide Increase Revolving Multicurrency Credit Commitments on the Restatement Effective Date to the Borrower in a principal amount equal to its Increase Revolving Multicurrency Credit Commitment, and in each case under clauses (i) and (ii) of this clause (a), (x) the loans made in respect of the New Revolving Multicurrency Credit Commitments and the Increase Revolving Multicurrency Credit Commitments shall constitute the same Class of loans and (y) such New Revolving Multicurrency Credit Commitments and Increase Revolving Multicurrency Credit Commitments shall thereafter be a part of the New Revolving Multicurrency Facility.

(b) Each Increase Revolving Multicurrency Lender will make any New Revolving Multicurrency Loans (or fund participating interests with respect to any new Letters of Credit) requested to be made by the Borrower on the Restatement Effective Date in accordance with Section 2.5 (or Section 2.3 with respect to Letters of Credit) of the Restated Credit Agreement in the amount of its Revolver Multicurrency Percentage of the New Revolving Multicurrency Credit Commitments by making such amounts available to the Administrative Agent, in the manner contemplated by Section 2.5 (or Section 2.3) of the Restated Credit Agreement. The commitments of the New Revolving Multicurrency Lenders and the conversion undertakings of the Extending Revolving Multicurrency Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by conversion its New Revolving Multicurrency Credit Commitment (or related New Revolving Multicurrency Exposure). The New Revolving Multicurrency Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Restated Credit Agreement.

(c) Notwithstanding anything herein to the contrary, (i) on the Restatement Effective Date, (x) the Borrower shall pay all accrued and unpaid interest with respect to any loans under the Extended Revolving Multicurrency Credit Commitments outstanding immediately prior to such date and such loans shall be automatically converted to new Eurodollar Loans having an Interest Period of one month and (y) all New Revolving Multicurrency Loans made on the Restatement Effective Date shall initially be made as Eurodollar Loans having an Interest Period of one month and (ii) the Extending Revolving Multicurrency Lenders hereby waive (x) the notice requirements of Section 2.5 of the Original Credit Agreement with respect to the conversion of the interest rate applicable to loans under the Extended Revolving Multicurrency Credit Commitments and the Borrowing of the New Revolving Multicurrency Loans and (y) any indemnity claim for LIBOR breakage costs under Section 8.1(a) of the Original Credit Agreement in connection with the repayment of interest and the conversion to a new Interest Period on the Restatement Effective Date as described above.

Section 7. Non-Extended Revolving USD Credit Commitments.

WHEREAS, each Existing Revolving Lender that does not wish to convert the entire amount of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) into Extended Revolving Multicurrency Credit Commitments (and related Extended Revolving Multicurrency Exposure), as applicable, and executes and delivers a signature page to this Restatement Agreement as a “Non-Extending Revolving USD Lender” (a “Non-Extending Revolving USD Lender Addendum”, and such Lenders, collectively, the “Non-Extending Revolving USD Lenders”) will thereby agree to (i) the terms of this Restatement Agreement and (ii) continue all of its Existing Revolving Credit Commitments (and the related Existing Revolving Exposure) outstanding on the Restatement Effective Date under the

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same Facility (which has been renamed as the Revolving USD Facility in the Restated Credit Agreement), with the same maturity date and Applicable Margin as is applicable under the Original Credit Agreement and the Restated Credit Agreement; provided that upon the Restatement Effective Date, (x) such Existing Revolving Credit Commitments (and related Existing Revolving Exposure) that shall not have been converted into Extended Revolving Multicurrency Credit Commitments (and related Extended Revolving Multicurrency Exposure) pursuant to Section 6 above, together with the Existing Revolving Credit Commitments (and related Existing Revolving Exposure) referred to in Section 8(b) below, shall thereafter be referred to as “Revolving USD Credit Commitments” and related “Revolving USD Exposure”, (y) such Non-Extending Revolving USD Lender shall thereafter be referred to as a “Revolving USD Lender” and (z) the facility with respect thereto shall thereafter be referred to as the “Revolving USD Facility”, each as defined in the Restated Credit Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Borrower and the Non-Extending Revolving USD Lenders agree as follows:

(a) Effective as of the Restatement Effective Date, each Non-Extending Revolving USD Lender agrees to continue all of its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) as Revolving USD Credit Commitments (and related Revolving USD Exposure), as applicable, on the Restatement Effective Date in a principal amount equal to its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) so continued, and thereafter such Revolving USD Credit Commitments (and related Revolving USD Exposure) shall constitute the same Class of Loans as the Revolving USD Credit Commitments (and related Revolving USD Exposure) referred to in Section 8(b) below and a part of the Revolving USD Facility.

Section 8. Other Non-Extending Term A-3 Loans and Non-Extending Credit Exposure.

In consideration of the premises and mutual covenants set forth herein, the Borrower and the Required Lenders agree as follows:

(a) It is understood and agreed that any Existing Term A-3 Lender that does not execute an Extending Term A-5 Lender Addendum or a Non-Extending Term A-3 Lender Addendum shall, upon the Restatement Effective Date, thereafter continue to be referred to as a Term A-3 Lender, and its Existing Term A-3 Loans shall thereafter continue to be referred to as Term A-3 Loans and shall constitute the same Class of Loans as the Term A-3 Loans referred to in Section 5 above and a part of the Term A-3 Facility.

(b) It is understood and agreed that, upon the Restatement Effective Date, any Existing Revolving Lender that does not execute an Extending Revolving Multicurrency Lender Addendum or a Non-Extending Revolving USD Lender Addendum shall be deemed to be a Non-Extending Revolving USD Lender and its Existing Revolving Credit Commitments (and related Existing Revolving Exposure) shall be deemed to be Revolving USD Credit Commitments (and related Revolving USD Exposure).

Section 9. Existing Term Loan B Loans.

Each Existing Lender with a Term B Loan or Term B Loan Commitment outstanding immediately prior to the date hereof that has executed and delivered a signature page to this Restatement Agreement as a “Consenting Term B Lender” (a “Consenting Term B Lender Addendum”) hereby consents to this Restatement Agreement for purpose of calculating the Required Lender consent and agrees to modify the terms of the Original Credit Agreement as set forth in the Restated Credit Agreement.

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Section 10. 2017 Incremental Term A-4 Loans.

Each Existing Lender with a 2017 Incremental Term A-4 Loan or 2017 Incremental Term A-4 Loan Commitment outstanding immediately prior to the date hereof that has executed and delivered a signature page to this Restatement Agreement as a “Consenting Incremental Term A-4 Lender” (a “Consenting Incremental Term A-4 Lender Addendum”) hereby consents to this Restatement Agreement for purpose of calculating the Required Lender consent and agrees to modify the terms of the Original Credit Agreement as set forth in the Restated Credit Agreement.

Section 11. Effectiveness.

This Restatement Agreement shall become effective on the date hereof when the Administrative Agent shall have received counterparts of this Restatement Agreement signed by the Borrower, each of the other Loan Parties and Existing Lenders constituting the Required Lenders; provided that Sections 3, 4, 5, 6, 7, and 8 hereof shall only become effective on the date (the “Restatement Effective Date”) upon which:

(a) the Administrative Agent shall have received counterparts of this Restatement Agreement signed by the Borrower, each of the other Loan Parties, the Increase Revolving Multicurrency Lenders, each Existing Lender constituting an Extending Lender, each Existing Lender providing an Increase Revolving Multicurrency Commitment and Existing Lenders constituting the Required Lenders (the date of receipt of such counterparts, the “Restatement Agreement Execution Date”);

(b) the representations and warranties contained in Section 5.2(i) (solely with respect to organizational existence of the Loan Parties), Section 5.3 (solely as it relates to (x) organizational power and authority of the Loan Parties to duly authorize, execute, deliver and perform the Loan Documents, (y) the due authorization, execution, delivery and enforceability of the Loan Documents and (z) no conflicts of the Loan Documents with the organizational documents of the Loan Parties), Section 5.7, Section 5.13, Section 5.20, Section 5.21(c) and Section 5.22 of the Original Credit Agreement shall be true and correct in all material respects;

(c) there shall be no Event of Default under Sections 7.1(a), (j) or (k) of the Original Credit Agreement, and no Major Default shall be continuing or would result (in each case, subject to any applicable grace periods set forth in Section 7.1 of the Original Credit Agreement) from the proposed borrowing under the Restated Credit Agreement;

(d) the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22 of the Restated Credit Agreement, recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) of the Original Credit Agreement and assuming the Increase Revolving Multicurrency Credit Commitments have been drawn in full;

(e) the Senior Secured Leverage Ratio shall not exceed 5.00:1.00, determined on a Pro Forma Basis after giving effect to the Increase Revolving Multicurrency Credit Commitments (and assuming the Increase Revolving Multicurrency Credit Commitments have been drawn in full) and any related transaction as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) of the Original Credit Agreement;

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(f) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer certifying to the effect set forth in clauses (b), (c), (d) and (e) above, together with reasonably detailed calculations demonstrating compliance with clauses (d) and (e) above;

(g) the Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles (or delivered by other electronic transmission, including “.pdf”) unless otherwise specified:

(i)	copies of the certificate of formation, certificate of organization, operating agreement, articles of incorporation and bylaws, as applicable (or comparable organizational documents) of each Loan Party and any amendments thereto, certified in each instance by its Secretary, Assistant Secretary or Chief Financial Officer and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority (or, if such documents have not been amended since the Second Restatement Effective Date (as defined in the Original Credit Agreement), a certificate to that effect from its Secretary, Assistant Secretary or Chief Financial Officer);

(ii)	copies of resolutions of the board of directors (or similar governing body) of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified as of the Restatement Effective Date in each instance by its Secretary, Assistant Secretary or Chief Financial Officer as being in full force and effect without modification or amendment;

(iii)	copies of the certificates of good standing (if available) for each Loan Party from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, as applicable;

(iv)	(A) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Sidley Austin LLP, special counsel to the Loan Parties and (B) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Baird Holm LLP, local counsel to Vantiv ISO, Inc., (f/k/a National Processing Company) in the state of Nebraska, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(v)	an executed Solvency Certificate signed on behalf of the Borrower, dated the Restatement Effective Date; and

(vi)	the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.15 of the Restated Credit Agreement or discharged on or prior to the Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent;

(h) (i) the Certain Funds Funding Date shall have occurred and (ii) the Borrower shall have received the proceeds of the 2017 Incremental Term A-4 Loans and the 2017 Incremental Term B-1 Loans to be applied for the purposes of the payment of shareholders of Worldpay Group PLC;

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(i) the Administrative Agent shall have received evidence that all existing third party debt for borrowed money of the Target has been or will be repaid, redeemed, defeased, discharged, refinanced or terminated in full, and all guarantees and liens in respect of the foregoing have been or will be terminated and released (or arrangements reasonably satisfactory to the Administrative Agent shall be in place for the termination and release of such guarantees and liens) (other than (i) to the extent the 2017 Incremental Term B-2 Loans are not funded on the Restatement Effective Date, the Worldpay Notes (as defined in the Restated Credit Agreement), (ii) ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit, surety bonds and short-term working capital facilities and (iii) certain other indebtedness that the Borrower and the Arrangers reasonably agree may remain outstanding after the Certain Funds Funding Date), in each case, substantially concurrently with funding on the Restatement Effective Date;

(j) the Administrative Agent shall have received a customary reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower and each other Loan Party;

(k) as to any lender, it shall not be unlawful in any applicable jurisdiction for that Lender to perform any of their obligations to advance credit extensions under the Restated Credit Agreement (provided that each Lender shall use reasonable endeavors to avoid invoking this clause (k) (including transferring its commitments hereunder to an Affiliate not subject to the same restrictions and/or entering into any amendments to the Loan Documents requested by the Borrower, provided that such amendments could not reasonably be expected to materially adversely affect the interests of (including as regards additional costs or reduced returns for) the applicable Lender under the Restated Credit Agreement));

(l) the Administrative Agent shall have received, no later than 5 Business Days in advance of the Restatement Effective Date (or such later date as agreed by the Administrative Agent) all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Restatement Effective Date by the Lenders through the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;1

(m) the Administrative Agent shall have received payment from the Borrower (i) for the account of each Extending Lender that executed and delivered a counterpart signature page to this Restatement Agreement in the form of an Extending Term A-5 Lender Addendum or an Extending Revolving Multicurrency Lender Addendum, at or prior to 5:00 p.m., New York City time, on September 1, 2017 (the “Consent Deadline”), an extension upfront fee (the “Extension Upfront Fee”) in an amount equal to 0.125% of the aggregate principal amount of Extended Term A-5 Loans (other than 2017 Incremental Term A-4 Loans that become Extended Term A-5 Loans) and Extended Revolving Multicurrency Credit Commitments (other than 2017 Incremental Revolving Credit Commitments that become Extended Revolving Multicurrency Credit Commitments) of such Lender; (ii) for the account of each Increase Revolving Multicurrency Lender that executed and delivered a counterpart signature page to this Restatement Agreement in the form of an Increase Revolving Multicurrency Lender Addendum at or prior to the Consent Deadline, an increase upfront fee (the “Increase Upfront Fee” and, collectively with the Extension Upfront Fee and the Assignment Upfront Fee, the “Upfront Fees”) in an amount equal to 0.25% of the aggregate principal amount of Increase Revolving Multicurrency Credit Commitments of such Increase Revolving Multicurrency Lender or such Existing Lender; (iii) for the account of each Non-Extending Revolving USD Lender and each Non-Extending Term A-3 Lender that executed and

[1]	This condition has been satisfied as of August 9, 2017.

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delivered a counterpart signature page to this Restatement Agreement in the form of a Non-Extending Revolving USD Lender Addendum or Non-Extending Term A-3 Lender Addendum at or prior to the Consent Deadline, a consent fee (the “Consent Only Fee”) in an amount equal to 0.0625% of the aggregate principal amount of Revolving USD Credit Commitments and Term A-3 Loans of such Lender and (iv) for the account of each Consenting Term B Lender that executed and delivered a signature page to this Restatement Agreement in the form of a Consenting Term B Lender Addendum at or prior to the Consent Deadline, a consent fee (the “TLB Consent Fee: and, together with the Consent Only Fee, the “Consent Fees”) in an amount equal to 0.125% of the aggregate principal amount of Term B Loans (other than 2017 Rook Incremental Term B Loans, 2017 Incremental Term B-1 Loans and 2017 Incremental Term B-2 Loans) of such Lender, which Upfront Fees and Consent Fees shall be payable in immediately available funds, in U.S. dollars, and, once paid, be non-refundable; and

(n) the Administrative Agent shall have received all fees, other payments and expenses previously agreed in writing by the Borrower to be due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Restatement Effective Date (or such later date as the Borrower may reasonably agree), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document or under any separate written agreements between the Borrower and any of the Arrangers.

Section 12. Consent of Required Lenders. Each Lender that executes and delivers an Extending Term A-5 Lender Addendum, a Non-Extending Term A-3 Lender Addendum, an Extending Revolving Multicurrency Lender Addendum, a Non-Extending Revolving USD Lender Addendum, an Increase Revolving Multicurrency Lender Addendum or a Consenting Term B Lender Addendum, irrevocably agrees to the amendments to, and waivers and consents under, the Original Credit Agreement provided for herein and the other amendments, modifications and/or supplements to the other Loan Documents described herein, with respect to all of such Lender’s Loans and Commitments (in each case, under and as defined in the Original Credit Agreement), including, for the avoidance of doubt, the appointment of Morgan Stanley Senior Funding, Inc. as successor Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, on a date to be agreed among Morgan Stanley Senior Funding, Inc., the Administrative Agent and the Borrower (provided that such date shall be prior to the Restatement Effective Date). Such agreement shall be irrevocably binding on such Lender as of the Restatement Agreement Execution Date and on any subsequent assignees, transferees, participants, successors and assigns with respect to such Lender’s Loans and Commitments and may not be revoked or withdrawn.

Notwithstanding any other provisions of this Restatement Agreement to the contrary, to the extent an Extending Lender opts to extend all of its existing Commitments or existing Loans as indicated by such Existing Lender’s signature page to this Restatement Agreement, the Administrative Agent and the Borrower, in their discretion, may agree to allocate to such Existing Lender less than the full amount indicated on such Extending Lender’s signature page hereto.

Section 13. Effect of Restatement Agreement.

(a) Except as expressly set forth herein or in the Restated Credit Agreement, this Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other provision of the Original Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change

10

of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b) Each Loan Party agrees that (i) all of its obligations, liabilities and indebtedness under any Loan Document to which it is a party, including its guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to this Restatement Agreement; (ii) all of the Liens and security interests created and arising under such Loan Documents shall remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest shall continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Restatement Agreement as collateral security for its obligations, liabilities and indebtedness under the Restated Credit Agreement and for its guarantees in the other Loan Documents; and (iii) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the Loan Parties in accordance with the Restated Credit Agreement and the other Loan Documents, and each Loan Party unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the Restatement Effective Date, including, without limitation, any claim or defense based on any right of set-off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.

(c) On and after the Restatement Effective Date, each reference in the Original Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Original Credit Agreement in any other Loan Document shall be deemed a reference to the Restated Credit Agreement. This Restatement Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(d) The changes to the definition of “Applicable Margin” in Section 1.1 of the Restated Credit Agreement effected pursuant to this Restatement Agreement shall apply and be effective on and after the Restatement Effective Date. The definition of “Applicable Margin” in Section 1.1 of the Original Credit Agreement shall apply and be effective for the period ending on, but not including, the Restatement Effective Date.

(e) Notwithstanding anything in this Restatement Agreement to the contrary, the obligations of the 2017 Incremental Term Lenders to fund the 2017 Incremental Term Loans on the Restatement Effective Date remain solely subject to the satisfaction of the conditions set forth in Section 3.2 of the Original Credit Agreement (including if the Restatement Effective Date does not occur).

Section 14. General.

(a) GOVERNING LAW. THIS RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RESTATEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Counterparts. This Restatement Agreement may be executed by one or more of the parties to this Restatement Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Restatement Agreement by email or facsimile transmission shall be effective as delivery of an original counterpart hereof.

11

(c) Headings. The headings of this Restatement Agreement are used for convenience of reference only, are not part of this Restatement Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Restatement Agreement.

[remainder of page intentionally left blank]

12

IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

VANTIV, LLC
VANTIV HOLDING, LLC
VANTIV COMPANY, LLC
NPC GROUP, INC.
NATIONAL PROCESSING COMPANY GROUP, INC.
VANTIV SERVICES COMPANY
BEST PAYMENTS SOLUTIONS, INC.
VANTIV ISO, INC.
VANTIV INTEGRATED PAYMENTS SOLUTIONS, INC.
VANTIV ECOMMERCE, LLC
MPS HOLDING CORP.
VANTIV INTEGRATED PAYMENTS, LLC
PAYMETRIC HOLDINGS, INC.
PAYMETRIC INTERMEDIATE HOLDINGS, INC.
PAYMETRIC, INC.
VANTIV PAYMENTS, INC.
By:	/s/ STEPHANIE FERRIS
Name:	Stephanie Ferris
Title:	Chief Financial Officer

[Signature Page – Third Restatement Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ NICHOLAS GITRON-BEER
Name: Nicholas Gitron-Beer
Title: Vice President

[Signature Page – Third Restatement Agreement]

[Lender Signature Pages On File With The Administrative Agent]

EXHIBIT A

[Blackline of Restated Credit Agreement]

[See attached]

EXHIBIT A

~~SECOND~~THIRD AMENDED AND RESTATED LOAN AGREEMENT

AMONG

VANTIV, LLC,

a Delaware limited liability company, as Borrower

VARIOUS LENDERS

FROM TIME TO TIME PARTY HERETO,

and

~~JPMORGAN CHASE BANK, N.A.,~~

[MORGAN STANLEY SENIOR FUNDING, INC.]2,

as Administrative Agent and Collateral Agent,

DATED AS OF ~~OCTOBER 14, 2016~~            , 201__,

~~AS AMENDED BY INCREMENTAL AMENDMENT NO. 2 DATED AS OF AUGUST 7, 2017, AND~~

~~AS AMENDED BY INCREMENTAL AMENDMENT NO. 3 DATED AS OF AUGUST 9, 2017~~

~~BANK OF AMERICA, N.A., FIFTH THIRD BANK,~~ MORGAN STANLEY ~~MUFG LOAN PARTNERS, LLC~~

~~AND ROYAL BANK OF CANADA~~SENIOR FUNDING, INC., CREDIT SUISSE AG AND THE BANK OF

TOKYO-MITSUBISHI UFJ, LTD., AS CO-SYNDICATION AGENTS, JOINT LEAD ARRANGERS AND JOINT

BOOKRUNNERS

BBVA SECURITIES INC., CITIZENS BANK, N.A., LLOYDS SECURITIES INC., MEDIOBANCA

INTERNATIONAL (LUXEMBOURG ) S.A., MIZUHO BANK, LTD., THE ROYAL BANK OF SCOTLAND PLC,

SUMITOMO MITSUI BANKING CORPORATION, UNICREDIT BANK AG, NEW YORK BRANCH,

BARCLAYS, BMO CAPITAL MARKETS CORP., CAPITAL ONE, NATIONAL ASSOCIATION AND FIFTH

THIRD BANK,

~~CAPITAL ONE, N.A., COMPASS BANK, CREDIT SUISSE AG, MIZUHO BANK, LTD. AND SUMITOMO~~

~~MITSUI BANKING CORPORATION, AS CO-DOCUMENTATION AGENTS,~~

~~JPMORGAN CHASE BANK, N.A. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

AS JOINT LEAD ARRANGERS AND JOINT BOOKUNNERS

[2]	Assuming agency transfer has been consummated. If agency transfer has not been consummated by the Third Restatement Effective Date, the administrative agent and collateral agent roles will remain with JPMorgan Chase Bank, N.A.

BAWAG P.S.K. BANK FÜR ARBEIT UND WIRSTSCHAFT UND ÖSTERREICHISCHE POSTSPARKASSE

AKTIENGESELLSCHAFT, PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL

ASSOCIATION AND PNC CAPITAL MARKETS, LLC, AS CO-DOCUMENTATION AGENTS,

~~JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

~~FIFTH THIRD BANK, MORGAN STANLEY MUFG LOAN PARTNERS, LLC AND RBC CAPITAL~~

~~MARKETS,1 AS JOINT BOOKRUNNERS~~

~~1~~	~~RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.~~

S-3

ARTICLE 1. DEFINITIONS; INTERPRETATION		1

Section 1.1	Definitions	1
Section 1.2	Interpretation	~~48~~58
Section 1.3	Change in Accounting Principles	~~50~~60
Section 1.4	Exchange Rates; Currency Equivalents	61
Section 1.5	Cashless Rollovers	63
ARTICLE 2. THE LOAN FACILITIES		~~50~~63

Section 2.1	The Term Loans	~~50~~63
Section 2.2	Revolving Credit Commitments	~~51~~65
Section 2.3	Letters of Credit	~~51~~65
Section 2.4	Applicable Interest Rates	~~55~~70
Section 2.5	Manner of Borrowing Loans and Designating Applicable Interest Rates	~~56~~72
Section 2.6	Minimum Borrowing Amounts; Maximum Eurodollar Loans	~~58~~73
Section 2.7	Maturity of Loans	~~58~~73
Section 2.8	Prepayments	~~59~~75
Section 2.9	Place and Application of Payments	~~64~~81
Section 2.10	Commitment Terminations	~~65~~82
Section 2.11	Swing Loans	~~66~~83
Section 2.12	Evidence of Indebtedness	~~67~~84
Section 2.13	Fees	~~68~~85
Section 2.14	Incremental Credit Extensions	~~69~~86
Section 2.15	Extensions of Term Loans and Revolving Credit Commitments	~~73~~90
Section 2.16	Ancillary Facilities	93
ARTICLE 3. CONDITIONS PRECEDENT		~~76~~97

Section 3.1	All Credit Extensions	~~76~~97
Section 3.2	Certain Funds.	~~76~~98
ARTICLE 4. THE COLLATERAL AND THE GUARANTY		~~78~~99

Section 4.1	Collateral	~~78~~99
Section 4.2	Liens on Real Property	~~78~~99
Section 4.3	Guaranty	~~79~~100
Section 4.4	Further Assurances	~~79~~100
Section 4.5	Limitation on Collateral	~~79~~100
Section 4.6	Material Subsidiaries	~~80~~101
ARTICLE 5. REPRESENTATIONS AND WARRANTIES		~~80~~101

Section 5.1	Financial Statements	~~80~~101
Section 5.2	Organization and Qualification	~~80~~102
Section 5.3	Authority and Enforceability	~~81~~102
Section 5.4	No Material Adverse Change	~~81~~102
Section 5.5	Litigation and Other Controversies	~~81~~103
Section 5.6	True and Complete Disclosure	~~81~~103
Section 5.7	Margin Stock	~~82~~103
Section 5.8	Taxes	~~82~~103
Section 5.9	ERISA	~~82~~103
Section 5.10	Subsidiaries	~~82~~104
Section 5.11	Compliance with Laws	~~82~~104
Section 5.12	Environmental Matters	~~83~~104
Section 5.13	Investment Company	~~83~~104

i

(continued)

Page
Section 5.14	Intellectual Property	~~83~~104
Section 5.15	Good Title	~~83~~104
Section 5.16	Labor Relations	~~83~~105
Section 5.17	Capitalization	~~83~~105
Section 5.18	Governmental Authority and Licensing	~~84~~105
Section 5.19	Approvals	~~84~~105
Section 5.20	Solvency	~~84~~105
Section 5.21	Foreign Assets Control Regulations and Anti-Money Laundering	~~85~~106
Section 5.22	Security Interest in Collateral	~~85~~106
Section 5.23	EEA Financial Institutions	~~85~~106
Section 5.24	Additional Certain Funds Representations.	~~85~~107
ARTICLE 6. COVENANTS		~~86~~107

Section 6.1	Information Covenants	~~86~~107
Section 6.2	Inspections	~~89~~110
Section 6.3	Maintenance of Property, Insurance, Environmental Matters, etc	~~89~~110
Section 6.4	Books and Records	~~90~~111
Section 6.5	Preservation of Existence	~~90~~111
Section 6.6	Compliance with Laws	~~90~~111
Section 6.7	ERISA	~~90~~111
Section 6.8	Payment of Taxes	~~90~~111
Section 6.9	Designation of Subsidiaries	~~90~~112
Section 6.10	Use of Proceeds	~~91~~112
Section 6.11	Contracts with Affiliates	~~91~~112
Section 6.12	No Changes in Fiscal Year	~~92~~113
Section 6.13	Change in the Nature of Business; Limitations on the Activities of Holdco	~~92~~114
Section 6.14	Indebtedness	~~93~~115
Section 6.15	Liens	~~98~~121
Section 6.16	Consolidation, Merger, Sale of Assets, etc	~~101~~124
Section 6.17	Advances, Investments and Loans	~~103~~127
Section 6.18	~~Restricted Payments 106~~Distributions	129
Section 6.19	Limitation on Restrictions	~~108~~132
Section 6.20	Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents	~~109~~133
Section 6.21	OFAC	~~110~~134
Section 6.22	Financial Covenants	~~110~~134
Section 6.23	Maintenance of Ratings	~~111~~135
Section 6.24	Certain Post-Closing Obligations	~~111~~135
Section 6.25	~~WorldPay~~Worldpay Acquisition Undertakings.	~~111~~135
ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES		~~113~~137

Section 7.1	Events of Default	~~113~~137
Section 7.2	Non Bankruptcy Defaults	~~115~~139
Section 7.3	Bankruptcy Defaults	~~115~~139
Section 7.4	Collateral for Undrawn Letters of Credit	~~115~~140
Section 7.5	Notice of Default	~~116~~140
Section 7.6	Equity Cure	~~116~~140
Section 7.7	Adjustment for Ancillary Facilities	141

(continued)

Page
ARTICLE 8. CHANGE IN CIRCUMSTANCES AND CONTINGENCIES		~~117~~142

Section 8.1	Funding Indemnity	~~117~~142
Section 8.2	Illegality	~~117~~142
Section 8.3	Reserved	~~118~~144
Section 8.4	Yield Protection	~~118~~144
Section 8.5	Substitution of Lenders	~~119~~145
Section 8.6	Lending Offices	~~120~~145
ARTICLE 9. THE ADMINISTRATIVE AGENT		~~120~~145

Section 9.1	Appointment and Authorization of Administrative Agent	~~120~~145
Section 9.2	Administrative Agent and its Affiliates	~~120~~146
Section 9.3	Action by Administrative Agent	~~120~~146
Section 9.4	Consultation with Experts	~~121~~147
Section 9.5	Liability of Administrative Agent; Credit Decision; Delegation of Duties	~~121~~148
Section 9.6	Indemnity	~~122~~149
Section 9.7	Resignation of Administrative Agent and Successor Administrative Agent	~~123~~149
Section 9.8	L/C Issuer	~~124~~149
Section 9.9	Hedging Liability and Funds Transfer Liability and Deposit Account Liability Obligation Arrangements	~~124~~149
Section 9.10	No Other Duties	~~124~~150
Section 9.11	Authorization to Enter into, and Enforcement of, the Collateral Documents	~~124~~151
Section 9.12	Authorization to Release Liens, Etc	~~125~~152
Section 9.13	Release of Collateral	~~125~~152
ARTICLE 10. MISCELLANEOUS		~~127~~153

Section 10.1	Withholding Taxes	~~127~~155
Section 10.2	No Waiver; Cumulative Remedies; Collective Action	~~130~~156
Section 10.3	Non-Business Days	~~130~~156
Section 10.4	Documentary Taxes	~~130~~156
Section 10.5	Survival of Representations	~~130~~156
Section 10.6	Survival of Indemnities	~~131~~156
Section 10.7	Sharing of Set-Off	~~131~~157
Section 10.8	Notices	~~131~~157
Section 10.9	Counterparts	~~132~~164
Section 10.10	Successors and Assigns; Assignments and Participations	~~132~~157
Section 10.11	Amendments	~~138~~157
Section 10.12	Heading	~~141~~167
Section 10.13	Costs and Expenses; Indemnification	~~141~~167
Section 10.14	Set-off	~~143~~168
Section 10.15	Entire Agreement	~~143~~169
Section 10.16	Governing Law	~~143~~169
Section 10.17	Severability of Provisions	~~143~~169
Section 10.18	Excess Interest	~~143~~169
Section 10.19	Construction	~~144~~179
Section 10.20	Lender’s Obligations Several	~~144~~170
Section 10.21	USA Patriot Act	~~144~~170
Section 10.22	Submission to Jurisdiction; Waiver of Jury Trial	~~144~~170

(continued)

Page
Section 10.23	Treatment of Certain Information; Confidentiality	~~144~~170
Section 10.24	No Fiduciary Relationship	~~145~~171
Section 10.25	Effect of ~~Second~~Third Restatement Agreement	~~146~~171
Section 10.26	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~146~~172

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Term A Note
EXHIBIT D-2	—	Term B Note
EXHIBIT D-3	—	Revolving Note
EXHIBIT D-4	—	Swing Note
EXHIBIT E	—	Solvency Certificate
EXHIBIT F	—	Compliance Certificate
EXHIBIT G	—	Assignment and Assumption
EXHIBIT H-1	—	Form of Trademark Security Agreement
EXHIBIT H-2	—	Form of Patent Security Agreement
EXHIBIT H-3	—	Form of Copyright Security Agreement
EXHIBIT J	—	Form of Security Agreement
EXHIBIT K	—	Form of Guaranty

SCHEDULE 1	—	Term Loan Commitments and Revolving Credit Commitments as of the ~~Second~~Third Restatement Effective Date
SCHEDULE 2	—	Letter of Credit Commitments
SCHEDULE 5.10	—	Subsidiaries
SCHEDULE 5.17	—	Capitalization
SCHEDULE 6.11	—	Contracts with Affiliates
SCHEDULE 6.14	—	Indebtedness
SCHEDULE 6.15	—	Liens
SCHEDULE 6.17	—	Investments
SCHEDULE 6.24(a)	—	Certain Post-Closing Obligations – Second Restatement Effective Date
SCHEDULE 6.24(b)	—	Certain Post-Closing Obligations – 2017 Incremental Effective Date

i

~~SECOND~~THIRD AMENDED AND RESTATED LOAN AGREEMENT

This ~~Second~~Third Amended and Restated Loan Agreement is entered into as of ~~October 14, 2016~~            , 201_, by and among vantiv, LLC, a Delaware limited liability company (the “Borrower”), the various institutions from time to time party to this Agreement, as Lenders, and [Morgan Stanley Senior Funding, Inc. (successor administrative agent to JPMorgan Chase Bank, N.A.)]3, as administrative agent and collateral agent (the “Administrative Agent” or “Collateral Agent”).

• Preliminary Statements

The Borrower, the Administrative Agent, the Collateral Agent, the lenders party thereto and the other agents party thereto entered into a Loan Agreement, dated as of May 15, 2013 (as amended by the Incremental Amendment No. 1, the “Original Credit Agreement”), under which the lenders thereunder agreed to extend certain credit facilities.

The Borrower, the Administrative Agent, the Collateral Agent, the lenders party thereto and the other agents party thereto entered into a Restatement Agreement, dated as of June 13, 2014 (the “First Restatement Agreement”) pursuant to which the Original Credit Agreement was amended and restated (the Original Credit Agreement as so amended and restated, the “First Amended and Restated Credit Agreement”) and under which the lenders thereunder agreed to extend certain credit facilities.

The Borrower, the Administrative Agent, the lenders party thereto and the other agents party thereto entered into a Restatement Agreement, dated as of October 14, 2016 pursuant to which the First Amended and Restated Credit Agreement was amended and restated (the First Amended and Restated Credit Agreement as so amended and restated, and as further amended pursuant to the Incremental Amendment No. 2 and the Incremental Amendment No. 3, the “Second Amended and Restated Credit Agreement”) and under which the lenders thereunder agreed to among other things extend certain credit facilities.

Pursuant to the ~~Incremental Amendment No. 3~~Third Restatement Agreement (as defined below), the Borrower has requested, and the Administrative Agent, the Collateral Agent, the lenders party thereto and the other agents party thereto have agreed, to amend and restate the Second Amended and Restated Credit Agreement on the terms and conditions contained herein and pursuant to the ~~Incremental Amendment No. 3~~Third Restatement Agreement. In consideration of the mutual agreements set forth in this Agreement, the parties to this Agreement agree as follows:

ARTICLE 1. Definitions; Interpretation.

Section 1.1 Definitions. The following terms when used herein shall have the following meanings:

“2017 Incremental Commitments” means, collectively, the 2017 Incremental Term Loan Commitments and the 2017 Incremental Revolving Credit Commitment Increase, or any one or more thereof, as the context may require.

[3]	Assuming agency transfer has been consummated. If agency transfer has not been consummated by the Third Restatement Effective Date, the administrative agent and collateral agent roles will remain with JPMorgan Chase Bank, N.A.

“2017 Incremental Effective Date” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Facilities” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Lenders” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Revolving Credit Commitment Increase” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Revolving Lender” means any Lender holding all or a portion of the 2017 Incremental Revolving Credit Commitment Increase.

“2017 Incremental Term A-4 Facility” means the establishment of the 2017 Incremental Term A-4 Loan Commitments and the making of the 2017 Incremental Term A-4 Loans thereunder.

“2017 Incremental Term A-4 Lender” means any Lender holding all or a portion of the 2017 Incremental Term A-4 Facility.

“2017 Incremental Term A-4 Loan” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Term A-4 Loan Commitment” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Term A-4 Loan Percentage” means, for any 2017 Incremental Term A-4 Lender, the percentage held by such 2017 Incremental Term A-4 Lender of the aggregate principal amount of (x) prior to the Certain Funds Funding Date, all 2017 Incremental Term A-4 Loan Commitments and (y) upon the occurrence of the Certain Funds Funding Date and thereafter, all 2017 Incremental Term A-4 Loans then outstanding.

~~“2017 Incremental Term A-4 Termination Date” is defined in Section 2.7(b) hereof.~~

“2017 Incremental Term B Loans” means the 2017 Incremental Term B-1 Loan and the 2017 Incremental Term B-2 Loan, either individually or collectively.

“2017 Incremental Term B-1 Facility” means the establishment of the 2017 Incremental Term B-1 Loan Commitments and the making of the 2017 Incremental Term B-1 Loans thereunder.

“2017 Incremental Term B-1 Lender” means any Lender holding all or a portion of the 2017 Incremental Term B-1 Facility.

“2017 Incremental Term B-1 Loan” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Term B-1 Loan Commitment” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Term B-1 Loan Percentage” means, for any 2017 Incremental Term B-1 Lender, the percentage held by such 2017 Incremental Term B-1 Lender of the aggregate principal amount of (x) prior to the Certain Funds Funding Date, all 2017 Incremental Term B-1 Loan Commitments and (y) upon the occurrence of the Certain Funds Funding Date and thereafter, all 2017 Incremental Term B-1 Loans then outstanding.

“2017 Incremental Term B-1 Termination Date” is defined in Section 2.7(e) hereof.

“2017 Incremental Term B-2 Facility” means the establishment of the 2017 Incremental Term B-2 Loan Commitments and the making of the 2017 Incremental Term B-2 Loans thereunder.

“2017 Incremental Term B-2 Lender” means any Lender holding all or a portion of the 2017 Incremental Term B-2 Facility.

“2017 Incremental Term B-2 Loan” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Term B-2 Loan Commitment” has the meaning specified in the Incremental Amendment No. 3.

“2017 Incremental Term B-2 Loan Percentage” means, for any 2017 Incremental Term B-2 Lender, the percentage held by such 2017 Incremental Term B-2 Lender of the aggregate principal amount of (x) prior to the Certain Funds Funding Date, all 2017 Incremental Term B-2 Loan Commitments and (y) upon the occurrence of the Certain Funds Funding Date and thereafter, all 2017 Incremental Term B-2 Loans then outstanding.

“2017 Incremental Term B-2 Termination Date” is defined in Section 2.7(f) hereof.

“2017 Incremental Term Facilities” means, collectively, the 2017 Incremental Term A-4 Facility, the 2017 Incremental Term B-1 Facility and the 2017 Incremental Term B-2 Facility.

“2017 Incremental Term Lenders” means collectively, the 2017 Incremental Term A-4 Lenders, the 2017 Incremental Term B-1 Lenders and the 2017 Incremental Term B-2 Lenders.

“2017 Incremental Term Loan Commitments” means, collectively, the 2017 Incremental Term A-4 Loan Commitments, the 2017 Incremental Term B-1 Loan Commitments and the 2017 Incremental Term B-2 Loan Commitments.

“2017 Incremental Term Loans” means, collectively, the 2017 Incremental Term A-4 Loan, the 2017 Incremental Term B-1 Loan and the 2017 Incremental Term B-2 Loan.

“2017 Rook Incremental Allocation Date” has the meaning specified in the Incremental Amendment No. 2.

“2017 Rook Incremental Funding Date” has the meaning specified in the Incremental Amendment No. 2.

“2017 Rook Incremental Term B Facility” means the establishment of the 2017 Rook Incremental Term B Loan Commitments and the making of the 2017 Rook Incremental Term B Loans thereunder.

“2017 Rook Incremental Term B Lender” means any Lender holding all or a portion of the 2017 Rook Incremental Term B Facility.

“2017 Rook Incremental Term B Loan” has the meaning specified in the Incremental Amendment No. 2.

“2017 Rook Incremental Term B Loan Commitment” has the meaning specified in the Incremental Amendment No. 2.

“2017 Rook Incremental Term B Loan Percentage” means, for any 2017 Rook Incremental Term B Lender, the percentage held by such 2017 Rook Incremental Term B Lender of the aggregate principal amount of ~~(x) prior to the 2017 Rook Incremental Funding Date, all 2017 Rook Incremental Term B Loan Commitments and (y) upon the occurrence of the 2017 Rook Incremental Funding Date,~~ all 2017 Rook Incremental Term B Loans then outstanding.

“2017 Rook Incremental Term B Termination Date” is defined in Section 2.7(d) hereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person, (b) the acquisition of in excess of 50.00% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Restricted Subsidiary), but, at the Borrower’s option, including acquisitions of Equity Interests increasing the ownership of the Borrower or a Subsidiary in an existing Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Restricted Subsidiary); provided that the Borrower or a Restricted Subsidiary is the surviving entity or the surviving entity becomes a Restricted Subsidiary.

“Acquisition Documents” means (a) if the Worldpay Acquisition is to be effected by means of the Scheme, the Scheme Documents or (b) if the Worldpay Acquisition is to be effected by means of the Offer, the Offer Documents, and any other document designated as such by the Administrative Agent (acting on the instructions of Required 2017 Incremental Lenders) and the Borrower.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Revolving Credit Commitment Increase or Incremental Revolving Credit Facility pursuant to an Incremental Amendment in accordance with Section 2.14; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of “Eligible Assignee”) shall have consented to such Additional Revolving Lender’s providing such Commitment Increases, if such consent would be required under Section 10.10(b) for an assignment of Revolving Credit Commitments to such Additional Revolving Lender.

“Additional Term Lender” means, at any time, any bank or other financial institution or, subject to the terms and conditions of Section 10.10(h), any Permitted Investor or Non-Debt Fund Affiliate that agrees to provide any portion of any Term Commitment Increase or Incremental Term Loan pursuant to an Incremental Amendment in accordance with Section 2.14; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of

“Eligible Assignee”) shall have consented to such Additional Term Lender’s making such Incremental Term Loans, if such consent would be required under Section 10.10(b) for an assignment of Loans to such Additional Term Lender.

“Adjusted Consolidated Net Income” means the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, but excluding (a) the items set forth in clause (c) of the definition of “Consolidated EBITDA”, plus

(b) the sum of (without duplication and to the extent the same reduced (and was not added back to) Consolidated Net Income for the period with respect to which Adjusted Consolidated Net Income is being determined):

(i) the items set forth in clauses (a)(iv), (a)(vi) and, to the extent attributable to minority Equity Interests held by Fifth Third Bank or its Affiliates in any non-Wholly-owned Subsidiary, (a)(ix) of the definition of “Consolidated EBITDA”, and

(ii) the items in clauses (a) through (d) of the definition of “Non-Cash Charges” (together, without duplication, with amortization of intangible assets), minus

(c) without duplication:

(i) the items set forth in clause (b)(i) of the definition of “Consolidated EBITDA”, and

(ii) Quarterly Distributions made in cash during such period.

“Adjusted LIBOR” means, (a) for any Borrowing of Term A Loans, Revolving Loans or Term B Loans (other than Initial Term B Loans) that are Eurodollar Loans, a rate per annum equal to the greater of (i) 0.00% and (ii) the quotient of (A) LIBOR, divided by (B) one (1) minus the Reserve Percentage and (b) for any Borrowing of Initial Term B Loans that are Eurodollar Loans, a rate per annum equal to the greater of (i) 0.75% and (ii) the quotient of (A) LIBOR, divided by (B) one (1) minus the Reserve Percentage.

“Administrative Agent” means [Morgan Stanley Senior Funding, Inc. (successor administrative agent to JPMorgan Chase Bank, N.A.)], as contractual representative for itself and the other Lenders and any successor pursuant to Section 9.7 hereof.

“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender.

“Affected Lender” is defined in Section 8.5 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Lender” is defined in Section 10.10(h) hereof.

“Agent” means the Administrative Agent, the Collateral Agent, any Co-Syndication Agent or any Co-Documentation Agent, as applicable.

“Agreement” means this ~~Second~~Third Amended and Restated Loan Agreement, as the same may be amended, modified, restated, amended and restated or supplemented from time to time pursuant to the terms hereof.

“ Agreement Currency” has the meaning set forth in Section 1.4(h).

“ Alternative Currencies” means Euro, Sterling and any other currency reasonably acceptable to the Administrative Agent and each applicable Revolving Multicurrency Lender that is freely convertible into Dollars and readily available in the London interbank market.

“ Ancillary Commitment” means, with respect to any Ancillary Lender and Ancillary Facility, the maximum amount that such Ancillary Lender has agreed to make available from time to time prior to the Revolving Credit Termination Date under such Ancillary Facility pursuant to Section 2.16 by such Ancillary Lender to the extent that such amount is not cancelled or reduced under this Agreement or the Ancillary Facility Documents relating to such Ancillary Facility. With respect to any Ancillary Commitment not denominated in Dollars, the amount of such Ancillary Commitment, for purposes of calculations in respect of usage, fees and similar items under this Agreement, shall be the Dollar Equivalent thereof and the Administrative Agent may, on any Revaluation Date, re-determine the amount of the Ancillary Commitment and provide notice thereof as set forth in Section 1.4(e).

“ Ancillary Facility” means (a) any overdraft, automated payment, check drawing and/or other current account facility, (b) any short term loan facility, (c) any foreign exchange facility, (d) any letter of credit, suretyship, guarantee and/or bonding facility or any other instrument to provide a contingent liability and/or (e) any other facility or financial accommodation (other than a Hedge Agreement (except as set forth in clause (c) above)) that may be required in connection with the business of the Borrower and/or any of its Subsidiaries, in each case made available in accordance with Section 2.16.

“ Ancillary Facility Adjustment Date” has the meaning set forth in Section 7.7.

“ Ancillary Facility Document” means, with respect to any Ancillary Facility, each document or instrument between the Borrower and the applicable Ancillary Lender thereunder governing such Ancillary Facility.

“Ancillary Facility Exposure” shall mean, at any time, with respect to any Ancillary Lender and any Ancillary Facility then in effect, the Dollar Equivalent of the sum of the following amounts outstanding under such Ancillary Facility:

(a) the principal amount under each overdraft facility and on-demand short term loan facility (net of any credit balance on any account of the Borrower under any Ancillary Facility with the relevant Ancillary Lender to the extent that such credit balance is freely available to be set-off by such Ancillary Lender against liabilities owing by the Borrower under such Ancillary Facility);

(b) the face amount of each guarantee, bond, letter of credit or similar instrument under such Ancillary Facility; and

(c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of such Ancillary Lender under each other type of accommodation provided under such Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Facility Document.

“ Ancillary Lender” shall mean, with respect to any Ancillary Facility, the Revolving Lender (or an Affiliate of such Revolving Lender) that has made such Ancillary Facility available under Section 2.16.

“Applicable Laws” means, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” means:

(a) with respect to any Initial Term B Loan that is a Eurodollar Loan, 2.50% per annum, and with respect to any Initial Term B Loan that is a Base Rate Loan, 1.50% per annum.

(b) with respect to any 2017 Rook Incremental Term B Loan that is a Eurodollar Loan, 2.25% per annum, and with respect to any 2017 Rook Incremental Term B Loan that is a Base Rate Loan, 1.25% per annum.

(c) with respect to any 2017 Incremental Term B Loan that is a Eurodollar Loan, 2.25% per annum, and with respect to any 2017 Incremental Term B Loan that is a Base Rate Loan, 1.25% per annum.

(d) (i) with respect to any Term ~~A~~A-3 Loan ~~(other than any 2017 Incremental Term A-4 Loan)~~ that is a Eurodollar Loan or a Base Rate Loan, the applicable percentage per annum set forth in the table below under the caption “Term ~~A~~A-3 Eurodollar Spread” or “Term ~~A~~A-3 Base Rate Spread”, (ii) with respect to any Swing Loans pertaining to the Revolving USD Credit Commitments, the applicable percentage per annum set forth in the table below under the caption “Base Rate Revolving Spread”, (iii) with respect to any Revolving USD Loan that is a Eurodollar Loan or a Base Rate Loan, the applicable percentage per annum set forth in the table below under the caption “Eurodollar Revolving USD Spread” or “Base Rate Revolving USD Spread” and (iv) with respect to the Commitment Fee payable in respect of the Revolving USD Credit Commitments, the applicable percentage per annum set forth in the table below under the caption “Commitment Fee”:

Leverage Ratio	Term ~~A~~A-3 Eurodollar Spread	Eurodollar Revolving USD Spread	Term ~~A~~A-3 Base Rate Spread	Base Rate Revolving USD Spread	Commitment Fee
Category 1 Greater than 3.75 to 1.00	2.00%	2.00%	1.00%	1.00%	0.375%
Category 2 Less than or equal to 3.75 to 1.00 but greater than 3.25 to 1.00	1.75%	1.75%	0.75%	0.75%	0.25%
Category 3 Less than or equal to 3.25 to 1.00 but greater than 2.00 to 1.00	1.50%	1.50%	0.50%	0.50%	0.25%
Category 4 Less than or equal to 2.00 to 1.00	1.25%	1.25%	0.25%	0.25%	0.25%

(e) (i) with respect to any ~~2017 Incremental Term A-4~~Term A Loan (other than any Term A-3 Loan) that is a Eurodollar Loan or a Base Rate Loan, the applicable percentage per annum set forth in the table below under the caption “Term A Eurodollar Spread” or “Term A Base Rate Spread”, (ii) with respect to any Swing Loans pertaining to the Revolver Multicurrency Credit, the Commitments applicable percentage per annum set forth in the table below under the caption “Base Rate Multicurrency Spread”, (iii) with respect to any Revolving Multicurrency Loan that is a Eurodollar Loan or a Base Rate Loan, the applicable percentage per annum set forth in the table below under the caption “~~2017 Incremental Term A-4~~ Eurodollar Revolving Multicurrency Spread” or “~~2017 Incremental Term A-4 Base Rate Spread”:~~Base Rate Multicurrency Spread” and (iv) with respect to the Commitment Fee payable in respect of the Revolving Multicurrency Credit Commitments, the applicable percentage per annum set forth in the table below under the caption “Commitment Fee”:

Leverage Ratio / Senior Secured Leverage Ratio (with respect to Commitment Fee only)	Term A Eurodollar Spread	~~2017 Incremental Term A-4~~ Eurodollar Revolving Multicurrency Spread	Term A Base Rate Spread	~~2017 Incremental Term A-4~~ Base Rate Multicurrency Spread	Commitment Fee
Category 1 Greater than ~~3.75~~4.50 to 1.00	2.25%	2.25%	1.25%	1.25%	0.375%
Category 2 Less than or equal to 4.50 to 1.00 but greater than 3.75 to 1.00	2.00%	2.00%	1.00%	1.00%	0.375%
Category ~~2~~3 Less than or equal to 3.75 to 1.00 but greater than 3.25 to 1.00	1.75%	~~2.00~~1.75%	0.75%	~~1.00~~0.75%	0.25%
Category ~~3~~4 Less than or equal to 3.25 to 1.00 but greater than ~~2.00~~2.25 to 1.00	1.50%	~~1.75~~1.50%	0.50%	~~0.75~~0.50%	0.25%
Category ~~4~~5 Less than or equal to ~~2.00~~2.25 to 1.00	1.25%	~~1.50~~1.25%	0.25%	~~0.50~~0.25%	0.25%

Each change in the Applicable Margin under clause (d) or (e) above resulting from a change in the Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.1(a) or (b) and a Compliance Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Compliance Certificate indicating another such change. Notwithstanding the foregoing, (x) with respect to clause (e) above, until the Borrower shall have delivered the financial statements and the related Compliance Certificate covering a period that includes the first fiscal quarter of the Borrower ended after the 2017 Incremental Effective Date, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin and (y) during the existence of any Event of Default under Section 7.1(a), (j) or (k), the Leverage Ratio under clauses (d) and (e) shall be deemed to be in Category 1 for purposes of determining the Applicable Margin. In addition, at the option of the Administrative Agent and the Required Lenders, at any time during which the Borrower has failed to deliver the financial statements or the related Compliance Certificate by the date required thereunder, then the Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Margin (but only for so long as such failure continues, after which the Category shall be otherwise as determined as set forth above).

“Application” is defined in Section 2.3(b) hereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means ~~JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.~~Morgan Stanley Senior Funding, Inc., Morgan Stanley Senior Funding, Inc., Credit Suisse AG, The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent and the Borrower.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7(f)(iv) of the Second Restatement Agreement or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum, without duplication, of:

(i) $200.0 million; plus

(ii) the amount of any capital contributions or other equity issuances (other than any amounts constituting a Cure Amount) received as cash equity by the Borrower or any of its Restricted Subsidiaries, plus the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower or its Restricted Subsidiaries as a capital contribution or in return for issuances of equity (other than amounts constituting a Cure Amount), in each case, during the period from and including the Business Day immediately following the First Restatement Effective Date through and including such time; plus

(iii) the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Borrower or any Restricted Subsidiary issued after the First Restatement Effective Date (other than Indebtedness or such Disqualified Equity Interests issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests of the Borrower that do not constitute Disqualified Equity Interests or any Equity Interests of any direct or indirect parent of the Borrower, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any property or assets received by the Borrower or any Restricted Subsidiary upon such exchange or conversion; plus

(iv) the net proceeds received by the Borrower or any Restricted Subsidiary after the First Restatement Effective Date in connection with the sale or other disposition to a Person (other than the Borrower or any Restricted Subsidiary) of any investment made pursuant to Section 6.17(o)(ii) (in an amount not to exceed the original amount of such investment); plus

(v) the proceeds received by the Borrower or any Restricted Subsidiary after the First Restatement Effective Date in connection with returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees received on any investment made pursuant to Section 6.17(o)(ii) (in an amount not to exceed the original amount of such investment); plus

(vi) the amounts of any Declined Proceeds; provided that for purposes of Section 6.18(f)(y), no amounts of any Declined Proceeds shall be included in determining the Growth Amount; plus

(vii) an amount equal to the sum of (A) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower or any Restricted Subsidiary, the amount of the investments of the Borrower or any Restricted Subsidiary in such Subsidiary made pursuant to Section 6.9 (in an amount not to exceed the original amount of such investment) and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary after the First Restatement Effective Date from any dividend or other distribution by an Unrestricted Subsidiary; minus

(b) the aggregate amount of any investments made by the Borrower or any Restricted Subsidiary pursuant to clause (c)(ii) of the defined term “Permitted Acquisition” in reliance on Section 6.17(l) after the First Restatement Effective Date and prior to such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day ~~the~~, for any Loan denominated in Dollars, the greatest of: (i) the Prime Rate in effect on such day, (ii) the sum of (x) the Federal Funds Rate, plus (y) 1/2 of 1.00%, (iii) the sum of (x) the Adjusted LIBOR that would be applicable to a Eurodollar Loan with a one (1) month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (y) 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBOR for any day shall be based on the rate per annum determined in accordance with the definition of “LIBOR” herein at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month, and (iv) (x) solely with respect to any Borrowings of Initial Term B Loans, 1.75% and (y) solely with respect to any Borrowings of Revolving Loans, Term A Loans or Term B Loans (other than Initial Term B Loans), 0.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBOR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBOR, as the case may be.

“Base Rate Loan” means a Term Loan or Revolving Loan bearing interest at a rate specified in Section 2.4(a) or Section 2.4(c) hereof, as applicable.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under the applicable Facility on a single date and, in the case of Eurodollar Loans, for a single Interest

Period (it being understood that Loans denominated in Dollars made under the Revolving USD Credit Commitment and the Revolving Multicurrency Credit Commitment shall be deemed Loans of the same “Borrowing” for purposes hereof). Borrowings of Loans are made and maintained ratably from each of the Lenders under the applicable Facility according to their Percentages of such Facility. A Borrowing of Loans is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one (1) type of Loans to the other, all as requested by the Borrower pursuant to Section 2.5(a) hereof. Base Rate Loans and Eurodollar Loans are each a “type” of Loans. Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in Section 2.11 hereof.

“Business” means “Business” as defined in the Master Investment Agreement.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in the State of New York; provided, however that, when used in connection with a Eurodollar Loan or Ancillary Facility, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.~~; provided further that when used in connection with (i) any Loans or Letters of Credit or Ancillary Facility denominated in Euro, such date shall also exclude any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for the settlement of payments in Euro and (ii) any Loans or Letters of Credit or Ancillary Facility denominated in Sterling such date shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Original Closing Date be considered a Capital Lease.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash Equivalents” means, as to any Person: (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America; provided that any such obligations shall mature within one (1) year of the date of issuance thereof; (b) investments in commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within 90 days from the date of issuance thereof; (c) investments in certificates of deposit, time deposits, Eurodollar time deposits or bankers’ acceptances issued by any Lender or by any ~~United States~~ commercial bank having capital and surplus of not less than $500.0 million which have a maturity of one (1) year or less; (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above; provided that all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) marketable short-term money market or similar securities having a rating of at least P-1 by Moody’s or A-1 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) ~~and~~, (f) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding clauses (a), (b), (c), and (d) above and (g) Dollars, Euro, Sterling or the currency of any country having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s.

In the case of investments by (x) any Restricted Subsidiary of the Borrower that is not organized under the laws of the United States of America or any State thereof or the District of Columbia (but which may include investments made indirectly by the Borrower or any Domestic Subsidiary so long as the related investment made directly by the Borrower or such Domestic Subsidiary is otherwise permitted hereunder), Cash Equivalents shall also include investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) the Borrower or any other Restricted Subsidiary, other currencies, to the extent obtained by the Borrower or applicable Restricted Subsidiary in the ordinary course of operations or for the purpose of consummating transactions otherwise permitted hereunder, and other short-term investments utilized by the Borrower or such Restricted Subsidiary in the ordinary course of business and in accordance with normal investment practices for cash management in investments substantially similar to the foregoing investments in clauses (a) through (g) above.

“Cash Flow” means, with reference to any period, the difference (if any) of (a) Consolidated Net Income for such period plus the sum of all amounts deducted in arriving at such Consolidated Net Income amount in respect of all Charges for (i) depreciation of fixed assets and amortization of intangible assets for such period and (ii) all other Non-Cash Charges for such period minus (plus) (b) additions (reductions) to Consolidated Working Capital of the Borrower and its Restricted Subsidiaries for such period (but excluding any such addition or reduction, as applicable, arising from any Acquisition or Disposition by the Borrower or any of its Restricted Subsidiaries or the reclassification during such period of current assets to long term assets (and vice-versa) and current liabilities to long term liabilities (and vice-versa) and the application of purchase accounting) minus (c) all non-cash gains or benefits added in computing Consolidated Net Income for such period.

“Cash Management Services” means treasury, depository, overdraft, credit or debit card, including ~~noncard~~non-card payables services, purchase card, electronic funds transfer, automated clearing house fund transfer services, other cash management services and all services performed by any of the Lenders or their Affiliates under the Clearing Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Certain Funds Credit Extension” means a Credit Extension made or to be made under any 2017 Incremental Term Facility during the Certain Funds Period where such Credit Extension is to be made solely for the purposes described in Section 6.10.

“Certain Funds Credit Extension Date” means the date of a Certain Funds Credit Extension, being the date on which the relevant 2017 Incremental Term Loan is to be advanced.

“Certain Funds Funding Date” means the first Certain Funds Credit Extension Date to occur after the 2017 Incremental Effective Date.

“Certain Funds Obligor” means each of: (a) Holdco; (b) Borrower; (c) Vantiv eCommerce, LLC, a Delaware limited liability company; (d) Vantiv Integrated Payments Solutions, Inc., a Nevada corporation; (e) Vantiv Integrated Payments, LLC, a Delaware limited liability company; (f) Vantiv ISO, Inc., a Nebraska corporation; (g) Vantiv Payments, Inc., a Delaware corporation; and (h) Vantiv UK Limited.

“Certain Funds Period” means, in respect of the 2017 Incremental Term Facilities, the period from (and including) the 2017 Incremental Effective Date to and including the earliest to occur of:

(a) in respect of the 2017 Incremental Term A-4 Facility and the 2017 Incremental Term B-1 Facility, the period from (and including) the 2017 Incremental Effective Date to and including the earliest to occur of:

(ii) midnight (London time) on March 31, 2018;

(iii) if the Worldpay Acquisition is effected by way of a Scheme, midnight (London time) on the first Business Day falling twenty (20) days after the date on which a Scheme Order is made;

(iv) midnight (London time) on the date upon which a Scheme lapses, terminates or is withdrawn (unless a firm intention to make an Offer in place of a Scheme is simultaneously, or has already been, announced or within five Business Days of such lapse, termination or withdrawal, as the case may be, is announced);

(v) midnight (London time) on the date upon which an Offer lapses, terminates or is withdrawn (unless a firm intention to make a Scheme in place of an Offer is simultaneously, or has already been, announced or within five Business Days of such lapse, termination or withdrawal, as the case may be, is announced); and

(vi) midnight (London time) on the date on which the Target becomes a direct or indirect Wholly-Owned Subsidiary of the Borrower and the Borrower has paid all sums due pursuant to, or in connection with, the Worldpay Acquisition, any surrender or cancellation of options or awards over Target Shares and (in the case of an Offer) any squeeze-out procedure and/or sell-out procedure in accordance with the Compulsory Acquisition Procedures; or

(b) in respect of the 2017 Incremental Term B-2 Facility, the period from (and including) the Certain Funds Funding Date to the date falling 150 days after the Certain Funds Funding Date (for the avoidance of doubt, if the Certain Funds Funding Date does not occur, the 2017 Incremental Term B-2 Facility will not be available to the Borrower), or, in each case, such later date as agreed by the Administrative Agent (acting on the instruction of the 2017 Incremental Term Lenders).

“Certain Funds Transactions” means the Worldpay Acquisition, the establishment of the 2017 Incremental Term Facilities, the repayment of certain Indebtedness of the Target, and the payment of fees, costs, premiums and expenses in connection with each of the foregoing.

A “Change of Control” shall be deemed to have occurred if

(a) any “person” or “group” (as such terms (and each other reference thereto in this clause) are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof), but excluding (x) any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) the Permitted Investors and (z) any group of which any one or more Permitted Investors hold 50.1% or more of the outstanding Voting Stock held by such group, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the Relevant Percentage of outstanding Voting Stock of the Borrower; provided that a Change of Control shall not be deemed to have occurred solely as a result of the Borrower becoming a direct or indirect Subsidiary of any Person (the “Ultimate Parent”) pursuant to any transaction so long as the “beneficial owners” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly through one or more intermediaries, of the Voting Stock of the Borrower prior to such transaction are the “beneficial owners” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly through one or more intermediaries, of no less than the Rollover Percentage of the Voting Stock of the Ultimate Parent after giving effect to such transaction; or

(b) Holdco (or if Holdco is merged, dissolved or liquidated, any other Loan Party (or any Person that becomes a Loan Party simultaneously therewith) so long as such Loan Party shall succeed to all of Holdco’s obligations under the Loan Documents) shall cease to directly own and control, of record and beneficially, 100.00% of Voting Stock of the Borrower free and clear of all Liens (other than Liens permitted or created under the Loan Documents).

For purposes of this definition:

“Designated Executive Officers” shall mean the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Borrower.

“Relevant Percentage” shall mean 50.00%, unless, in the case of a transaction, the Specified Conditions are satisfied after giving effect to such transaction, in which case the Relevant Percentage shall mean 60.00%.

“Rollover Percentage” shall mean 50.10%, unless, in the case of a transaction, the Specified Conditions are satisfied after giving effect to such transaction, in which case the Rollover Percentage shall mean 40.00%.

“Charges” means any charge, expense, cost, accrual or reserve of any kind.

“Class” means (a) with respect to Lenders or Commitments, each of the following classes of Lenders or Commitments held by them: (i) Lenders having Term A-3 Loan Commitments or outstanding Term A-3 Loans, (ii) Lenders having 2017 Incremental Term A-4 Loan Commitments or outstanding 2017 Incremental Term A-4 Loans, (iii) Lenders having

Term A-5 Loan Commitments or outstanding Term A-5 Loans, (iv) Lenders having Initial Term B Loan Commitments or outstanding Initial Term B Loans, (~~iv~~v) Lenders having 2017 Rook Incremental Term B Loan Commitments or outstanding 2017 Rook Incremental Term B Loans, (~~v~~vi) Lenders having 2017 Incremental Term B-1 Loan Commitments or outstanding 2017 Incremental Term B-1 Loans, (~~vi~~vii) Lenders having 2017 Incremental Term B-2 Loan Commitments or outstanding 2017 Incremental Term B-2 Loans, ~~or~~ (~~vii~~viii) Lenders having Revolving USD Exposure (including the Swing Line Lender) or (ix) Lenders having Revolving Multicurrency Exposure (including the Swing Line Lender) and (b) with respect to Loans, each of the following classes of Loans: (i) Term A-3 Loans, (ii) 2017 Incremental Term A-4 Loans, (iii) Term A-5 Loans, (iv) Initial Term B Loans, (~~iv~~v) 2017 Rook Incremental Term B Loans, (~~v) 2017 Incremental Term B-1 Loans, (~~vi) 2017 Incremental Term B-~~2~~1 Loans ~~and~~, (vii) ~~Revolving Loans.~~2017 Incremental Term B-2 Loans, (viii) Revolving USD Loans and (ix) Revolving Multicurrency Loans. Notwithstanding the foregoing, (i) with respect to a Borrowing of 2017 Incremental Term A-4 Loans incurred on the Certain Funds Funding Date, the 2017 Incremental Term A-4 Loans shall constitute a separate “Class” at the time of the incurrence thereof, and (ii) immediately after the incurrence of the 2017 Incremental Term A-4 Loans on the Certain Funds Funding Date, all Term A-5 Loans and all 2017 Incremental Term A-4 Loans shall be deemed to constitute a single “Class” of Term A-5 Loans for all purposes of this Agreement.

“Clearing Agreement” means Clearing, Settlement and Sponsorship Services Agreement by and between the Borrower and Fifth Third Bank dated as of July 27, 2016, as the same may be amended, modified, supplemented, restated, amended and restated or replaced from time to time.

“CNI Growth Amount” means, at any date of determination, an amount (but never less than zero) equal to (a) 50% of Adjusted Consolidated Net Income for each fiscal quarter ended following the First Restatement Effective Date for which financial statements have been delivered pursuant to Section 6.1(a) or (b) in which Adjusted Consolidated Net Income is positive (commencing with the fiscal quarter ending June 30, 2014), minus (b) in the case of any fiscal quarter ended following the First Restatement Effective Date for which financial statements have been delivered pursuant to Section 6.1(a) or (b) in which Adjusted Consolidated Net Income is an amount less than zero (commencing with the fiscal quarter ending June 30, 2014), 100% of the absolute value of such deficit.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Co-Documentation Agents” means ~~Capital One, N.A., Compass Bank, Credit Suisse AG, Mizuho Bank, Ltd. and Sumitomo Mitsui Banking Corporation.~~BAWAG P.S.K. Bank für Arbeit und Wirstschaft und Österreichische Postsparkasse Aktiengesellschaft, People’s United Bank, National Association, PNC Bank, National Association and PNC Capital Markets, LLC.

“Collateral” means all properties, rights, interests, and privileges of the Loan Parties on which a Lien is required to be granted to the Collateral Agent, or any security trustee therefor, by Section 4.1.

“Collateral Account” is defined in Section 7.4 hereof.

“Collateral Agent” means ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.] and any successor pursuant to Section 9.7 hereof.

“Collateral Documents” means the Security Agreement (as supplemented by each Security Agreement Supplement), the Intellectual Property Security Agreements and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents pursuant to which Liens are granted to the Collateral Agent or such Liens are perfected, and as shall from time to time secure the Obligations, the Hedging Liability, and the Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, or any part thereof pursuant to ARTICLE 4.

“Commitments” means (a) with respect to any Lender, such Lender’s applicable Revolving Credit Commitment and/or Term Loan Commitment and (b) with respect to any Swing Line Lender, its Swing Line Commitment.

“Commitment Fee” is defined in Section 2.13(a) hereof.

“Commitment Increase” is defined in Section 2.14(a) hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies Act” means the Companies Act 2006 of the United Kingdom, as amended from time to time

“Compliance Certificate” means the Compliance Certificate to be delivered pursuant to Section 6.1(e) hereof, substantially in the form of Exhibit F hereof.

“Compulsory Acquisition Procedures” means the compulsory squeeze-out procedures for the acquisition of minority shareholdings in the Target pursuant to the squeeze-out procedure set out in Sections 974 to 991 of the Companies Act.

“Connection Taxes” means, with respect to any recipient, overall net income Taxes (including branch profits Tax), franchise Taxes and other similar Taxes on the recipient imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, or in which its principal executive office or Lending Office is located, or Taxes imposed on a recipient as a result of a present or former connection between such recipient and the United States (other than in connection with entering into this Agreement, the receipt of payments hereunder or the enforcement of rights hereunder).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income (other than in the case of clause (xii) below), the sum of the following amounts for such period:

(i) interest expense and, to the extent not reflected in such interest expense, unused line fees and letter of credit fees payable hereunder,

(ii) provision for taxes (as though the Borrower were a corporation) based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds), including (without duplication) Distributions made to Holdco to permit it to make

Quarterly Distributions and payments in connection with the Tax Receivable Agreements or otherwise under Section 6.18(k), the Mercury TRA and any other similar tax receivable agreement entered into after the First Restatement Effective Date,

(iii) depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs,

(iv) any Charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or other modification thereof) (whether or not successful), including in connection with the First Restatement Agreement Transactions or the Transactions,

(v) Non-Cash Charges,

(vi) (A) extraordinary Charges (including, without limitation, costs of and payments of legal settlements, fines, judgments or orders) and (B) unusual or non-recurring Charges,

(vii) [Reserved],

(viii) Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring and integration charges (including inventory optimization expenses, business optimization expenses, transaction costs and costs related to the opening, closure, consolidation or separation of facilities and curtailments, costs related to entry into new markets, consulting fees, recruiter fees, signing costs, retention or completion bonuses, transition costs, relocation costs, severance payments, and modifications to pension and post-retirement employee benefit plans); provided that amounts added back pursuant to this clause (viii), together with any amounts added back pursuant to clause (xii) below and the amount of any Pro Forma Adjustment to Consolidated EBITDA for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period; provided further that Charges relating to the ~~First Restatement Agreement Transactions~~Worldpay Acquisition and the transactions in connection therewith added back to Consolidated EBITDA pursuant to this clause (viii) for any period ending on or prior to the ~~24~~36th month following the ~~First Restatement Effective~~Certain Funds Funding Date shall not be subject to the caps in the preceding proviso,

(ix) the amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly-owned Subsidiary,

(x) [Reserved],

(xi) [Reserved],

(xii) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specified transactions conducted after the Original Closing Date; provided that amounts added back pursuant to this clause (xii), together with any amounts added back pursuant to clause (viii) above and the amount of any Pro Forma Adjustment to Consolidated EBITDA for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period; provided further that any of the foregoing in connection with the First Restatement Agreement Transactions added back to Consolidated EBITDA pursuant to this clause (xii) for any period ending on or prior to the 24th month following the First Restatement Effective Date shall not be subject to the caps in the preceding proviso,

(xiii) transaction fees, costs and expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions or insurance; provided that the Borrower in good faith expects to receive reimbursement for such fees, costs and expenses within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters in the future),

(xiv) earn-out obligations incurred in connection with any Permitted Acquisitions or other investment and paid or accrued during the applicable period and on similar acquisitions completed prior to the Original Closing Date, and

(xv) business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as the Borrower in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters in the future)); less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains, and

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period); provided, in each case, that, if any non-cash gain represents an accrual or asset for future cash items in any future period, the cash payment in respect thereof shall in such future period be added to Consolidated EBITDA for such period to the extent excluded from Consolidated EBITDA in any prior period,

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the cumulative effect of a change in accounting principles during such period to the extent included in net income (loss), (b) accruals and reserves that are established or adjusted as a result of the transactions contemplated herein in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, (c) the income (or loss) of any Person (other than a Restricted Subsidiary of Holdco) in which any other Person (other than Holdco or any of its Restricted Subsidiaries) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Holdco or any of its Restricted Subsidiaries by such Person during such period, (d) the income of any Restricted Subsidiary of Holdco (other than the Borrower or any other Loan Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any prohibition that has been waived or otherwise released), except to the extent of the amount of dividends or other distributions actually paid by such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary that is not subject to such prohibitions, (e) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdco or is merged into or consolidated with Holdco or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdco or any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”), (f) gains or Charges (less all fees and expenses chargeable thereto) attributable to any asset dispositions outside the ordinary course of business (including asset retirement costs) or of returned surplus assets of any employee benefit plan, (g) any net gains or Charges with respect to (i) disposed, abandoned, divested and/or discontinued assets, properties or operations (other than, at the option of the Borrower, assets, properties or operations pending the disposal, abandonment, divestiture and/or termination thereof) and (ii) facilities that have been closed during such period, (h) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (i) any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness.

“Consolidated Senior Secured Debt” means, at any date of determination, the aggregate principal amount of Total Funded Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or the Restricted Subsidiaries, which Total Funded Debt is not, by its terms, subordinated in right of payment to the Obligations.

“Consolidated Total Assets” means, at any time, all assets that would, in conformity with GAAP, be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Working Capital” means, at any time, Current Assets minus Current Liabilities, at such time.

“Contingent Obligation” means as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) or of an affiliated service group under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Co-Syndication Agents” means ~~Bank of America, N.A., Fifth Third Bank, Morgan Stanley MUFG Loan Partners, LLC, acting through~~ Morgan Stanley Senior Funding, Inc., Credit Suisse AG and The Bank of Tokyo-Mitsubishi UFJ, Ltd. ~~and Royal Bank of Canada.~~

“Court” means the High Court of Justice in England and Wales.

“Credit Extension” means the advancing (or on the ~~Second~~Third Restatement Effective Date, conversion of Existing Term A-~~2~~3 Loans to Term A-~~3 Loans, Existing Term B Loans to Term A-3 Loans or Existing Term B Loans to Initial Term B~~5 Loans) of any Loan or the issuance of, or increase in the amount of, any Letter of Credit.

“Cure Amount” is defined in Section 7.6 hereof.

“Cure Right” is defined in Section 7.6 hereof.

“Current Assets” means, at any date, all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower or any of its Restricted Subsidiaries), (ii) permitted loans to third parties or related parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred income Taxes and Taxes based on profit or capital, (v) assets held for sale and (vi) settlement assets).

“Current Liabilities” means, at any date, all liabilities of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, other than (i) current maturities of long-term debt, (ii) outstanding revolving loans and letter of credit reimbursement obligations, (iii) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred income Taxes and Taxes based on profit or capital (including obligations in respect of any tax receivable agreement), (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries, (ix) the current portion of any Capitalized Lease Obligation, (x) the current portion of any other long-term liability for borrowed money and (xi) settlement obligations.

“Damages” means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses.

“Debt Fund Affiliate” means any affiliate of Holdco that is a bona fide diversified debt fund, in each case with fiduciary obligations with respect to investment decisions independent from any equity fund managed by, or under common management with any Permitted Investor which has a direct or indirect equity investment in Holdco, the Borrower or its Subsidiaries.

“Declined Proceeds” has the meaning provided in Section 2.8(c)(vi) hereof.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Excess” has the meaning provided in Section 2.8(d) hereof.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in Reimbursement Obligations or participations in Swing Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder unless such failure has been cured, unless, in the case of clause (a) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured or (c) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Departing Administrative Agent” is defined in Section 9.7 hereof.

“Designated Change of Control” shall mean any transaction meeting all of the Specified Conditions.

“Designated Gross Amount” has the meaning set forth in Section 2.16.

“Designated Net Amount” has the meaning set forth in Section 2.16.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.16(o) or (p) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents).

“Disposition” means the sale, lease, conveyance or other disposition of Property pursuant to Section 6.16(g) or Section 6.16(o).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests or as a result of a Change of Control, Qualified Public Offering or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control, Qualified Public Offering or asset sale shall be subject to the termination of the Facilities), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the later of the Final Maturity Date and the Final Revolving Termination Date.

“Distribution” has the meaning provided in Section 6.18 hereof.

“Dollars” and “$” each means the lawful currency of the United States of America.

“ Dollar Equivalent” means, at any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate in effect on such date for the purchase of Dollars with such currency. The Dollar Equivalent at any time of the amount of any Letter of Credit, L/C Disbursement or Loan denominated in an Alternative Currency shall be the amount most recently determined as provided in Section 1.4.

“Domestic Holding Company” means any Domestic Subsidiary of Borrower (a) all of the assets of which (other than immaterial assets) consist of the Equity Interests and/or Indebtedness of one (1) or more Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes and holds Equity Interests in one (1) or more Foreign Subsidiaries.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdco or one (1) of its Subsidiaries in order to purchase one (1) or more Classes of Term Loans (or any loans funded under a Term Commitment Increase, which for purposes of this definition, shall be deemed to be Term Loans of the applicable Class (and the holders thereof, Term Lenders)) in accordance with the following procedures:

(a) Notice Procedures. In connection with an Auction, the Borrower will provide notification to the Administrative Agent (for distribution to the relevant Term Lenders) of the Class of Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10.0 million with minimum increments of $1.0 million (the “Auction Amount”), and (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Class of Term Loans at issue that represents the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each Term Lender holding the relevant Class of Term Loans at issue may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of such Term Loans which must be in increments of $1.0 million (the “Reply Amount”). A Term Lender may avoid the minimum amount condition solely when submitting a Reply Amount equal to the Term Lender’s entire remaining amount of such Term Loans. Term Lenders may only submit one (1) Return Bid per Auction but each Return Bid may contain up to three (3) bids only one (1) of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Assumption with the dollar amount of the Term Loan to be left in blank, which amount shall be completed by the Administrative Agent in accordance with the final determination of such Term Lender’s Qualifying Bid pursuant to subclause (C) below.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which Holdco or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdco or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdco or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdco or its Subsidiary, as applicable, shall purchase the relevant Class of Term Loans (or the respective portions thereof) from each such Term Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that, if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdco or its Subsidiary, as applicable, shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). If a Term Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or greater than the Applicable Discount will be deemed the Qualifying Bid of such Term Lender. Each participating Term Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, Holdco or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Term Lender of a Qualifying Bid, such Term Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EFT Business” means “EFT Business” as defined in the Master Investment Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved in writing by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing under Section 7.1(a), (j) or (k) hereof, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, in the case of assignments of Term B Loans, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice from the Administrative Agent of such request for its consent and no consent of the Borrower shall be required for assignments of Initial Term B Loans incurred on the Second Restatement Effective Date to Initial Term B Lenders identified to the Borrower on or prior to the Second Restatement Effective Date in connection with the primary syndication of the Initial Term B Loans; provided further that, notwithstanding the foregoing, (A) “Eligible Assignee” shall not include (x) any Prohibited Lenders, (y) any natural person or (z) except to the extent provided in Section 10.10(h), any Affiliated Lender or Debt Fund Affiliate and (B) in the case of assignments of Revolving Credit Commitments or Revolving Exposure, no Person shall be an Eligible Assignee pursuant to clause (a), (b) or (c) above unless such Person is, or is an Affiliate or an Approved Fund of, an existing Lender under the Revolving Facility; and provided further that during the Certain Funds Period only and only in respect of a proposed assignment of any 2017 Incremental Term Loan Commitment the Eligible Assignee has unless otherwise agreed in writing by the Borrower a long term senior unsecured credit rating of not less than BBB+ by Standard and ~~Poor’s~~Poor’s or Baa1 by ~~Moody’s~~Moody’s.

“EMU Legislation” means the legislative measures of the European Union relating to Economic and Monetary Union.

“Environmental Claim” means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) from any actual or threatened abatement, removal, remedial, corrective or response action in connection with the Release of Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (c) from any actual or alleged damage, injury, threat or harm to human health or safety as it relates to exposure to Hazardous Materials, natural resources or the environment.

“Environmental Law” means any current or future Applicable Law pertaining to (a) the protection of the environment, or health and safety as it relates to exposure to Hazardous Materials, (b) the protection of natural resources and wildlife, (c) the protection of surface water or groundwater quality, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) any Release of Hazardous Materials to air, land, surface water or groundwater, and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro ” or “€” means the single currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Loan” means a Term Loan or Revolving Loan bearing interest at the rate specified in Section 2.4(b) or Section 2.4(d) hereof, as applicable.

“Event of Default” means any event or condition identified as such in Section 7.1 hereof.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property.

“Excess Cash Flow” means, with respect to any period, the amount (if any) by which (a) Cash Flow during such period exceeds (b) the sum of (i) the aggregate amount of payments required to be (and actually) made or otherwise paid by the Borrower and its Restricted Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory prepayment, acceleration or otherwise, but excluding voluntary prepayments deducted pursuant to Section 2.8(c)(iii)(B)), plus, (ii) to the extent each of the following is not deducted in computing Consolidated Net Income and without duplication,

(A) without duplication of amounts deducted pursuant to this subclause (A) or subclause (D) below in a prior period, capital expenditures of the Borrower and its Restricted Subsidiaries made in cash during such period or, at the option of the Borrower, made prior to the date the applicable Excess Cash Flow payment is required to be made under Section 2.8(c)(iii) with respect to such period (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(B) without duplication of amounts deducted pursuant to subclause (D) below in a prior period, the amount of (i) investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.17(f), (l), (o)(i) and (v) and (ii) Distributions made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.18(b), (d), (e), (f)(x), (h), (g), (k), (l) and (m), in each case, in cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(C) cash losses from any sale or disposition outside the ordinary course of business,

(D) without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to investments permitted pursuant to Section 6.17(f), (l), (o)(i) or (v) or capital expenditures to be consummated or made during the period of four (4) consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), and

(E) the aggregate amount of expenditures (other than investments or Distributions) actually made by the Borrower and its Restricted Subsidiaries in cash during such Fiscal Year (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed and amounts in respect thereof are not otherwise deducted in computing Consolidated Net Income for such period or any prior period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)).

“Excess Interest” is defined in Section 10.18 hereof.

“Excluded Equity Interests” means (a) any capital stock or other Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower, (b) solely in the case of any pledge of Equity Interests of any First-Tier Foreign Subsidiary or Domestic Holding Company, any Equity Interests in excess of 65.00% of the outstanding Equity Interests of such First-Tier Foreign Subsidiary or Domestic Holding Company, (c) any Equity Interests to the extent the pledge thereof would be prohibited by any applicable law or contractual obligation (only to the extent such prohibition is applicable and not rendered ineffective), (d) any interest in partnerships, joint ventures and non-Wholly-owned Subsidiaries which cannot be pledged without the consent of one (1) or more third parties other than the Borrower or any of its Restricted Subsidiaries (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (e) margin stock, and (f) the Equity Interests of any (i) Immaterial Subsidiary (except to the extent the security interest in such Equity Interest may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (ii) Unrestricted Subsidiary, (iii) Captive Insurance Subsidiary, (iv) not-for-profit subsidiary and (v) special purpose entity used for securitization vehicles.

“Excluded Property” means (a) any Excluded Equity Interests, (b) any property to the extent that the grant of a Lien thereon or perfection of a security interest therein (i) is prohibited by applicable law or contractual obligation, (ii) requires the consent, approval, license or authorization of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Borrower or any Subsidiary and such third party or (iii) would trigger a termination event pursuant to any “change of control” or similar provision, (c) all foreign intellectual property, (d) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, (e) local petty cash deposit accounts maintained by the Borrower and its Subsidiaries in proximity to their operations; provided that the total amount on deposit at any one time shall not exceed $20.0 million in the aggregate, (f) Trust Funds, (g) all vehicles and other assets subject to certificates of title, (h) Property that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Property, (i) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $10.0 million, (j)(x) any leasehold real property and (y) any fee-owned real property having an individual fair market value not exceeding $25.0 million (as reasonably estimated by the Borrower); (k) the Settlement Account, as such term is defined in the Clearing Agreement, and similar accounts (including those acquired in in the Worldpay Acquisition) pursuant to similar sponsorship, clearinghouse and/or settlement arrangements and all cash in such accounts, (l) any Letter-of-Credit Rights that are not Supporting Obligations (each as defined in the UCC) and (m) any direct proceeds, substitutions or replacements of any of the foregoing, but only to the extent such proceeds, substitutions or replacements would otherwise constitute Excluded Property.

“Excluded Subsidiary” means, unless the Borrower otherwise affirmatively elects in writing to include any of the following as Guarantors (a) any Subsidiary that is prohibited by any applicable law, regulation or contractual obligation from guaranteeing or providing collateral for the Obligations (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee, (b) any Domestic Holding Company, (c) any Foreign Subsidiary and any direct or indirect Domestic Subsidiary of such Foreign Subsidiary, (d) any Subsidiary that is not a Material Subsidiary, (e) any special purpose entity used for securitization vehicles, (f) any Captive Insurance Subsidiary, (g) any not-for-profit subsidiary, (h) any Subsidiary that is not a Wholly-owned Subsidiary, and (i) any other Subsidiary with respect to which the cost or other consequences (including any adverse tax consequences) of providing Collateral or guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower.

“Excluded Swap Obligation” means, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” is defined in Section 10.1(a) hereof.

“Existing Shareholders” means Fifth Third Bank and its Affiliates.

“Existing Term A-2 Loans” means the “Existing Term A Loans” as defined in the Second Restatement Agreement.

“Existing Term A-3 Loans” means the “Existing Term A-3 Loans” as defined in the Third Restatement Agreement.

“Existing Term B Loans” means the “Existing Term B Loans” as defined in the Second Restatement Agreement.

“Extended Revolving Credit Commitment” is defined in Section 2.15(a) hereof.

“Extended Revolving Loans” is defined in Section 2.15(a) hereof.

“Extended Term A Loans” means any Term A Loans extended pursuant to an Extension.

“Extended Term B Loans” means any Term B Loans extended pursuant to an Extension.

“Extended Term Loans” is defined in Section 2.15(a) hereof.

“Extension” is defined in Section 2.15(a) hereof.

“Extension Offer” is defined in Section 2.15(a) hereof.

“Facility” means any ~~of the~~ Revolving Facility and/or any Term Facility.

“FATCA” is defined in Section 10.1(a) hereof.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes.

“Fifth Third Bank” means Fifth Third Bank, an Ohio banking corporation.

“Fifth Third Bancorp” means Fifth Third Bancorp, an Ohio corporation.

“Final Maturity Date” means, as at any date, the latest to occur of (a) the Term A-3 Termination Date, (b) the 2017 Incremental Term A-4 Termination Date, (c) the Term A-5 Termination Date, (d) the Initial Term B Termination Date, (~~d~~e) the 2017 Rook Incremental Term B Termination Date, (~~e~~f) the 2017 Incremental Term B-1 Termination Date, (~~f~~g) the 2017 Incremental Term B-2 Termination Date ~~(g) the latest maturity date in respect of any outstanding Extended Term Loans and~~, (h) the latest maturity date in respect of any outstanding Extended Term Loans and (i) the latest maturity date in respect of any Incremental Term Loans (other than the 2017 Rook Incremental Term B Loans and the 2017 Incremental Term Loans).

“Final Revolving Termination Date” means, as at any date, the latest to occur of (a) the Revolving Credit Termination Date, (b) the latest termination date in respect of any outstanding Extended Revolving Credit Commitments and (c) the latest termination date in respect of any Incremental Revolving Credit Facility.

“First Amended and Restated Credit Agreement” is defined in the Preliminary Statements hereto.

“First Restatement Agreement” is defined in the Preliminary Statements hereto.

“First Restatement Agreement Transactions” shall have the meaning assigned to the term “Transactions” in the First Amended and Restated Credit Agreement.

“First Restatement Effective Date” means June 13, 2014.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary, the Equity Interests of which are directly owned by the Borrower or a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary.

“Fixed Dollar Incremental Amount” is defined in Section 2.14(c) hereof.

“Foreign Currency Letter of Credit” means any Letter of Credit denominated in an Alternative Currency.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations” means the liability of the Borrower or any of its Restricted Subsidiaries owing to (i) any entity that was a Lender or an Affiliate of a Lender at the time the relevant transaction was entered into, in the case of clauses (a), (b) or (c) or (ii) Fifth Third Bancorp, in the case of clause (d) below, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Borrower and/or any Restricted Subsidiary now or hereafter maintained, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other deposit, disbursement, and Cash Management Services afforded to the Borrower or any such Restricted Subsidiary and (d) the Master Services Agreement between the Borrower and Fifth Third Bancorp, dated July 27, 2016, as amended, modified, supplemented, restated, amended and restated or replaced from time to time.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to the United States government.

“Growth Amount” means, at any time an amount equal to, without duplication:

(a)	the sum, without duplication, of:

(i)	the CNI Growth Amount; plus

(ii)	the Available Amount; minus

(b)	the sum, without duplication, of:

(i) the aggregate amount of any investments, loans or advances made by the Borrower or any Restricted Subsidiary pursuant to Section 6.17(o)(ii) after the First Restatement Effective Date and prior to such time;

(ii) the aggregate amount of any Distributions made by the Borrower pursuant to Section 6.18(f)(y) after the First Restatement Effective Date and prior to such time; and

(iii) the aggregate amount of any optional or voluntary payments, prepayments, repurchases, redemptions or defeasances made by the Borrower or any Restricted Subsidiary pursuant to Section 6.20(a)(iv)(y) after the First Restatement Effective Date and prior to such time.

“Guarantor” is defined in Section 4.3 hereof.

“Guaranty” is defined in Section 4.3 hereof.

“Guaranty Supplement” means an Assumption and Supplement to Guaranty Agreement in the form attached to the Guaranty as Exhibit A.

“Hazardous Material” means any (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any substance, waste or material classified or regulated as “hazardous,” “toxic,” “contaminant” or “pollutant” or words of like import pursuant to an applicable Environmental Law.

“Hedge Agreement” means any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity hedging arrangements.

“Hedging Liability” means Hedging Obligations (other than with respect to any Loan Party’s Hedging Liabilities that constitute Excluded Swap Obligations solely with respect to such Loan Party) owing by Holdco, the Borrower or any of its Restricted Subsidiaries to any entity that was a Lender or an Affiliate of a Lender at the time the relevant Hedging Agreement was entered into.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Holdco” means vantiv Holding, LLC, a Delaware limited liability company.

“Holdco LLC Agreement” means the Limited Liability Company Agreement of Holdco, dated as of February 24, 2009, created by Fifth Third Bank, as amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement by and among Advent—Kong Blocker Corp., a Delaware corporation, Fifth Third Bank, FTPS Partners, LLC, a Delaware limited liability company, Holdco and each other member of Holdco pursuant to the terms of such agreement, dated as of June 30, 2009, ~~and~~ as further amended and restated as of March 27, 2012~~.~~ and as further amended upon completion of the Worldpay Acquisition as set forth in Section 1.6(b) of that certain Transaction Agreement dated as of August 7, 2017 by and among Vantiv, Holdco, Fifth Third Bank and Fifth Third Bancorp (as in effect on the Third Restatement Agreement Execution Date).

“Hostile Acquisition” means the acquisition of the capital stock or other Equity Interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other Equity Interests which has not been approved (prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation, and, if such acquisition has been so approved, as to which such approval has been withdrawn.

“IFRS ” means generally accepted accounting principles in the European Union or in the United Kingdom, as in effect from time to time.

“Immaterial Subsidiary” has the meaning set forth in the definition of “Material Subsidiary”.

“Incremental Amendment” is defined in Section 2.14(a) herein.

“Incremental Amendment No. 1” means the Incremental Amendment No. 1 dated as of June 13, 2014, among the Borrower, the Administrative Agent and the New Term Commitment Increase Lenders (as defined therein) party thereto.

“Incremental Amendment No. 2” means the Incremental Amendment No. 2 dated as of August 7, 2017, among the Borrower, the Administrative Agent and the 2017 Rook Incremental Term B Lenders (as defined therein) party thereto.

“Incremental Amendment No. 3” means the Incremental Amendment No. 3 dated as of August 9, 2017, among the Borrower, the Administrative Agent and the 2017 Incremental Lenders (as defined therein) party thereto.

“Incremental Cap” is defined in Section 2.14(b) herein.

“Incremental Equivalent Debt” is defined in Section 6.14(u).

“Incremental Facility” means (a) any Incremental Term Facility, (b) any Incremental Revolving Credit Facility, (c) the commitments (if any) of Additional Revolving Lenders to make Incremental Revolving Loans in respect of any Revolving Credit Commitment Increase and the Incremental Revolving Loans in respect thereof and/or (d) the commitments (if any) of Additional Term Lenders to make Incremental Term Loans in respect of any Term Commitment Increase and the Incremental Term Loans in respect thereof.

“Incremental Loans” means any loans made pursuant to Section 2.14(a).

“Incremental Revolving Credit Facility” is defined in Section 2.14(a) herein.

“Incremental Revolving Loans” means any revolving loans made under any Incremental Revolving Credit Facility or in respect of any Revolving Credit Commitment Increase.

“Incremental Term A Facility” means the commitments (if any) of Additional Term Lenders to make Incremental Term A Loans in accordance with Section 2.14(a) and the Incremental Term A Loans in respect thereof.

“Incremental Term A Loans” means any term A loans made pursuant to Section 2.14(a).

“Incremental Term B Facility” means the commitments (if any) of Additional Term Lenders to make Incremental Term B Loans in accordance with Section 2.14(a) and the Incremental Term B Loans in respect thereof.

“Incremental Term B Loans” means any term B loans made pursuant to Section 2.14(a).

“Incremental Term Loans” means any term loans made pursuant to Section 2.14(a).

“Incremental Term Facility” means the commitments (if any) of Additional Term Lenders to make Incremental Term Loans in accordance with Section 2.14(a) and the Incremental Term Loans in respect thereof.

“Indebtedness” means for any Person (without duplication):

(a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured,

(b) all indebtedness for the deferred purchase price of Property,

(c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien,

(d) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee,

(e) any liability in respect of banker’s acceptances or letters of credit,

(f) any indebtedness, whether or not assumed, of the types described in clauses (a) through (c) above or clauses (g) and (h) below, secured by Liens on Property acquired by such Person at the time of acquisition thereof,

(g) all obligations under any so-called “synthetic lease” transaction entered into by such Person, and

(h) all Contingent Obligations in respect of indebtedness of the types described in clauses (a) through (g) hereof,

provided that the term “Indebtedness” shall not include (i) trade payables arising in the ordinary course of business, (ii) any earn-out obligation until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (iii) prepaid or deferred revenue arising in the ordinary course of business, ~~and~~ (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset~~.~~ and (v) intercompany indebtedness incurred in the ordinary course of business. For purposes of clarity and avoidance of doubt, (i) any joint and several tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law shall not constitute Indebtedness for purposes hereof and (ii) obligations which would otherwise constitute Indebtedness but which have been cash collateralized or amounts for the repayment thereof placed in escrow or otherwise deposited in defeasance or discharge of such obligations shall not constitute Indebtedness to the extent of such cash collateral or amounts escrowed or otherwise deposited in defeasance or discharge thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning provided in Section 10.23.

“Initial Term B Facility” means the credit facility for the Initial Term B Loans described in Section 2.1(~~b~~d) hereof.

“Initial Term B Lender” means any Lender holding all or a portion of the Initial Term B Facility.

“Initial Term B Loan Commitment” means, as to any Lender, the obligation of such Lender to make Initial Term B Loans hereunder (including by way of conversion of Existing Term B Loans) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10. The Borrower and the Initial Term B Lenders acknowledge and agree that the Initial Term B Loan Commitments of the Initial Term B Lenders aggregate $765 million as of the date hereof.

“Initial Term B Loan Percentage” means, for any Initial Term B Lender, the percentage held by such Initial Term B Lender of the aggregate principal amount of all Initial Term B Loans then outstanding.

“Initial Term B Loans” is defined in Section 2.1(~~b~~d) hereof.

“Initial Term B Termination Date” is defined in Section 2.7(~~c~~d) hereof.

“Initial Term Loan Commitments” means, collectively, the Term A-3 Loan Commitments and the Initial Term B Loan Commitments.

“Intellectual Property Security Agreements” means any of the following agreements executed on or after the Original Closing Date: (a) a Trademark Security Agreement substantially in the form of Exhibit H-1, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3.

“Interest Expense” means, with reference to any period, (a) the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations) of the Borrower and its Restricted Subsidiaries payable in cash for such period determined on a consolidated basis in accordance with GAAP but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees and (iii) costs in connection with the Transactions and any annual administrative or other agency fees, minus (b) interest income of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to Eurodollar Loans, the period commencing on the date a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and ending one week or 1, 2, 3, 6, or if available to all affected Lenders, 12 months thereafter, as selected by the Borrower; provided, however that:

(i) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that, except in the case of an Interest Period of less than one month, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(ii) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans of one month or longer, a month means a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however that, if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Interpolated Screen Rate” means, for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) LIBOR for the longest maturity for which LIBOR is available that is shorter than such Interest Period and (b) LIBOR for the shortest maturity for which LIBOR is available that is longer than such Interest Period, in each case at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (or, as such term is used in the definition of Base Rate, at the time specified in such definition).

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning set forth in Section 1.4(h).

“L/C Backstop” means, in respect of any Letter of Credit, (a) a letter of credit delivered to the L/C Issuer which may be drawn by the L/C Issuer to satisfy any obligations of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with the L/C Issuer to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, in an amount not to exceed 100.00% of the undrawn face amount and any unpaid Reimbursement Obligations with respect to such Letter of Credit and on terms and pursuant to arrangements (including, as to the currency thereof and if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective L/C Issuer.

“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means ~~JPMorgan Chase Bank, N.A.,~~Morgan Stanley Senior Funding, Inc., The Bank of Tokyo-Mitsubishi UFJ, LTD., and Credit Suisse AG, Cayman Islands Branch, in each case, acting through any of ~~its~~their respective Affiliates or branches and any other L/C Issuer designated pursuant to Section 2.3(j) in each case in its capacity as an L/C Issuer, and its successors in such capacity as provided in Section 2.3(i). An L/C Issuer may, in its discretion, arrange for one (1) or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term L/C Issuer shall include any such Affiliates with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means the Dollar Equivalent of the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Sublimit” means $~~40.0~~200.0 million, as reduced pursuant to the terms hereof.

“Legal Reservations” means (a) the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, fraudulent conveyance, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors and by general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (b) the time barring of claims under applicable limitation laws and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, (c) the principle that in certain circumstances collateral granted by way of fixed charge may be recharacterised as a floating charge or that collateral purported to be constituted as an assignment may be recharacterised as a charge, (d) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (f) the principle that the creation or purported creation of collateral over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which collateral has purportedly been created, (g) the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Collateral Agent or other similar provisions, (h) similar principles, rights and defences under the laws of any relevant jurisdiction, (i) the principles of private and procedural laws of any relevant jurisdiction which affect the enforcement of a foreign court judgment and (j) any other matters which are set out as qualifications or reservations (however described) as to matters of law in any legal opinions delivered to the Administrative Agent pursuant or in relation to any Loan Document.

“Lenders” means the several banks and other financial institutions and other lenders from time to time party to this Agreement (excluding Prohibited Lenders), including each assignee Lender pursuant to Section 10.10 hereof and including, for purposes of the Collateral Documents, the Ancillary Lenders.

“Lending Office” is defined in Section 8.6 hereof.

“Letter of Credit” is defined in ~~Section 2.3(a)~~ Section 2.3 hereof.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Letters of Credit honored by the L/C Issuer and not theretofore reimbursed by or on behalf of Borrower.

“Leverage Ratio” means, as of the date of determination thereof, the ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries as of such date to Consolidated EBITDA for the period of four (4) fiscal quarters then ended.

“LIBOR” means, for any Interest Period for each Eurodollar Loan comprising part of the same Borrowing:

(a) in the case of any Eurodollar Loan denominated in Dollars, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration

Limited (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period;

(b) in the case of any Eurodollar Loan denominated in Euros, a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for deposits in Euros (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Interest Period;

(c) in the case of any Eurodollar Loan denominated in Sterling, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in Sterling (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period;

(d) in the case of any Eurodollar Loan denominated in any Alternative Currency (other than Euros or Sterling), a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in such Alternative Currency (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period;

provided, that (i) if no such rate shall be available at such time for such Interest Period but such rates shall be available for maturities both longer and shorter than such Interest Period, then such rate for such Interest Period shall be the Interpolated Screen Rate and (ii) if LIBOR, determined as provided above, would otherwise be less than zero, then such rate shall be deemed to be zero for all purposes.

“Lien” means any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Limited Conditionality Transaction” is defined in Section 1.2(h) hereof.

“Loan” means any Revolving Loan, Term Loan, Swing Loan, any loan issued under any Incremental Facility, any Extended Revolving Loan or Extended Term Loan, any loan issued pursuant to the final paragraph of Section 10.11(a) hereof or any Replacement Term Loans or Loans under any Replacement Revolving Facility.

“Loan Documents” means this Agreement, the First Restatement Agreement, the Second Restatement Agreement, the Third Restatement Agreement, the Incremental Amendment No. 1, the Incremental Amendment No. 2, the Incremental Amendment No. 3, the Notes (if any), the Guaranty, the Collateral Documents, the Ancillary Facility Documents, any intercreditor agreement contemplated by Section 9.12(iii) hereof and any other agreement, document or instrument designated by its terms as a Loan Document.

“Loan Parties” means the Borrower and each Guarantor.

“Major Covenant” means (with respect to each Certain Funds Obligor (and excluding any procurement obligations on the part of any Certain Funds Obligor with respect to (a) the Holdco, (b) any of its Subsidiaries which are not Certain Funds Obligors, (c) Target or (d) any of the subsidiaries of Target) any of Sections 6.13 (other than paragraphs (a) and (b) thereof) to 6.18 (each inclusive) and paragraphs (b), (c), (d), (f) and (h) of Section 6.25.

“Major Default” means with respect to each Certain Funds Obligor (and for the avoidance of doubt not (a) any of its Subsidiaries nor (b) the Target nor (c) any of the Subsidiaries of Target) any event or circumstance constituting an Event of Default under any of paragraphs (a) (in respect of the 2017 Incremental Facilities only), (c) (and in relation to (c), insofar as it relates to a breach of any Major Covenant), (d) insofar as it relates to a breach of any Major Representation (i) in any respect if the relevant Major Representation includes a materiality qualification or (ii) in any material respect if it does not include a materiality qualification, (e), (j) and (k) of Section 7.1 (each inclusive).

“Major Representation” means a representation or warranty with respect to any applicable Certain Funds Obligor (and excluding any representation or warranty with respect to (a) the Holdco, (b) any of its Subsidiaries that are not Certain Fund Obligors, (c) Target or (d) any of the Subsidiaries of Target) under any of Sections 5.2, 5.3, 5.19 and 5.24 (each inclusive).

“Master Investment Agreement” means the Master Investment Agreement dated March 27, 2009, among Fifth Third Bank, the Borrower, Holdco and Advent-Kong Blocker Corp., a Delaware corporation.

“Material Adverse Effect” means (a) a material adverse effect upon the business, assets, financial condition or results of operations, in each case, of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) a material adverse effect upon the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under any Loan Document.

“Material Plan” is defined in Section 7.1(h) hereof.

“Material Indebtedness” means Indebtedness (other than the Obligations), of any one (1) or more of Holdco, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $~~100.0~~150.0 million.

“Material Subsidiary” shall mean and include (i) each Subsidiary that is a Domestic Subsidiary (other than a Domestic Holding Company), except any Domestic Subsidiary that does not have (together with its Subsidiaries) (a) at any time, Consolidated Total Assets the book value of which constitutes more than 5.00% of the book value of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such time or (b) consolidated net income in accordance with GAAP for any four (4) consecutive fiscal quarters of the Borrower ending on or after December 31, 2013, that constitutes more than 5.00% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries during such period (any such Subsidiary, an “Immaterial Subsidiary” and all such Subsidiaries, the “Immaterial Subsidiaries”) and (ii) each Domestic Subsidiary that the Borrower has designated to the Administrative Agent in writing as a Material Subsidiary.

“Maximum Rate” is defined in Section 10.18 hereof.

“Mercury TRA” means that certain tax receivable agreement among the Borrower, NPC Group, Inc., Silver Lake Partners III DE, L.P., SLP III Quicksilver Feeder I, L.P., Silver Lake Technology Investors III, L.P., S-Corp and Mercury Payment Systems II, LLC, dated as of May 12, 2014, and for the benefit of the Vested Company Optionholders set forth on a schedule thereto.

“Minimum Extension Condition” is defined in Section 2.15(b) hereof.

“MNPI” is defined in Section 10.10(h)(i).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any mandatory prepayment event pursuant to Section 2.8(c), (a) the gross cash and cash equivalent proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of such prepayment event or issuance, as the case may be, less (b) the sum of:

(i) the Borrower’s good faith estimate of taxes paid or payable in connection with any such prepayment event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such prepayment event and (y) retained by the Borrower (or any of its members or direct or indirect parents) or any of the Restricted Subsidiaries, including, with respect to Net Cash Proceeds from a Disposition, liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a prepayment event occurring on the date of such reduction,

(iii) the amount of any Indebtedness secured by a Lien permitted hereunder on the assets that are the subject of such prepayment event that is repaid upon consummation of such prepayment event, and

(iv) reasonable and customary costs and fees payable in connection therewith.

“New Bridge Loans” means the senior unsecured loans made to the Borrower pursuant to that certain bridge facility in an aggregate principal amount of up to $1,130,000,000, and minus the gross cash proceeds from the issuance of the New Senior Notes on or prior to the Certain Funds Funding Date.

“ New Senior Notes” means the senior unsecured debt securities issued by the Borrower yielding gross cash proceeds of up to $1,130,000,000 on or prior to the Certain Funds Funding Date, or subsequent thereto to the extent the proceeds are applied to repay the New Bridge Loans and pay fees and expenses related to the issuance of such notes and such repayment.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase or recapitalization accounting, and (e) all other non-cash charges (provided that, in each case, if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, limited liability company or partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” as defined in Section 8.5.

“Non-Debt Fund Affiliate” means any Affiliate of Holdco (including, without limitation, Fifth Third Bank) other than (a) any Subsidiary of Holdco, (b) any Debt Fund Affiliate and (c) any natural person.

“Note” and “Notes” means and includes the Revolving Notes, the Term Notes, the Swing Note and any other promissory note evidencing the Loans.

“Notice of Intent to Cure” is defined in Section 7.6 hereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on the preceding Business Day and (b) the Overnight Bank Funding Rate in effect on the preceding Business Day; provided that if none of such rates are published for any such preceding Business

Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for all purposes.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of Holdco, the Borrower or any of its Restricted Subsidiaries arising under or in relation to any Loan Document, including any Ancillary Facility Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OFAC” is defined in Section 5.21(a) hereof.

“Offer” means a takeover offer (within the meaning of section 974 of the Companies Act) to the holders of the Target Shares with a minimum acceptance threshold of of initially 75% of the Target Shares or such lower acceptance threshold agreed by the Required 2017 Incremental Lenders (the “Minimum Acceptance Threshold”) to be made by the Borrower pursuant to the terms of the Offer Documents.

“Offer Documents” means the Rule 2.7 Announcement and the offer documents to be sent by the Borrower to the Target’s shareholders (and any other persons with information rights) in connection with an Offer, and otherwise made available to such persons and in the manner required by Rule 24.1 of the Takeover Code.

“OID” is defined in Section 2.14(a) hereof.

“Original Closing Date” means May 15, 2013.

“Original Credit Agreement” is defined in the Preliminary Statements hereto.

“Other Applicable Indebtedness” is defined in Section 2.8(c)(ii) hereof.

“Other Taxes” is defined in Section 10.4 hereof.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an Overnight Bank Funding Rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” is defined in Section 10.10(d) hereof.

“Participant Register” is defined in Section 10.10(d) hereof.

“Participating Interest” is defined in Section 2.3(d) hereof.

“Participating Lender” is defined in Section 2.3(d) hereof.

“ Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” is defined in Section 5.21(b) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means for any Lender its Revolver Percentage or Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis, such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage and Term Loan Percentage, and expressing such components on a single percentage basis.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filing, endorsements, notarization, stampings and/or notifications of the Collateral Documents and/or the Collateral created thereunder.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a) after giving effect to the Acquisition, the Borrower is in compliance with Section 6.13 hereof;

(b) the Acquisition is not a Hostile Acquisition;

(c) (i) the Total Consideration for any acquired business that does not become a Guarantor (or the assets of which are not acquired by the Borrower or a Guarantor), when taken together with the Total Consideration for all such acquired businesses acquired after the First Restatement Effective Date, does not exceed (i) the greater of $400.0 million and 5.5% of Consolidated Total Assets (measured as of the date of such Acquisition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1) plus (ii) the Available Amount at such time; provided that, in the case of each of clauses (i) and (ii) above, such limitation shall not apply to the extent (x) the relevant Acquisition is made with proceeds of sales of, or contributions to, the common equity of the Borrower (other than amounts constituting a Cure Amount) or (y) (1) the Person so acquired (or the Persons owning such assets so acquired) becomes a Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Guarantors and (2) not less than 70% of the Consolidated EBITDA of the consolidated target is generated by Persons that become Guarantors (or, if Consolidated EBITDA attributable to Persons that become Guarantors is not determinable, not less than 70% of the assets of the consolidated target are owned by Persons that become Guarantors (determined by reference to the book value of such assets));

(d) if a new Subsidiary (other than an Excluded Subsidiary) is formed or acquired as a result of or in connection with the Acquisition, the Borrower shall have complied with the requirements of ARTICLE 4 hereof in connection therewith (as and when required by ARTICLE 4); and

(e) (i) no Event of Default under Section 7.1(a), (j) or (k) shall exist and (ii) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22, recomputed as of the last day of the most recently completed period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b), in the case of each of clauses (i) and (ii), on the date the relevant Acquisition is consummated and after giving effect thereto, or, at the Borrower’s election, the date of the signing of the acquisition agreement with respect thereto; provided that if the Borrower has made such an election, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes or the designation of an Unrestricted Subsidiary on or following such date and prior to the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated, such ratio shall be calculated on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated, except to the extent such calculation would result in a lower Leverage Ratio or Senior Secured Leverage Ratio or a higher ratio of Consolidated EBITDA to Interest Expense than would apply if such calculation was made without giving Pro Forma Effect to such Acquisition, other Specified Transactions and Indebtedness.

“Permitted Investors” shall mean (a) the Existing Shareholders, their respective limited partners and any Person making an investment in any direct or indirect parent of the Borrower or its Subsidiaries concurrently with the Existing Shareholders and (b) the members of management of any direct or indirect parent of the Borrower and its Subsidiaries who are investors, directly or indirectly, in the Borrower.

“Permitted Lien” is defined in Section 6.15 hereof.

“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any “employee pension benefit plan” covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group (including the Borrower) for current or former employees of a member of the Controlled Group (including the Borrower) or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one (1) employer makes contributions and to which a member of the Controlled Group (including the Borrower) is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions or under which a member of the Controlled Group (including the Borrower) is reasonably expected to incur liability.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the ~~fourth~~sixth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prime Rate” means the rate of interest per annum determined by ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.] as its prime rate in effect at its principal office in New York City and notified to the Borrower (the Prime Rate not being intended to be the lowest rate of interest charged by ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.] in connection with extensions of credit to debtors).

“Pro Forma Adjustment” means, for any period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, the pro forma increase or decrease in Consolidated EBITDA, which pro forma increase or decrease shall be based on the Borrower’s good faith projections and reasonable assumptions as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period to effect operating expense reductions and other operating improvements or synergies reasonably expected to result from a Specified Transaction; provided that, (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period, and (B) any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA for such period. Notwithstanding the foregoing, any Pro Forma Adjustment to Consolidated EBITDA for any period, together with any amounts added back pursuant to clauses (viii) and (xii) of the definition of “Consolidated EBITDA” for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary of the Borrower or any division or product line of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination and (d) the acquisition of any Consolidated Total Assets, whether pursuant to any Specified Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries ~~or the Borrower or any of its Subsidiaries~~; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

“Prohibited Lender” means (a) any Person identified by the Borrower in writing to the Arrangers on or prior to September 25, 2016, (b) any other Person identified in writing upon two (2) Business Days’ notice by the Borrower to the Administrative Agent that is a competitor or an Affiliate of a competitor of Holdco or any of its Subsidiaries or (c) any readily identifiable Affiliate of any Person described in clause (a) or (b) (including funds managed or advised by such

Person, but excluding, in the case of clause (b), any Affiliate of such Person that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course (other than in distressed situations) and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity); provided that no supplement to the list of Prohibited Lenders described in clause (b) shall (i) apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans or (ii) be effective unless delivered by email transmission to ~~JPMDQ_Contact@jpmorgan.com~~Morgan Stanley Senior Funding, Inc. as well as pursuant to Section 10.8 hereof.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Qualified Public Offering” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Quarterly Distributions” has the meaning assigned to such term in the Holdco LLC Agreement; provided that for purposes of this Agreement, such amounts shall be calculated with regard to any adjustments pursuant to any Code Section 754 election if (x) an Event of Default has occurred, is continuing or would result from any such Distribution and (y) (i) the Termination Date has not occurred, (ii) the Required Lenders have not waived such Event of Default, and (iii) three (3) months have not passed since the occurrence of the Event of Default.

“Ratio-Based Incremental Amount” is defined in Section 2.14(b) herein.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Refinancing Indebtedness” shall have the meaning assigned to such term under Section 6.14(r) hereof.

“Register” is defined in Section 10.10(c) hereof.

“Regulatory Event” means, with respect to any Lender, that (i) the Federal Deposit Insurance Corporation or any other Governmental Authority is appointed as conservator or Receiver for such Lender; (ii) such Lender is considered in “troubled condition” for the purposes of 12 U.S.C. § 1831i or any regulation promulgated thereunder; (iii) such Lender qualifies as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 C.F.R. § 208.43; or (iv) such Lender becomes subject to any formal or informal regulatory action requiring the Lender to materially improve its capital, liquidity or safety and soundness.

“Reimbursement Obligations” is defined in Section 2.3(c) hereof.

“Rejecting Lender” is defined in Section 2.8(c)(vi) hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, administrators, employees and agents of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Release Date” is defined in Section 9.13 hereof.

“Relevant Existing Facility” is defined in Section 2.14(a) hereof.

“ Remaining Revolving Exposure” has the meaning set forth in Section 2.16.

“Replaced Revolving Facility” is defined in Section 10.11(d) hereof.

“Replaced Term Loans” is defined in Section 10.11(d) hereof.

“Replacement Revolving Facility” is defined in Section 10.11(d) hereof.

“Replacement Term Loans” is defined in Section 10.11(d) hereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Regulation Section 4043.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the proceeds of any secured term loans incurred or guaranteed by the Borrower or any Subsidiary Guarantor the primary purpose of which is to result in an effective interest rate (with the comparative determinations to be made by the Administrative Agent in a manner consistent with generally accepted financial practices, and in any event consistent with Section 2.14(a)(H)) that is less than the effective interest rate (as determined by the Administrative Agent on the same basis) applicable to such Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to, or consent under, this Agreement the primary purpose of which is to reduce the effective interest rate (to be determined by the Administrative Agent on the same basis as set forth in preceding clause (a)) of the Term B Loans; provided that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver, modification or consent in connection with (x) a Change of Control, (y) a Permitted Acquisition or similar investment or (z) a sale or other disposition of assets, in each case under clauses (y) and (z), in excess of $100 million, constitute a Repricing Transaction. Any determination by the Administrative Agent of any effective interest rate as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination.

“Required 2017 Incremental Lenders” means, as of the date of determination thereof, 2017 Incremental Term Lenders whose outstanding 2017 Incremental Term Loan Commitments (or, after the Certain Funds Funding Date, the 2017 Incremental Term Loans) constitute more than 50.00% of the sum of the total outstanding 2017 Incremental Term Loan Commitments (or 2017 Incremental Term Loans, as applicable); provided that the portion of the 2017 Incremental Term Loan Commitments (or 2017 Incremental Term Loans, as applicable) held or deemed held by, any Defaulting Lender (so long as such Lender is a Defaulting Lender) or any Affiliated

Lender shall be excluded for purposes of making a determination of Required 2017 Incremental Lenders.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and unused Term Loan Commitments and Unused Revolving Credit Commitments constitute more than 50.00% of the sum of the total outstanding Loans, interests in Letters of Credit, unused Term Loan Commitments and Unused Revolving Credit Commitments; provided that the Revolving Credit Commitment of, and the portion of the outstanding Loans, interests in Letters of Credit, unused Term Loan Commitments and Unused Revolving Credit Commitments held or deemed held by, any Defaulting Lender (so long as such Lender is a Defaulting Lender) or any Affiliated Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Ratings” means that the long-term public credit rating of the Borrower from S&P is BBB- or above and that the long-term public credit rating of the Borrower from Moody’s is Baa3 or above, in each case with a stable or better outlook.

“Required RC/TLA Lenders” means, at any time, Lenders having Revolving Exposures, Term A Loans and unused Commitments in respect of the foregoing representing more than 50% of the sum of the total Revolving Exposures, outstanding Term A Loans and unused Commitments in respect of the foregoing at such time; provided that the Revolving Exposures, Term A Loans and unused Commitments in respect of the foregoing held or deemed held by, any Defaulting Lender (so long as such Lender is a Defaulting Lender) or any Affiliated Lender shall be excluded for purposes of making a determination of Required RC/TLA Lenders.

“Reserve Percentage” means, for any Borrowing of Eurodollar Loans, the ~~daily~~ average ~~for the applicable Interest Period of the~~ maximum rate~~, expressed as a decimal,~~ at which reserves (including~~, without limitation, any supplemental,~~ any marginal, ~~and~~supplemental or emergency reserves) are ~~imposed~~required to be maintained during such Interest Period ~~by the Board of Governors of the~~under Regulation D by member banks of the United States Federal Reserve System ~~(or any successor) on~~in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities~~,~~” (as ~~defined in such Board’s Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto~~such term is used in Regulation D). For purposes of this definition, the Eurodollar Loans shall be deemed to be “Eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

“Restricted Amount” is defined in Section 2.8(c)(v) hereof.

“Restricted Debt Payment” is defined in Section 6.20(a) hereof.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“ Revaluation Date” has the meaning set forth in Section 1.4(e).

“Revolver Multicurrency Percentage” means, for each Revolving Multicurrency Lender, the percentage of the aggregate Revolving Multicurrency Credit Commitments represented by such Revolving Multicurrency Lender’s Revolving Multicurrency Credit Commitment or, if the Revolving Multicurrency Credit Commitments have been terminated, the percentage held by such Revolving Multicurrency Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Multicurrency Loans and L/C Obligations then outstanding.

“ Revolver Percentage” means, for each Revolving Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Revolving Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding; provided that with respect to any Borrowing or Letter of Credit made or issued in an Alternative Currency, only the Revolving Multicurrency Lenders shall be deemed to have a Revolver Percentage therein in an amount equal to the revolver Multicurrency Percentage.

“Revolver USD Percentage” means, for each Revolving USD Lender, the percentage of the aggregate Revolving USD Credit Commitments represented by such Revolving USD Lender’s Revolving USD Credit Commitment or, if the Revolving USD Credit Commitments have been terminated, the percentage held by such Revolving USD Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving USD Loans and L/C Obligations then outstanding.

“Revolving Credit Commitment” means, as to any Lender (including any 2017 Incremental Revolving Lender), the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit ~~issued for the account of the Borrower~~ hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Revolving Lenders acknowledge and agree that the Revolving Credit Commitments of the Revolving Lenders aggregate $~~650.0 million on the date hereof. The Revolving Credit Commitments~~1.250 billion as of the Certain Funds Funding Date ~~(after giving effect to the 2017 Revolving Credit Commitment Increase) are $1,000,000,000~~.

“Revolving Credit Commitment Increase” is defined in Section 2.14(a) hereof.

“ Revolving Credit Termination Date” means (a) with respect to the Revolving USD Credit Commitments, the Revolving USD Credit Termination Date and (b) with respect to the Revolving Multicurrency Credit Commitments, the Revolving Multicurrency Credit Termination Date.

“ Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the sum of the Dollar Equivalent of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Loans (net of any participations therein by other Lenders), (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Loans and (f) in the case of an Ancillary Lender, the Ancillary Facility Exposure in respect of Ancillary Facilities provided by such Ancillary Lender.

“ Revolving Facility” means, collectively, the Revolving USD Facility and the Revolving Multicurrency Facility.

“ Revolving Lender” means any Lender (including in its (or its applicable Affiliate’s) capacity as an Ancillary Lender) holding all or a portion of the Revolving Facility.

“Revolving Loan” means a Revolving USD Loan and/or Revolving Multicurrency Loan, as the context may require.

“ Revolving Multicurrency Credit Commitment” means, as to any Lender (including any 2017 Incremental Revolving Lender), the obligation of such Lender to make Revolving Multicurrency Loans and to participate in Swing Loans and Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Multicurrency Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Revolving Multicurrency Lenders acknowledge and agree that the Revolving Multicurrency Credit Commitments of the Revolving Multicurrency Lenders aggregate $1,237,872,023.80 as of the Certain Funds Funding Date.

“ Revolving Multicurrency Credit Termination Date” means the fifth anniversary of the Certain Funds Funding Date or such earlier date on which the Revolving Multicurrency Credit Commitments are terminated in whole pursuant to Sections 2.10, 7.2 or 7.3 hereof.

“ Revolving Multicurrency Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Multicurrency Credit Commitments, that Lender’s Revolving Multicurrency Credit Commitment; and (ii) after the termination of the Revolving Multicurrency Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Multicurrency Loans of that Lender, (b) in the case of L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) allocable to the Revolving Multicurrency Credit Commitments, (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit allocable to the Revolving Multicurrency Credit Commitments, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Loans (net of any participations therein by other Lenders) allocable to the Revolving Multicurrency Credit Commitments and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Loans allocable to the Revolving Multicurrency Credit Commitments.

“ Revolving Multicurrency Facility” means the credit facility for making Revolving Multicurrency Loans and Swing Loans and issuing Letters of Credit described in Sections 2.2, 2.3 and 2.11 hereof.

“Revolving Multicurrency Lender” means any Lender holding all or a portion of the Revolving Multicurrency Facility.

“ Revolving Multicurrency Loan” is defined in Section 2.2 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Multicurrency Loan hereunder.

“Revolving Note” is defined in Section 2.12(c) hereof.

“ Revolving Outstandings” shall mean, with respect to any Lender at any time, the Revolving Exposure and if the Lender is also an Ancillary Lender, the Ancillary Facility Exposure in respect of Ancillary Facilities provided by such Ancillary Lender.

“ Revolving USD Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving USD Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving USD Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Revolving USD Lenders acknowledge and agree that the Revolving USD Credit Commitments of the Revolving USD Lenders aggregate $12,127,976.20 as of the Certain Funds Funding Date.

“Revolving USD Credit Termination Date” means October 14, 2021, or such earlier date on which the Revolving USD Credit Commitments are terminated in whole pursuant to Sections 2.10, 7.2 or 7.3 hereof.

“Revolving USD Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving USD Credit Commitments, that Lender’s Revolving USD Credit Commitment; and (ii) after the termination of the Revolving USD Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving USD Loans of that Lender, (b) in the case of L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit denominated in Dollars issued by that Lender (net of any participations by Lenders in such Letters of Credit and allocable to the Revolving USD Credit Commitments), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit denominated in Dollars and allocable to the Revolving USD Credit Commitments or any unreimbursed drawing under any such Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Loans denominated in Dollars (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Loans denominated in Dollars and allocable to the Revolving USD Credit Commitments.

“Revolving USD Facility” means the credit facility for making Revolving USD Loans and Swing Loans and issuing Letters of Credit described in Sections 2.2, 2.3 and 2.11 hereof.

“Revolving USD Lender” means any Lender holding all or a portion of the Revolving USD Facility.

“Revolving USD Loan” is defined in Section 2.2 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving USD Loan hereunder.

~~“Revolving Note” is defined in Section 2.12(c) hereof.~~

“Rule 2.7 Announcement” means the press announcement in the agreed form released by the Borrower and the Target to announce a firm intention on the part of the Borrower to make an offer to acquire Target Shares on the terms of the Scheme (or the Offer) in accordance with Rule 2.7 of the Takeover Code, as supplemented and/or corrected from time to time in accordance with the Takeover Code and, in each case, to the extent permitted by this Agreement.

“S&P” means S&P Global Ratings.

“Scheme” means the English law governed scheme of arrangement effected under part 26 of the Companies Act to be proposed by the Target to its shareholders to implement the Worldpay Acquisition on the terms and conditions to be set out in the Acquisition Documents.

“Scheme Circular” means a circular (including any supplementary circular) to be issued by the Target to its shareholders setting out the resolutions and proposals for and the terms of the Scheme.

“Scheme Documents” means each of the Rule 2.7 Announcement, the Scheme Circular, the Scheme Order and any other documents distributed by or on behalf of the Borrower to (among others) shareholders of the Target in connection with the Scheme.

“Scheme Order” means an order of the Court sanctioning the Scheme pursuant to section 899 of the Companies Act.

“Second Restatement Agreement” means that certain Amendment and Restatement Agreement, dated as of October 14, 2016, among the Borrower, Holdco, the other Loan Parties party thereto, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the lenders party thereto.

“Second Restatement Effective Date” means the date on which the conditions precedent set forth in the Second Restatement Agreement shall have been satisfied or waived in accordance with the terms thereof.

“Secured Parties” has the meaning assigned to that term in the Security Agreement.

“Security Agreement” means that certain Amended and Restated Security Agreement, substantially in the form of Exhibit J, dated as of the First Restatement Effective Date by and between the Loan Parties party thereto and the Collateral Agent.

“Security Agreement Supplement” means an Assumption and Supplemental Security Agreement in the form attached to the Security Agreement as Schedule F.

~~“Seller” is defined in the Preliminary Statements hereto.~~

“Senior Secured Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated EBITDA for the period of four (4) fiscal quarters then most recently ended.

“Share Repurchase” means the repurchase of Vantiv’s common Equity Interests.

“Solvency Certificate” means the Solvency Certificate delivered pursuant to Section ~~7~~11(~~f~~g)(~~vi~~v) of the ~~Second~~Third Restatement Agreement, substantially in the form of Exhibit E to this Agreement.

“Specified Conditions” shall mean, in respect of any transaction, each of the following:

(a) the Leverage Ratio, determined on a Pro Forma Basis after giving effect to such transaction (i) is not 0.50x more than the Leverage Ratio as determined immediately prior to such transaction and (ii) does not exceed the then applicable Leverage Ratio level under Section 6.22 less 0.25x,

(b) (i) if, immediately prior to such transaction, the long-term public credit rating of the Borrower (A) from S&P is BB+ or higher and (B) from Moody’s is Ba2 or higher, then the long-term public credit rating of the Borrower after giving effect to such transaction shall not be less than BB+ from S&P or less than Ba2 from Moody’s, or (ii) if otherwise, the long-term public credit rating of the Borrower from both S&P and Moody’s after giving pro forma effect to such transaction shall be equal to or higher (with no negative change in outlook) than the applicable long-term public credit rating of the Borrower from such rating agency immediately prior to such transaction,

(c) at least two of the Persons constituting Designated Executive Officers immediately prior to such transaction shall continue to constitute members of the senior management team after giving effect to such transaction and shall not be terminated or otherwise separated from employment as a result of such transaction, and

(d) the transaction shall not result in any change in organizational identity or jurisdiction of organization of the Borrower unless (i) such change does not result in negative tax consequences to the Lenders (as reasonably determined by the Administrative Agent and the Borrower after taking into account applicable treaties, exemptions and gross-up obligations of the Borrower), (ii) the Administrative Agent shall have received, and be reasonably satisfied with, all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, that has been reasonably requested by the Administrative Agent or the Lenders (through the Administrative Agent), and (iii) such change does not result in any impairment of (A) the security interest of the Lenders in the Collateral (if any), taken as a whole, or (B) the guarantees of the Obligations from the Guarantors, taken as a whole.

“Specified Transaction” means, with respect to any period, (a) the Transactions, the First Restatement Agreement Transactions and the Certain Funds Transactions, (b) any Permitted Acquisition or the making of other investment pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired, (c) the disposition of all or substantially all of the assets or stock of a Subsidiary (or any line of business or division thereof) or (d) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto.

“ Spot Rate” means, on any day, with respect to any currency in relation to Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 12:00 noon, London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on the applicable Reuters

World Currency Page, the Spot Rate shall be calculated by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“ Sterling” and “£” shall mean the lawful currency of the United Kingdom.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50.00% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one (1) or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

“Successor Holdco” is defined in Section 6.13(b) hereof.

“Swap Obligation” has the meaning assigned to that term in the definition of Excluded Swap Obligation.

“Swing Line” means the credit facility for making one (1) or more Swing Loans described in Section 2.11 hereof.

“Swing Line Commitment” shall mean, with respect to each Swing Line Lender, the commitment of such Swing Line Lender to make Swing Loans pursuant to Section 2.11 hereof.

“Swing Line Lender” means ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.].

“Swing Line Sublimit” means $~~100.0~~200.0 million, as reduced pursuant to the terms hereof.

“Swing Loan” and “Swing Loans” each is defined in Section 2.11(a) hereof.

“Swing Note” is defined in Section 2.12(c) hereof.

“Takeover Code” means the UK City Code on Takeovers and Mergers, as administered by the Takeover Panel, as may be amended from time to time.

“Takeover Panel” means the UK Panel on Takeovers and Mergers.

“Target” means Worldpay Group plc, a public limited liability company incorporated under the laws of England and Wales with registered number 08762327.

“Target Shares” means all of the issued and to be issued ordinary share capital of the Target.

“Taxes” means all present or future taxes, levies, imposts, duties, deduction, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Receivable Agreements” means those certain Tax Receivable Agreements, dated as of March 21, 2012, by and between Vantiv and each of Fifth Third Bank, FTPS Partners, LLC, JPDN Enterprises LLC, and certain investment fund affiliates of Advent International Corporation that are stockholder of Vantiv, as such agreements may be assigned and amended from time to time in accordance with their terms.

“Term A Lenders” means, collectively, the Term A-3 Lenders ~~and~~, the 2017 Incremental Term A-4 Lenders and the Term A-5 Lenders.

“Term A Loans” means, collectively, the Term A-3 Loans ~~and~~, the 2017 Incremental Term A-4 Loans and the Term A-5 Loans.

“Term A Loan Commitments” means, collectively, the Term A-3 Loan Commitments ~~and~~, the 2017 Incremental Term A-4 Loan Commitments and the Term A-5 Loan Commitments.

“Term A Note” is defined in Section 2.12(c).

“Term A-3 Facility” means the credit facility for the Term A-3 Loans described in Section 2.1(a) hereof.

“Term A-3 Lender” means any Lender holding all or a portion of the Term A-3 Facility.

“Term A-3 Loan” is defined in Section 2.1(a) hereof.

“Term A-3 Loan Commitment” means as to any Lender, the obligation of such Lender to make Term A-3 Loans hereunder (including by way of conversion of Existing Term A Loans or Existing Term B Loans) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10. The Borrower and the Term A-3 Lenders acknowledge and agree that the Term A-3 Loan Commitments of the Term A-3 Lenders aggregate $~~2,469,375 thousand~~183,890,379.62 as of the ~~date hereof~~Third Restatement Effective Date.

“Term A-3 Loan Percentage” means, for any Term A-3 Lender, the percentage held by such Term A-3 Lender of the aggregate principal amount of all Term A-3 Loans then outstanding.

“Term A-3 Termination Date” is defined in Section 2.7(a) hereof.

“ Term A-5 Facility” means the credit facility for the Term A-5 Loans described in Section 2.1(c) hereof.

“ Term A-5 Lender” means any Lender holding all or a portion of the Term A-5 Facility and, on and after the Certain Funds Funding Date, the 2017 Incremental Term A-4 Lenders (which shall be added to, and made part of, the same Class of Term A-5 Lenders as contemplated by the definition of “Class”).

“ Term A-5 Loan” is defined in Section 2.1(c) hereof and, on and after the Certain Funds Funding Date, the 2017 Incremental Term A-4 Loans (which shall be added to, and made part of, the same Class of Term A-5 Loans as contemplated by the definition of “Class”).

“ Term A-5 Loan Commitment” means as to any Lender, the obligation of such Lender to make Term A-5 Loans hereunder (including by way of conversion of Existing Term A–3 Loans) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10. The Borrower and the Term A-5 Lenders acknowledge and agree that the Term A-5 Loan Commitments of the Term A-5 Lenders aggregate $2,223,750,245.38 as of the Third Restatement Effective Date (immediately prior to the incurrence of the 2017 Incremental Term A-4 Loans).

“Term A-5 Loan Percentage” means, for any Term A-5 Lender, the percentage held by such Term A-5 Lender of the aggregate principal amount of all Term A-5 Loans then outstanding.

“Term A-5 Termination Date” is defined in Section 2.7(a) hereof.

“Term B Lenders” means, collectively, the Initial Term B Lenders, the 2017 Rook Incremental Term B Lenders, the 2017 Incremental Term B-1 Lenders and the 2017 Incremental Term B-2 Lenders.

“Term B Loans” means collectively, the Initial Term B Loans, the 2017 Rook Incremental Term B Loans, the 2017 Incremental Term B-1 Loans and the 2017 Incremental Term B-2 Loans.

“Term B Loan Commitment” means, collectively, the Initial Term B Loan Commitment, the 2017 Rook Incremental Term B Loan Commitment, the 2017 Incremental Term B-1 Loan Commitment and the 2017 Incremental Term B-2 Loan Commitment.

“Term B Note” is defined in Section 2.12(c).

“Term Commitment Increase” is defined in Section 2.14(a) hereof.

“Term Facilities” means, collectively, the Term A-3 Facility, the 2017 Incremental Term A-4 Facility, the Term A-5 Facility, the Initial Term B Facility, the 2017 Rook Incremental Term B Facility, the 2017 Incremental Term B-1 Facility and the 2017 Incremental Term B-2 Facility.

“Term Lenders” means, collectively, the Term A Lenders and the Term B Lenders.

“Term Loans” means, collectively, the Term A Loans and the Term B Loans.

“Term Loan Commitments” means, collectively, the Initial Term Loan Commitments, the 2017 Rook Incremental Term B Loan Commitments and the 2017 Incremental Term Loan Commitments.

“Term Loan Percentage” means any or all of the Term A-3 Loan Percentage, the 2017 Incremental Term A-4 Loan Percentage, the Term A-5 Loan Percentage, the Initial Term B Loan Percentage, the 2017 Rook Incremental Term B Loan Percentage, the 2017 Incremental Term B-1 Loan Percentage and the 2017 Incremental Term B-2 Loan Percentage, as the context requires.

“Term Note” means any of the Term A Notes and the Term B Notes, as the context requires.

“Termination Date” is defined in the lead-in to Article 6 hereof.

“ Third Restatement Agreement” means that certain Amendment and Restatement Agreement, dated as of September 8, 2017, among the Borrower, Holdco, the other Loan Parties party thereto, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the lenders party thereto.

“ Third Restatement Agreement Execution Date” means September 8, 2017.

“ Third Restatement Effective Date” means the date on which the conditions precedent set forth in the Third Restatement Agreement shall have been satisfied or waived in accordance with the terms thereof.

“Total Consideration” means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) Indebtedness for borrowed money payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered to the seller in connection with any Acquisition, plus (d) the amount of Indebtedness assumed in connection with any Acquisition.

“Total Funded Debt” means, at any time the same is to be determined, the aggregate amount of all Indebtedness under clauses (a) (other than Indebtedness arising under Cash Management Services), (c), (d) and (e) (to the extent, in the case of clause (e), that such obligations are funded obligations that have not been reimbursed within two (2) Business Days following the funding thereof) of such definition of the Borrower and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP.

“tranche” is defined in Section 2.15(a) hereof.

“Transaction Expenses” means any fees, costs or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries in connection with the Transactions (including OID).

“Transactions” means, collectively, (a) the transactions contemplated by this Agreement and the other Loan Documents (including the ~~Second~~Third Restatement Agreement) and (b) the payment of the Transaction Expenses.

“Treasury Regulations” means the regulations issued by the Internal Revenue Service under the Code, as such regulations may be amended from time to time.

“Trust Funds” means cash and Cash Equivalents comprised of (a) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any employees of Holdco, the Borrower and its Subsidiaries, (b) funds used or to be used to pay all taxes required to be collected, remitted or withheld (including U.S. federal and state withholding taxes (including the employer’s share thereof)) by or on behalf of Holdco, the Borrower and its Subsidiaries, (c) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person and (d) all deposit, securities and commodities accounts solely containing Trust Funds.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unrestricted Subsidiary” means (a) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.9 subsequent to the Original Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“Unused Revolving Credit Commitments” means, at any time, (a) in the case of Revolving USD Credit Commitments the difference between the Revolving USD Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations allocable to the Revolving USD Credit Commitments and (b) in the case of Revolving Multicurrency Credit Commitments, the difference between the Revolving Multicurrency Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations allocable to the Revolving Multicurrency Credit Commitments; provided that Swing Loans outstanding from time to time shall not be deemed to reduce the Unused Revolving Credit Commitment of the Lenders for purposes of computing the Commitment Fee under Section 2.13(a) hereof.

“Vantiv” means Vantiv Inc., a Delaware corporation.

“Voting Stock” of any Person means capital stock or other Equity Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including, without limitation, general partners of a partnership), other than stock or other Equity Interests having such power only by reason of the happening of a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing:

(a) sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by

(b) sum of all such payments.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) or other Equity Interests are owned by any one (1) or more of the Borrower and the Borrower’s other Wholly-owned Subsidiaries at such time.

“Worldpay Acquisition” means the acquisition by Borrower and Vantiv UK Limited of the entire issued ordinary share capital of ~~Worldpay Group plc, a public limited liability company incorporated under the laws of England and Wales with registered number 08762327~~the Target to be consummated by way of Scheme or Offer in accordance with and on the terms of the Acquisition Documents.

“ Worldpay Notes” means the €500,000,000 3.75% Senior Notes due 2022 issued by Worldpay Finance plc, a Subsidiary of the Target.

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Interpretation . With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise specified therein, references in a particular agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in, such agreement.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

(vi) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(vii) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(viii) Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any other Loan Document).

(c) All references to time of day herein are references to New York City, New York time unless otherwise specifically provided.

(d) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP, (a) except as otherwise provided herein in the definition of “Capital Lease” and (b) without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities by the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Account Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof~~.~~; provided that, the Target or any Persons that are Subsidiaries of the Target immediately prior to the Worldpay Acquisition shall not be required to comply with this clause (d) for a period of 120 days from the Certain Funds Funding Date and may instead determine any of the aforementioned computations or calculations required for the purposes of this Agreement in accordance with UK GAAP or IFRS during such period.

(e) All terms that are used in this Agreement or any other Loan Document which are defined in the UCC of the State of New York shall have the same meanings herein as such terms are defined in the New York UCC, unless this Agreement or such other Loan Document shall otherwise specifically provide.

(f) In calculating the Leverage Ratio and/or the Senior Secured Leverage Ratio for purposes of determining the permissibility of any ~~incurrence of Indebtedness hereunder~~action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio, including ~~under~~ the Ratio-Based Incremental Amount, the amount of any Indebtedness incurred and/or payment made or to be made in reliance on a provision of this Agreement that does not require compliance with a Leverage Ratio and/or Senior Secured Leverage Ratio test, substantially concurrently with any Indebtedness incurred and/or payment made or to be made in reliance on a provision of this Agreement that requires compliance with a Leverage Ratio and/or Senior Secured Leverage Ratio test, shall be disregarded in the calculation of Indebtedness for purposes of such Leverage Ratio and/or Secured Leverage Ratio test; provided, that notwithstanding the foregoing, any provision of this Agreement requiring Pro Forma Compliance with Section 6.22 (or any part thereof), including in connection with a transaction, such as a Permitted Acquisition, must be satisfied on a Pro Forma Basis, ~~including for the incurrence of Indebtedness, regardless of the provision under which such Indebtedness is or will be incurred~~without giving effect to this clause (f).

(g) Notwithstanding anything to the contrary herein (but subject to the exception set forth in clause (ii) of Section 1.2(h) below as to actual compliance with Section 6.22), financial ratios and tests (including the Leverage Ratio, the Senior Secured Leverage Ratio and the ratio of Consolidated EBITDA to Interest Expense (and the components of each of the foregoing) and the amount of Consolidated Total Assets, but excluding Excess Cash Flow and the CNI Growth Amount (and the components of each of the foregoing)) contained in this Agreement that are calculated with respect to any test period shall be calculated on a Pro Forma Basis.

(h) Notwithstanding anything to the contrary in this Agreement, with respect to the incurrence of any Indebtedness (including any Incremental Facility or Incremental Equivalent Debt) the proceeds of which are to be used by the Borrower or any Subsidiary to finance, in whole or in part, a Permitted Acquisition, any other ~~Investment~~investment permitted under Section 6.17, a redemption or prepayment of Indebtedness or a ~~Restricted Payment~~Distribution permitted under Section 6.18 (in each case, to the extent the consummation of such acquisition, investment, redemption, prepayment or restricted payment is not conditioned on the availability of, or on obtaining, third party financing) (each such transaction, a “Limited Conditionality Transaction”), for purposes of determining (x) compliance with any financial ratio, (y) occurrence of Default or Event of Default or (z) availability under baskets, in each case, in connection with such Limited Conditionality Transaction and any related incurrence of Indebtedness or Liens under Section 6.14 or 6.15, the Borrower shall have the option of making any such determinations as of the date the definitive agreement related to such Limited Conditionality Transaction is signed (or as of the date the related irrevocable notice of redemption, prepayment or ~~Restricted Payment~~Distribution is given, as applicable), and, following such date and prior to the earlier of the date on which such Limited Conditionality Transaction is consummated or the definitive agreement for such Limited Conditionality Transaction is terminated, such ratios and availability under applicable baskets shall be calculated on a Pro Forma Basis assuming such Limited Conditionality Transaction and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated, except (i) to the extent such calculation would result in a lower Leverage Ratio or Senior Secured Leverage Ratio or a higher ratio of Consolidated EBITDA to Interest Expense than would apply if such calculation was made without giving Pro Forma Effect to such Limited Conditionality Transaction, other Specified Transactions and Indebtedness and (ii) for the purposes of computing actual compliance with Section 6.22 hereof as of the last day of any fiscal quarter.

Section 1.3 Change in Accounting Principles. If, after the First Restatement Effective Date, there shall occur any change in GAAP (except as otherwise provided herein in the definition of “Capital Lease”) from those used in the preparation of the financial statements referred to in Section 6.1 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Restricted Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this ~~Section 1.2(g)~~Section 1.3, financial covenants (and all related defined terms) shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles; provided that, with respect to the Target or any Persons that are Subsidiaries of the Target immediately prior to the Worldpay Acquisition, the Borrower and its Subsidiaries shall not be required to compute and determine their compliance with any financial covenants hereunder (and all related defined terms) in accordance with GAAP for a period of 120 days from the Certain Funds Funding Date and may instead compute and determine compliance with any financial covenants hereunder, as to those entities, in accordance with UK GAAP or IFRS during such period. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any covenant hereunder nor out of compliance with any covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

Section  1.4 Exchange Rates; Currency Equivalents. Unless expressly provided otherwise, any amounts specified in this Agreement shall be in Dollars.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Loans and Letters of Credit denominated in an Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between any Alternative Currency and Dollars until the next Revaluation Date to occur.

(b) The Administrative Agent shall determine the Dollar Equivalent of any Foreign Currency Letter of Credit or Borrowing not denominated in Dollars in accordance with the terms set forth herein, and a determination thereof by the Administrative Agent shall be presumptively correct absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Borrower in any document delivered to the Administrative Agent.

(c) The Administrative Agent shall determine the Dollar Equivalent of any Foreign Currency Letter of Credit as of (i) a date on or about the date on which the applicable L/C Issuer receives a request from the Borrower for the issuance of such Letter of Credit, (ii) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) March 31 and September 30 in each year and (iv) such additional dates as the Required RC/TLA Lenders shall require, in each case using the Spot Rate in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.4(c).

(d) The Administrative Agent shall determine the Dollar Equivalent of any Borrowing not denominated in Dollars as of (i) a date on or about the date on which the Administrative Agent receives a request to advance such Borrowing using the Spot Rate in effect on the date of determination, (ii) as of the date of the commencement of each Interest Period after the initial Interest Period therefor and (iii) such additional dates as the Required RC/TLA Lenders shall require, using the Spot Rate in effect (x) in the case of clauses (i) and (ii) above, on the date that is three (3) Business Days prior to the date on which the applicable Interest Period shall commence, and (y) in the case of clause (iii) above, on the date of determination, and each such amount shall be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.4(d).

(e) The Administrative Agent shall notify the Borrower, the Lenders and the applicable L/C Issuer of each such determination (such date, a “Revaluation Date”) and revaluation of the Dollar Equivalent of each Letter of Credit and Borrowing.

(f) The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round off amounts pursuant to this Section 1.4 to the nearest higher or lower amount in whole Dollars or cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

(g) Unless otherwise provided, Dollar Equivalent amounts set forth in ARTICLE 2 or Section 6.22 may be exceeded by a percentage amount equal to 5% of such amount; provided, that such excess is solely as a result of fluctuations in applicable currency exchange rates after the last time such determinations were made and, in any such cases, the applicable limits set forth in ARTICLE 2 or ARTICLE 7, as applicable, will not be deemed to have exceeded solely as a result of such fluctuations in currency exchange rates. For the avoidance of doubt, in no event shall a prepayment be required under Section 2.8(c)(iv) if the Dollar Equivalent of the relevant amounts set forth therein does not exceed 5% of such relevant amounts solely as a result of fluctuations in currency exchange rates.

(h) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law)

For purposes of any determination under ARTICLE 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or ARTICLE 7, in each case, with respect to the amount of any Indebtedness, Lien, Restricted Debt Payment, investment, transactions pursuant to Section 6.16, sale-leaseback transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “subject transaction”), in a currency other than Dollars, (i) the Dollar Equivalent of a subject transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted on the applicable Reuters World Currency Page (or any successor page thereto, or in the event such rate does not appear on any Reuters Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 12:00 noon (London time) on the date of such subject transaction (which, in the case of any Distribution, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement and (y) additional amounts permitted to be incurred under Section 6.14 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any subject transaction so long as such subject transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.22 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 6.1(a) or (b), as applicable, for the relevant four fiscal quarter period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Swap Obligation permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness.

Section 1.5 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans (including with Incremental Loans, Loans in connection with any Refinancing Indebtedness or loans incurred under a new credit facility), in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars” (or any applicable Alternative Currency), “in immediately available funds”, “in cash” or any other similar requirement.

(a) For purposes of determining compliance at any time with Sections 6.14, 6.15, 6.16, 6.17, 6.18, 6.20 and 6.11, in the event that any Indebtedness, Lien, Distribution, Restricted Debt Payment, investment, fundamental change or disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.14, 6.15, 6.16, 6.17, 6.18, 6.20 and 6.11, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. Further, for the avoidance of doubt, any Indebtedness, Lien, Distribution, Restricted Debt Payment, investment, fundamental change or disposition and Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Distribution, Restricted Debt Payment, investment, fundamental change or disposition and Affiliate transaction under Sections 6.14, 6.15, 6.16, 6.17, 6.18, 6.20 and 6.11, but may instead be permitted in part under any combination of the clauses contained in any of such Sections.

ARTICLE 2. The Loan Facilities.

Section 2.1 The Term Loans.

(a) Subject to the terms and conditions set forth herein, the Existing Term A-3 Loans (other than any such Loans converted into Term A-5 Loans pursuant to the Third Restatement Agreement) of each Term A-3 Lender (each individually, a “Term A-3 Loan” and, collectively, the “Term A-3 Loans”) shall be continued pursuant to the Third Restatement Agreement in Dollars on the Third Restatement Effective Date in a principal amount not to exceed such Term A-3 Lender’s Term A-3 Loans which are not converted into Term A–5 Loans.

(b) ~~(a)~~ Subject to the terms and conditions set forth herein and in the ~~Second Restatement Agreement, each~~Incremental Amendment No. 3 (including, for the avoidance of doubt, Section 3.2 hereof), each 2017 Incremental Term A-~~3~~4 Lender agrees, severally and not jointly, to and shall make ~~a~~, on or prior to the date falling on the last day of the Certain Funds Period, a term loan (each individually, a “2017 Incremental Term A-~~3~~4 Loan” and, collectively, the “2017 Incremental Term A-~~3~~4 Loans”) in Dollars to the Borrower ~~on the Second Restatement Effective Date (including, with respect to its Existing Term A Loans to be converted into Term A-3 Loans pursuant to the Second Restatement Agreement, by way of conversion of such Existing Term A Loans into Term A-3 Loans)~~ in a principal amount ~~not~~equal to ~~exceed~~ such 2017 Incremental Term A-~~3~~4 Lender’s 2017 Incremental Term A-~~3~~4 Loan Commitment. Immediately upon the making of each 2017 Incremental Term A-4 Loan, such Loan shall be deemed to be, and shall constitute for all purposes hereunder, a Term A-5 Loan and shall cease to constitute a separate Class of Loans.

(c) Subject to the terms and conditions set forth herein and in the Third Restatement Agreement, each Term A-5 Lender agrees that its Existing Term A-3 Loans shall, on the Third Restatement Effective Date, be converted into a Term A-5 Loan (each individually, a “Term A-5 Loan” and, collectively, the “Term A-5 Loans”) in a principal amount not to exceed such Term A-5 Lender’s Term A-5 Loan Commitment.

(d) ~~(b)~~ Subject to the terms and conditions set forth herein and in the Second Restatement Agreement, each Initial Term B Lender agrees, severally and not jointly, to and shall make a term loan (each individually, an “Initial Term B Loan” and, collectively, the “Initial Term B Loans”) in Dollars to the Borrower on the Second Restatement Effective Date (including, with respect to any Existing Term B Loans to be converted into Initial Term B Loans pursuant to the Second Restatement Agreement, by way of conversion of such Existing Term B Loans into Initial Term B Loans) in a principal amount not to exceed such Initial Term B Lender’s Initial Term B Loan Commitment.

(e) ~~(c)~~ Subject to the terms and conditions set forth in Section 4 of the Incremental Amendment No. 2, each 2017 Rook Incremental Term B Lender agrees, severally and not jointly, to and shall make, on the 2017 Rook Incremental Funding Date, a 2017 Rook Incremental Term B Loan in Dollars to the Borrower in a principal amount equal to such 2017 Rook Incremental Term B Lender’s 2017 Rook Incremental Term B Loan Commitment.

~~(d) Subject to the terms and conditions set forth herein and in the Incremental Amendment No. 3 (including, for the avoidance of doubt, Section 3.2 hereof), each 2017 Incremental Term A-4 Lender agrees, severally and not jointly, to and shall make, on or prior to the date falling on the last day of the Certain Funds Period, a 2017 Incremental Term A-4 Loan in Dollars to the Borrower in a principal amount equal to such 2017 Incremental Term A-4 Lender’s 2017 Incremental Term A-4 Loan Commitment.~~

(f) ~~(e)~~ Subject to the terms and conditions set forth herein and in the Incremental Amendment No. 3 (including, for the avoidance of doubt, Section 3.2 hereof), each 2017 Incremental Term B-1 Lender agrees, severally and not jointly, to and shall make, on or prior to the date falling on the last day of the Certain Funds Period, a 2017 Incremental Term B-1 Loan in Dollars to the Borrower in a principal amount equal to such 2017 Incremental Term B-1 Lender’s 2017 Incremental Term B-1 Loan Commitment.

(g) ~~(f)~~ Subject to the terms and conditions set forth herein and in the Incremental Amendment No. 3 (including, for the avoidance of doubt, Section 3.2 hereof), each 2017 Incremental Term B-2 Lender agrees, severally and not jointly, to and shall make, on or prior to the date falling on the last day of the Certain Funds Period, a 2017 Incremental Term B-2 Loan in Dollars to the Borrower in a principal amount equal to such 2017 Incremental Term B-2 Lender’s 2017 Incremental Term B-2 Loan Commitment.

(h) ~~(g)~~ Notwithstanding any other provision of this Agreement to the contrary, no conversion or continuation of any Existing Term ~~A~~A-3 Loan into a Term A-~~3 Loan or Existing Term B Loan into a Term A-3 Loan or an Initial Term B~~5 Loan on the ~~Second~~Third Restatement Effective Date pursuant to the ~~Second~~Third Restatement Agreement shall, in any case, constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(i) ~~(h)~~ Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.2 Revolving Credit Commitments. Prior to the Revolving Credit Termination Date for the relevant Class of Revolving Credit Commitments, each Revolving Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in Dollars (and with respect to the Revolving Multicurrency Facility, in Dollars and Alternative Currencies) to the Borrower from time to time up to the amount of the Dollar Equivalent of such Lender’s Revolving Credit Commitment of the applicable Class in effect at such time; provided, however, that (i) the Dollar Equivalent of the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of the Dollar Equivalent of the total Revolving Credit Commitments in effect at such time, (ii) the Revolving USD Loans shall not exceed the Revolving USD Credit Commitments in effect at such time and (iii) the Revolving Multicurrency Loans shall not exceed the Revolving Multicurrency Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall consist of Loans of the same Class and shall be made ratably by the Lenders in proportion to their respective Revolver Percentages for the relevant Class; provided that (x) Dollar–denominated Revolving Loans shall be made ratably under the combined Revolving Facility (versus under either the Revolving USD Facility and the Revolving Multicurrency Facility) in accordance with the Lenders’ respective Revolving Commitments and (y) Alternative Currency–denominated Revolving Loans shall only be made under the Revolving Multicurrency Facility by the Revolving Multicurrency Lenders in accordance with their respective Revolver Multicurrency Percentage. As provided in Section 2.5(a), and subject to the terms hereof, the Borrower may elect that each Borrowing of Revolving Loans to be denominated in Dollars be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

Subject to the terms and conditions set forth herein, including Section 2.16, and in the relevant Ancillary Facility Documents, any Revolving Lender may make one or more Ancillary Facilities available to the Borrower. For the avoidance of doubt, any reference to a Loan or Letter of Credit shall not include any utilization of any Ancillary Facility.

Section 2.3 Letters of Credit.

(a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Facility, the L/C Issuer shall issue standby and documentary letters of credit denominated in Dollars or Alternative Currencies (each a “Letter of Credit”) for Holdco’s the Borrower’s and its Subsidiaries’ account in an aggregate undrawn face amount up to the Dollar Equivalent of the L/C Sublimit; provided, however, that the Dollar Equivalent of (i) the sum of the Revolving Loans, Swing Loans and

L/C Obligations at any time outstanding shall not exceed the Dollar Equivalent of the sum of all Revolving Credit Commitments in effect at such time~~; and~~, (ii) the Revolving USD Loans, Swing Loans allocable to the Revolving USD Credit Commitments and L/C Obligations allocable to the Revolving USD Credit Commitments at any time outstanding shall not exceed the Dollar Equivalent of the sum of all Revolving USD Credit Commitments in effect at such time and (iii) the Revolving Multicurrency Loans, Swing Loans allocable to the Revolving Multicurrency Credit Commitments and L/C Obligations allocable to the Revolving Multicurrency Credit Commitments at any time outstanding shall not exceed the Dollar Equivalent of the sum of all Revolving Multicurrency Credit Commitments in effect at such time; provided further that (i) no L/C Issuer shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed the Dollar Equivalent of its Revolver Percentage of the Revolving Credit Commitments and (ii) neither Morgan Stanley Senior Funding, Inc. and its Affiliates nor Credit Suisse AG and its Affiliates (to the extent any such Person is an L/C Issuer) shall ~~not~~ be obligated to issue any documentary Letters of Credit; and provided further that no L/C Issuer shall have any obligation to issue any Letter of Credit if, after giving effect thereto, the aggregate amount of issued and outstanding Letters of Credit of such L/C Issuer would exceed its respective commitment to issue Letters of Credit as set forth on Schedule 2 (as such schedule may be supplemented to give effect to any additional L/C Issuers that become party hereto pursuant to Section 2.3(j), and as otherwise modified to reflect any changes to the Letter of Credit commitment of any L/C Issuer as agreed in writing between such L/C Issuer and the Borrower). Each Revolving Lender shall be obligated to reimburse the L/C Issuer for such Revolving Lender’s Revolver Percentage of the Dollar Equivalent of the amount of each drawing under a Letter of Credit and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Revolving Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding~~.~~; provided that any Letter of Credit issued in an Alternative Currency shall only constitute a usage of the Revolving Multicurrency Credit Commitments and only the Revolving Multicurrency Lenders shall be deemed to have a usage of their Revolving Credit Commitments in respect thereof.

(b) Applications. At any time before the latest Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one (1) or more Letters of Credit in Dollars or an Alternative Currency, in form and substance acceptable to the L/C Issuer, with expiration dates no later than the earlier of (i) 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or (ii) five (5) Business Days prior to the latest Revolving Credit Termination Date, in an aggregate face amount as requested by the Borrower subject to the limitations set forth in clause (a) of this Section 2.3, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”); provided that any Letter of Credit with a 12-month tenor may provide for the renewal thereof for additional 12-month periods (which shall in no event extend beyond the date referred to in clause (ii) above, unless an L/C Backstop has been provided to the L/C Issuer thereof). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.13(b) hereof, and (ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit as required pursuant to clause (c) of this Section 2.3, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid to but excluding the date of reimbursement by the Borrower at a rate per annum equal to the sum of 2.00% plus the Applicable Margin ~~plus the Base Rate~~applicable to Revolving USD Loans (in the case of Revolving USD Lenders) or Revolving Multicurrency Loans (in the case of Revolving Multicurrency Lenders) plus, in the case of amounts denominated in Dollars, the Base Rate, and Adjusted LIBOR for a one-month Interest Period, in the case of amounts denominated in an Alternative Currency from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). Without limiting the foregoing, the L/C Issuer’s obligation to issue a Letter of Credit or increase the amount of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 3.1 and the other terms of this Section 2.3).

(c) The Reimbursement Obligations. Subject to Section 2.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit and this Agreement, except that reimbursement shall be paid by no later than 2:00 p.m. one Business Day after such drawing has been paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 10:00 a.m. on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 10:00 a.m. reimbursement shall be made within two Business Days following the date when such drawing is to be paid, by the end of such day, in all instances in immediately available funds in the currency of such drawing at the Administrative Agent’s principal office in New York, New York or such other office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds. If the Borrower fails to pay a Reimbursement Obligation on the date and at the time required, then if such payment relates to a Foreign Currency Letter of Credit, automatically and with no further action required, the Borrower’s Reimbursement Obligation shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the applicable Spot Rate on the date when such payment was due, of such drawing under the Letter of Credit. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations in the manner set forth in Section 2.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(d) below. In addition, for the benefit of the Administrative Agent, the L/C Issuer and each Lender, the Borrower agrees that, notwithstanding any provision of any Application, its obligations under this Section 2.3(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, and irrespective of any claim or defense that the Borrower may otherwise have against the Administrative Agent, the L/C Issuer or any Lender, including without limitation (i) any lack of validity or enforceability of any Loan Document; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Loan Document; (iii) the existence of any claim of set-off the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent, the L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, another Loan Document, the transaction related to the Loan Document or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Administrative Agent or an L/C Issuer under a Letter of Credit against presentation to the Administrative Agent or a L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that the Administrative Agent’s or L/C Issuer’s determination that documents presented under the Letter of Credit complied with the terms thereof did not constitute gross negligence, bad faith or willful misconduct of the Administrative Agent or L/C Issuer; or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or an L/C Issuer, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.3(c), constitute a legal or equitable discharge of the Borrower’s obligations hereunder or under an Application.

(d) The Participating Interests. Each Revolving Lender (other than the Lender acting as L/C Issuer) severally and not jointly agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Revolving Lender (a “Participating Lender”), an undivided participating interest (a “Participating Interest”) to the extent of its Revolver Percentage (or in the case of a Letter of Credit denominated in an Alternative Currency, the Revolver Multicurrency Percentage) in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon the Borrower’s failure to pay any Reimbursement Obligation on the date and at the time required, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 12:00 noon, or not later than 12:00 noon the following Business Day, if such certificate is received after such time, pay (in Dollars, which in the case of a Letter of Credit not denominated in Dollars shall be determined based on the Dollar Equivalent, using the applicable Spot Rate in effect on the date such payment is required), to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage (or in the case of a Letter of Credit denominated in Alternative Currency, the Revolver Multicurrency Percentage) of such unpaid Reimbursement Obligation together with interest on such amount accrued from the date the L/C Issuer made the related payment to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the L/C Issuer made the related payment to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall, after making its appropriate payment, be entitled to receive its Revolver Percentage (or in the case of a Letter of Credit denominated in Alternative Currency, the Revolver Multicurrency Percentage) of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage (or in the case of a Letter of Credit denominated in Alternative Currency, the Revolver Multicurrency Percentage) thereof as a Revolving Lender hereunder. Notwithstanding anything herein to the contrary, the Administrative Agent may, in its reasonable discretion, take such actions as it deems advisable to allocate Letters of Credit and participations therein between any Revolving Facilities outstanding hereunder; it being understood that, subject to the preceding, Dollar-denominated Letters of Credit shall be allocated (and participated in and paid) under the combined Revolving Facility (versus under either the Revolving USD Facility and the Revolving Multicurrency Facility) in accordance with the Lenders’ respective Revolving Commitments.

The several obligations of the Participating Lenders to the L/C Issuer under this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or has had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Revolving Lender, and each payment by a Participating Lender under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 2.3(e) and all other parts of this Section 2.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(f) Manner of Requesting a Letter of Credit. The Borrower shall provide at least three (3) Business Days’ advance written notice to the Administrative Agent (or such lesser notice as the Administrative Agent and the L/C Issuer may agree in their sole discretion) of each request for the issuance of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of a Letter of Credit.

(g) Conflict with Application. In the event of any conflict or inconsistency between this Agreement and the terms of any Application, the terms of the Agreement shall control.

(h) Existing Letters of Credit. ~~(i)~~ Letters of credit issued or deemed issued under the ~~First~~Second Amended and Restated Credit Agreement, if any, shall be deemed issued under the Revolving Facility.

(i) Replacement of L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the replaced L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of such L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Additional L/C Issuers. From time to time, the Borrower may by notice to the Administrative Agent designate additional Lenders as an L/C Issuer each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent. Each such additional L/C Issuer shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an L/C Issuer hereunder for all purposes.

(k) Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one (1) or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) the outstanding Revolving Loans shall be repaid pursuant to Section 2.7(g) on such maturity date to the extent and in an amount sufficient to permit the reallocation of the Letter of Credit Usage relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.3(d)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Credit Commitments in respect of such non-terminating tranches at such time (it being understood that (1) the participations therein of Revolving Lenders under the maturing tranche shall be correspondingly released and (2) no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall provide an L/C Backstop with respect to any such Letter of Credit in a manner reasonably satisfactory to the applicable L/C Issuer. If, for any reason, such L/C Backstop is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Revolving Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the L/C Sublimit under any tranche of Revolving Credit Commitments that has not so then matured shall be as agreed with such Revolving Lenders; provided that in no event shall such sublimit be less than the sum of (x) the Letter of Credit Usage with respect to the Revolving Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Credit Commitments pursuant to clause (i) of the second preceding sentence above (assuming Revolving Loans are repaid in accordance with clause (i)(x)).

(l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.1, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of drawings made under any Foreign Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to an L/C Backstop, if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable L/C Issuer pursuant to clause (c) of this Section 2.3 in respect of unreimbursed drawings made under any Foreign Currency Letter of Credit and (iii) of each Lender’s participation in any Foreign Currency Letter of Credit under which a drawing has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the applicable Spot Rates on such date (or in the case of any drawing made after such date, on the date such drawing is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable L/C Issuer or any Lender in respect of the obligations described in this clause (l) shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

Section 2.4 Applicable Interest Rates.

(a) Term Base Rate Loans. Each Term Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days (or, at times when the Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced (or converted or continued pursuant to Section 2.1) or created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on the last Business Day of each March, June, September and December and at maturity (whether by acceleration or otherwise).

(b) Term Eurodollar Loans. Each Term Loan that is a Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced (or converted or continued pursuant to Section 2.1), continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period.

(c) Revolving Base Rate Loans. Each Revolving Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days (or, at times when the Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on the last Business Day of each March, June, September and December and at maturity (whether by acceleration or otherwise).

(d) Revolving Eurodollar Loans. Each Revolving Loan that is a Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period.

(e) Default Rate. While any Event of Default under Section 7.1(a) (with respect to the late payment of principal, interest, Reimbursement Obligations or fees), or Section 7.1(j) or (k) exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the overdue amounts of all Loans, Reimbursement Obligations, interest or fees owing hereunder by it at a rate per annum equal to 2.00% per annum plus (i) in the case of Loans, the interest rate otherwise applicable thereto and (ii) otherwise, in the case of Dollar-denominated Obligations, the rate applicable to Revolving Loans that are Base Rate Loans and in the case of Alternative Currency-denominated Obligations, Adjusted LIBOR for a one month Interest Period. Such interest shall be paid on demand subject, except in the case of any Event of Default under Section 7.1(j) or (k), to the request of the Administrative Agent at the request or with the consent of the Required Lenders.

(f) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Revolving Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

(g) Ancillary Facilities. The amount and timing of payments of interest in respect of any Ancillary Facility will be agreed by the relevant Ancillary Lender and the Borrower under such Ancillary Facility.

Section 2.5 Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 12:00 noon: (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Loans that are Eurodollar Loans and the applicable Alternative Currency therefor (if other than Dollars) and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Loans that are Base Rate Loans. The Loans included in each Borrowing of Loans shall bear interest initially at the type of rate specified in such notice. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing of Loans or, subject to Section 2.6 hereof, a portion thereof, as follows: (i) if such Borrowing of Loans is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing denominated in Dollars as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing of Loans is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing of Loans to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Loans that are Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Loans that are Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon at least three (3) Business Days before the date of the requested continuation or conversion. All notices concerning the advance, continuation or conversion of a Borrowing of Loans shall specify the date of the requested advance, continuation or conversion of a Borrowing of Loans (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans (Base Rate Loans or Eurodollar Loans) to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrower hereby indemnifies the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 2.5(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c) Borrower’s Failure to Notify; Automatic Continuations and Conversions. If the Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Loans that are Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.8(a) or (b), such Borrowing shall, at the end of the Interest Period applicable thereto, automatically be converted into (i) in the case of Loans denominated in an Alternative Currency, a Eurodollar Borrowing with an Interest Period of one month and (ii) in the case of Loans denominated in Dollars, a Base Rate Borrowing. In the event the Borrower fails to give notice pursuant to Section 2.5(a) of a Borrowing of Loans equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. on the day such Reimbursement Obligation becomes due that it intends to repay such

Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Loans that are Base Rate Loans (or, at the option of the Administrative Agent, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing, if otherwise available hereunder, shall be applied to pay the Reimbursement Obligation then due.

(d) Disbursement of Loans. Not later than 2:00 p.m. on the date of any requested advance of a new Borrowing of Loans, subject to ARTICLE 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York. The Administrative Agent shall promptly wire transfer the proceeds of each new Borrowing of Loans to an account designated by the Borrower in the applicable notice of borrowing.

(e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on such date) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent, in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 hereof so that the Borrower will have no liability under such Section with respect to such payment.

Section 2.6 Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under the applicable Facility shall be in an amount not less than $1.0 million or such greater amount that is an integral multiple of $1.0 million. Each Borrowing of Eurodollar Loans advanced, continued or converted under the applicable Facility shall be in an amount equal to the Dollar Equivalent of $1.0 million or such greater amount that is an integral multiple of Dollar Equivalent of $1.0 million. Without the Administrative Agent’s consent, there shall not be more than fifteen (15) Borrowings of Dollar–denominated Eurodollar Loans outstanding at any one time.

Section 2.7 Maturity of Loans.

(a) Scheduled Payments of Term A-3 Loans. Subject to Section 2.15, the Borrower shall make principal payments on the Term A-3 Loans in installments on the last Business Day of each March, June, September and December in each year, commencing with the calendar quarter ending March 31,

2017, in an aggregate amount equal to the following percentage of the aggregate principal amount of the Term A-3 Loans made ~~(including by way of conversion from Existing Term A Loans or Existing Term B Loans)~~or deemed made on the Second Restatement Effective Date~~: (i) for the~~ (provided that, following the Third Restatement Effective Date, such percentages shall be calculated with respect to an amount equal to (x) the aggregate principal amount of the Existing Term A-3 Loans made on the Second Restatement Effective Date multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of the Term A-3 Loans outstanding on the Third Restatement Effective Date and the denominator of which is the aggregate principal amount of the Existing Term A-3 Loans outstanding immediately prior to the Third Restatement Effective Date): (i) for first twelve (12) full fiscal quarters following the Second Restatement Effective Date, 1.25%; (ii) for the thirteenth (13th) through the sixteenth (16th) full fiscal quarters following the Second Restatement Effective Date, 1.875%; and (iii) for the seventeenth (17th) through the nineteenth (19th) full fiscal quarters following the Second Restatement Effective Date, 2.50%, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Term A-3 Loans, shall be due and payable on October 14, 2021, the final maturity thereof (the “Term A-3 Termination Date”).

(b) Scheduled Payments of ~~2017 Incremental~~ Term A-~~4~~5 Loans. Subject to Section 2.15, the Borrower shall make principal payments on the ~~2017 Incremental~~ Term  A-~~4~~5 Loans in installments on the last Business Day of each March, June, September and December in each year, commencing with the calendar quarter ending ~~March 31, 2018~~on the first full fiscal quarter ending after the Certain Funds Funding Date, in an aggregate amount equal to the following percentage of the aggregate principal amount of the Term A-5 Loans made (including by way of conversion from Existing Term A-3 Loans and the reclassification of the 2017 Incremental Term A-4 Loans) made on the Certain Funds Funding Date: (i) for the first twelve (12) full fiscal quarters following the Certain Funds Funding Date, 1.25%; (ii) for the thirteenth (13th) through the sixteenth (16th) full fiscal quarters following the Certain Funds Funding Date, 1.875%; and (iii) for the seventeenth (17th) through the nineteenth (19th) full fiscal quarters following the Certain Funds Funding Date, 2.50%, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the ~~2017 Incremental~~ Term  A-~~4~~5 Loans, shall be due and payable on the fifth anniversary of the Certain Funds Funding Date, the final maturity thereof (the “~~2017 Incremental~~ Term A-~~4~~5 Termination Date”).

(c) Scheduled Payments of Initial Term B Loans. Subject to Section 2.15, the Borrower shall make principal payments on the Initial Term B Loans in installments on the last Business Day of each March, June, September and December in each year, commencing with the calendar quarter ending March 31, 2017, in an aggregate amount equal to 0.25% of the aggregate principal amount of the Initial Term B Loans made (including by way of conversion from Existing Term B Loans) on the Second Restatement Effective Date, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Initial Term B Loans, shall be due and payable on October 14, 2023, the final maturity thereof (the “Initial Term B Termination Date”).

(d) Scheduled Payments of 2017 Rook Incremental Term B Loans. Subject to Section 2.15, the Borrower shall make principal payments on the 2017 Rook Incremental Term B Loans in installments on the last Business Day of each March, June, September and December in each year, commencing with the calendar quarter ending March 31, 2018, in an aggregate amount equal to 0.25% of the aggregate principal amount of the 2017 Rook Incremental Term B Loans made on the 2017 Rook Incremental

Funding Date, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the 2017 Rook Incremental Term B Loans, shall be due and payable on the seventh anniversary of the 2017 Rook Incremental Funding Date, the final maturity thereof (the “2017 Rook Incremental Term B Termination Date”).

(e) Scheduled Payments of 2017 Incremental Term B-1 Loans. Subject to Section 2.15, the Borrower shall make principal payments on the 2017 Incremental Term B-1 Loans in installments on the last Business Day of each March, June, September and December in each year, commencing with the calendar quarter ending ~~March 31, 2018~~on the first full fiscal quarter ending after the Certain Funds Funding Date, in an aggregate amount equal to 0.25% of the aggregate principal amount of the 2017 Incremental Term B-1 Loans made on the Certain Funds Funding Date, in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the 2017 Incremental Term B-1 Loans, shall be due and payable on the seventh anniversary of the Certain Funds Funding Date, the final maturity thereof (the “2017 Incremental Term B-1 Termination Date”).

(f) Scheduled Payments of 2017 Incremental Term B-2 Loans. Subject to Section 2.15, the Borrower shall make principal payments on the 2017 Incremental Term B-2 Loans in installments on the last Business Day of each March, June, September and December in each year, commencing with the calendar quarter ending ~~March 31, 2018~~on the first full fiscal quarter following the funding of such Loans, in an aggregate amount equal to 0.25% of the aggregate principal amount of the 2017 Incremental Term B-2 Loans made on the Certain Funds Funding Date~~,~~ (or, if later, upon the funding of the 2017 Incremental Term B-2 Commitments), in each case per fiscal quarter (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the 2017 Incremental Term B-2 Loans, shall be due and payable on the seventh anniversary of the Certain Funds Funding Date, the final maturity thereof (the “2017 Incremental Term B-2 Termination Date”).

(g) Revolving Loans. Each (i) Revolving USD Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Revolving USD Credit Termination Date and (ii) Revolving Multicurrency Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Revolving Multicurrency Credit Termination Date.

Section 2.8 Prepayments.

(a) Voluntary Prepayments of Term Loans.

(i) The Borrower may, at its option, upon notice as herein provided, prepay without premium or penalty (subject to the requirements of Sections 2.8(a)(ii), 2.8(a)(iii) and 2.8(a)(iv) below and except as set forth in Section 8.1 below) at any time all, or from time to time any part of, the Term Loans, in each case, in a minimum aggregate amount of $5.0 million or such greater amount that is an integral multiple of $1.0 million or, if less, the entire principal amount thereof then outstanding. The Borrower will give the Administrative Agent written notice (or telephone notice promptly confirmed by written notice) of each optional prepayment under this Section 2.8(a) prior to 12:00 noon (New York time) at least one (1) Business Day in the case of Base Rate Loans and three (3) Business Days in the case of Eurodollar Loans prior to the date fixed for such prepayment (which notice may be revoked at the Borrower’s option).

Each such notice shall specify the date of such prepayment (which shall be a Business Day), the principal amount of such Term Loans to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being repaid. Any prepayments made pursuant to this Section 2.8(a) shall be applied against the Class of Term Loans and the remaining scheduled installments of principal due in respect of such Term Loans in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, on a pro rata basis to all Classes of Term Loans in direct order of maturity and may not be reborrowed.

(ii) In the event that, on or prior to the date that is twelve (12) months after the Second Restatement Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Term B Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.8(c)(i) that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term B Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term B Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction. If, on or prior to the date that is twelve (12) months after the Second Restatement Effective Date, all or any portion of the Initial Term B Loans held by any Initial Term B Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 8.5 as a result of, or in connection with, such Initial Term B Lender being a Non-Consenting Lender with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(iii) In the event that, on or prior to the date that is six (6) months after the 2017 Rook Incremental Allocation Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any 2017 Rook Incremental Term B Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.8(c)(i) that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction with respect to the 2017 Rook Incremental Term B Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable 2017 Rook Incremental Term B Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the 2017 Rook Incremental Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the 2017 Rook Incremental Term B Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction. If, on or prior to the date that is six (6) months after the 2017 Rook Incremental Allocation Date, all or any portion of the 2017 Rook Incremental Term B Loans held by any 2017 Rook Incremental Term B Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 8.5 as a result of, or in connection with, such 2017 Rook Incremental Term B Lender being a Non-Consenting Lender with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(iv) In the event that, on or prior to the date that is six (6) months after the Certain Funds Funding Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any 2017 Incremental Term B Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.8(c)(i) that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction with respect to any 2017 Incremental Term B Loan, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the 2017 Incremental Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the 2017 Incremental Term B Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction. If, on or prior to the date that is six (6) months after the Certain Funds Funding Date, all or any portion of the 2017 Incremental Term B Loans held by any Term B Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 8.5 as a result of, or in connection with, such Term B Lender being a Non-Consenting Lender with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(b) Voluntary Prepayments of Revolving Loans and Swing Loans. The Borrower may prepay without premium or penalty (except as set forth in Section 8.1 below) and in whole or in part any Borrowing of (i) Revolving Loans that are Eurodollar Loans at any time upon at least three (3) Business Days prior notice by the Borrower to the Administrative Agent, (ii) Revolving Loans that are Base Rate Loans at any time upon at least one (1) Business Day’s prior notice by the Borrower to the Administrative Agent (in the case of each of clauses (i) and (ii), such notice must be in writing (or telephone notice promptly confirmed by written notice) and received by the Administrative Agent prior to 2:00 p.m. (New York time) on such date) or (iii) Swing Loans at any time without prior notice, in each case, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 8.1; provided, however, that the Borrower may not partially repay a Borrowing (other than a Borrowing of Swing Loans) (i) if such Borrowing is of Base Rate Loans, in a principal amount less than $0.5 million, and (ii) if such Borrowing is of Eurodollar Loans, in a principal amount less than $1.0 million, except, in each case, in such lesser amount of the entire principal amount thereof then outstanding.

(c) Mandatory Prepayments.

(i) If the Borrower or any Restricted Subsidiary shall at any time or from time to time incur any Indebtedness (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.14 (other than Refinancing Indebtedness in respect of the Term Loans)), then (x) the Borrower shall promptly notify the Administrative Agent of such Indebtedness (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Restricted Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Restricted Subsidiary of the Net Cash Proceeds from the incurrence of such Indebtedness, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100.00% of the amount of all such Net Cash Proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses. The amount of each such prepayment shall be applied to the outstanding

Term Loans of each Class, pro rata, until paid in full; provided that, in the case of any prepayment under this clause (i) made using the Net Cash Proceeds of any Refinancing Indebtedness, each such prepayment shall be applied (A) first, to the Class or Classes of Term Loans, as directed by the Borrower, with the earliest maturity date (ratably among Classes, if multiple Classes exist with the same maturity date), until all such Term Loans of such Class or Classes have been repaid or terminated in full and (B) thereafter, to the successive Class or Classes of Term Loans with the next earliest maturity date (ratably among such Classes, if multiple Classes exist with the same maturity date), and so on, until 100% of Net Cash Proceeds of such Refinancing Indebtedness has been applied to the Term Loans as required under this clause (i).

(ii) If the Borrower or any Restricted Subsidiary shall at any time or from time to time make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $~~10.0~~15.0 million in a single transaction ~~or~~and in a series of related transactions or $~~20.0~~30.0 million in the aggregate for all such Dispositions or Events of Loss during such fiscal year, then (x) the Borrower shall promptly notify the Administrative Agent of such Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Restricted Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Restricted Subsidiary of the Net Cash Proceeds of such Disposition or such Event of Loss, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100.00% of the amount of all such Net Cash Proceeds in excess of the amount specified above; provided that, in the case of each Disposition and Event of Loss, if the Borrower states in its notice of such event that the Borrower or the applicable Restricted Subsidiary intends to invest or reinvest, as applicable, within one (1) year of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets used or useful in the operations of the Borrower or its Subsidiaries, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually invested or reinvested within such one-year period, or the Borrower or a Restricted Subsidiary has committed to so invest or reinvest such Net Cash Proceeds during such one-year period and such Net Cash Proceeds are so reinvested within 180 days after the expiration of such one-year period; provided, however, that if any Net Cash Proceeds have not been so invested or reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Term Loans in the amount of such Net Cash Proceeds in excess of the amount specified above not so invested or reinvested; provided, further, that if, at the time that any such prepayment would be required hereunder, the Borrower is required to prepay or offer to repurchase any other Indebtedness secured on a pari passu basis (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis) with the Obligations pursuant to the terms of the documentation governing such Indebtedness with such Net Cash Proceeds (such Indebtedness (or Refinancing Indebtedness in respect thereof) required to be prepaid or offered to be so repurchased, the “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.8(c)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable

Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof. The amount of each such prepayment shall be applied to the outstanding Term Loans of each Class pro rata, until paid in full.

(iii) No later than the fifth Business Day after the date on which financial statements with respect to each fiscal year of the Borrower are required to be delivered pursuant to Section 6.1(b) (beginning with the first full fiscal year ~~ended December 31, 2017~~ending after the Certain Funds Funding Date), the Borrower shall prepay the then outstanding Term B Loans by an amount equal to (A) 50% of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal year of the Borrower; provided that the foregoing percentage shall be reduced to 25% when the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 4.25:1.00, and 0% when the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant fiscal year is equal to or less than 3.75:1.00 minus (B) the principal amount of (1) any Term Loans, and, to the extent pari passu with the Term Loans in right of payment and with respect to security, Incremental Term Loans, Incremental Equivalent Debt, Replacement Term Loans and Refinancing Indebtedness in the form of term loans and (2) any Revolving Loans, Incremental Revolving Loans and Refinancing Indebtedness in the form of revolving loans (in each case, to the extent accompanied by a permanent reduction of the relevant revolving commitment) voluntarily prepaid pursuant to paragraphs (a) and (b) of this Section 2.8 or purchased by Holdco or any of its Subsidiaries in cash pursuant to Section 10.10(h) (with the amount of the deduction pursuant to this subclause (B) for Loans purchased pursuant to Section 10.10(h) being limited to the amount of cash paid by Holdco or any of its Subsidiaries in connection therewith) or voluntarily prepaid or purchased pursuant to the applicable provisions of the documentation governing such Refinancing Indebtedness, Incremental Equivalent Debt or Replacement Term Loans, in each case, during such fiscal year on or, at the option of the Borrower, prior to the date of the required prepayment under this Section 2.8(c)(iii) in respect of such fiscal year; provided that (x) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.8(c)(iii) for more than one fiscal year, (y) no such voluntary prepayments or purchases shall reduce the payments required to be made under this Section 2.8(c)(iii) to the extent financed with long-term Indebtedness (other than revolving Indebtedness) and (z) no mandatory prepayment shall be required under this Section 2.8(c)(iii) to the extent the amount calculated hereby does not exceed $~~20.0 million. Notwithstanding the foregoing, in no event shall any 2017 Rook Incremental Term B Loans or 2017 Incremental Term B Loans be entitled to receive a payment under this Section 2.8(c)(iii) with respect to the fiscal year ending December 31, 2017 (it being understood and agreed that any payment required hereunder for such fiscal year shall only be required to be applied to the Initial Term B Loans)~~30.0 million. The amount of each such prepayment shall be applied to the outstanding Term B Loans required to be prepaid therewith pro rata until paid in full.

(iv) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.10, prepay the Revolving Loans and Swing Loans and, if necessary after such Revolving Loans and Swing Loans have been repaid in full, replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the L/C Issuer) outstanding Letters of Credit by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

(v) Notwithstanding any provision under this Section 2.8(c) to the contrary, (A) any amounts that would otherwise be required to be paid by the Borrower pursuant to Section 2.8(c)(i), (ii) or (iii) above shall not be required to be so prepaid to the extent any such Disposition is consummated by a Foreign Subsidiary, such Net Cash Proceeds in respect of any Event of Loss are received by a Foreign Subsidiary, such Indebtedness is incurred by a Foreign Subsidiary or such Excess Cash Flow is generated by a Foreign Subsidiary, for so long as the repatriation to the United States of any such amounts would be prohibited under any Applicable Laws (including any such laws with respect to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) and (B) if the Borrower determines in good faith that the upstreaming or transferring as a dividend of any amounts required to mandatorily prepay the Loans pursuant to Section 2.8(c)(i), (ii) or (iii) above would result in a material tax liability (including any withholding tax) (such amount, a “Restricted Amount”), the amount the Borrower shall be required to mandatorily prepay pursuant to Section 2.8(c)(i), (ii) or (iii), as applicable, shall be reduced by the Restricted Amount until such time as it may upstream or transfer such Restricted Amount without incurring such tax liability.

(vi) Notwithstanding the foregoing, each Term Lender shall have the right to reject its applicable Term Loan Percentage of any mandatory prepayment of the Term Loans pursuant to Section 2.8(c)(i) (other than Refinancing Indebtedness in respect of the Term Loans), (ii) and (iii) above (each such Lender, a “Rejecting Lender”), in which case the amounts so rejected may be retained by the Borrower (the aggregate amount of such proceeds so rejected as of any date of determination, the “Declined Proceeds”).

(vii) Unless the Borrower otherwise directs, prepayments of Revolving Loans under this Section 2.8(c) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.8(c) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans, Swing Loans or Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 8.1. Except as otherwise provided in Section 2.8(c)(i) or Section 2.8(c)(ii), mandatory prepayments of the Term Loans shall be applied to each Class of Term Loans on a pro rata basis (other than with respect to prepayments made under Section 2.8(c)(iii)) and applied to the installments thereof as directed by the Borrower, or if not so specified before the date of required payment, in the direct order of maturity other than with respect to that portion of any installment held by a Rejecting Lender. Each prefunding of L/C Obligations that the Borrower chooses to make to the Administrative Agent as a result of the application of Section 2.8(c)(iv) above by the deposit of cash or Cash Equivalents with the Administrative Agent shall be made in accordance with Section 7.4.

(d) Defaulting Lenders. Until such time as the Default Excess (as defined below) with respect to any Defaulting Lender has been reduced to zero, (i) any voluntary prepayment of the Revolving Loans pursuant to Section 2.8(b) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no loans outstanding and the Revolving Credit Commitments of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Loans pursuant to Section 2.8(c) shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender has funded all defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (d). “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of the applicable Loans of all the applicable Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Loans) over the aggregate outstanding principal amount of the applicable Loans of such Defaulting Lender.

(e) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower, and in the case of any partial prepayment under Section 2.8(a) hereof, such prepayment shall be applied to the Class of Term Loans and the remaining amortization payments on such Term Loans in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, on a pro rata basis to all Classes of Term Loans in the direct order of maturity.

Section 2.9 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. on the due date thereof at the office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower in writing) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Dollars or the Alternative Currency in which such Borrowing or Letter of Credit was made, in immediately available funds at the place of payment, in each case without set-off or counterclaim, except as provided in Section 10.1. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders entitled thereto and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 7.2 and 7.3 hereof or (y) after written instruction by the Required Lenders or Required RC/TLA Lenders, as applicable, after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders, shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 10.13 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of principal and interest on the Swing Loans until paid in full;

(c) third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of principal on the Term Loans, Revolving Loans, Ancillary Facilities, unpaid Reimbursement Obligations (together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 7.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit, to the extent the same have not been replaced or cancelled or otherwise provided for to the reasonable satisfaction of the L/C Issuer)), and Hedging Liability, the aggregate amount paid to (or held as collateral security for) the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(e) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents (including, without limitation, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(f) sixth, to the Borrower or whoever else may be lawfully entitled thereto.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 2.10 Commitment Terminations. The Initial Term Loan Commitments shall automatically terminate upon the making, conversion or continuance, as applicable, of the Initial Term B Loans and Term A-3 Loans on the Second Restatement Effective Date. The 2017 Rook Incremental Term B Loan Commitments shall automatically terminate upon the earlier of (x) the making of the applicable 2017 Rook Incremental Term B Loans thereunder on the 2017 Rook Incremental Funding Date and (y) September 1, 2017. The 2017 Incremental Term Loan Commitments shall automatically terminate upon the making of the applicable 2017 Incremental Term Loans thereunder on the relevant Certain Funds ~~Funding~~Credit Extension Date relating thereto. The 2017 Incremental Commitments (including, for the avoidance of doubt, the 2017 Incremental Revolving Credit Commitment Increase) shall terminate on the last day of the Certain Funds Period if the Certain Funds Transactions have not been consummated by such date or the Certain Funds Funding Date has not yet occurred. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days prior written notice to the Administrative Agent, to terminate ~~the~~any Revolving Credit Commitments in whole or in part, any partial termination to be (i) in an amount not less than the Dollar Equivalent of $1.0 million or any greater amount that is an integral multiple of the Dollar Equivalent of $0.1 million and (ii) except as provided in Section 2.15, allocated ratably among the Lenders in proportion to their respective Revolver Percentages; provided that (i) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans and of L/C Obligations then outstanding, (ii) the Revolving USD Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving USD Loans, Swing Loans allocable to the Revolving USD Credit Commitments and L/C Obligations allocable to the Revolving USD Credit Commitments then outstanding and (iii) the Revolving Multicurrency Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Multicurrency Loans, Swing Loans allocable to the Revolving Multicurrency Credit Commitments and L/C Obligations allocable to the Revolving Multicurrency Credit Commitments then outstanding. Any termination of the Revolving Credit Commitments below the Dollar Equivalent of the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. Any termination of the Dollar Equivalent of the Revolving Credit Commitments below the Dollar Equivalent of the Swing Line Sublimit then in effect shall reduce the Dollar Equivalent of the Swing Line Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of ~~the~~any Revolving Credit Commitments. Any termination of ~~the~~any Revolving Credit Commitments pursuant to this Section 2.10 may not be reinstated.

Section 2.11 Swing Loans.

(a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Facility, the Swing Line Lender agrees to make loans in Dollars to the Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit; provided, however, that the sum of the Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time. The Swing Loans may be availed of by the Borrower from time to time, borrowings thereunder may be repaid and used again during the period ending on the latest Revolving Credit Termination Date, and each Swing Loan not sooner repaid shall mature and be due and payable by the Borrower on such date. Each Swing Loan shall be in a minimum amount of $0.25 million or such greater amount which is an integral multiple of the Dollar Equivalent of $0.1 million.

(b) Interest on Swing Loans. Each Swing Loan shall bear interest until repaid (whether by acceleration or otherwise) at a rate per annum equal to the sum of, the Base Rate plus the Applicable Margin (computed on the basis of a year of 360 days (or, at times when the Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable in arrears on the last Business Day of each of March, June, September and December and on the applicable Revolving Credit Termination Date.

(c) Requests for Swing Loans. The Borrower shall give the Swing Line Lender prior notice (which may be written or oral), no later than 12:00 p.m. on the date upon which the Borrower requests that any Swing Loan be made or such later time as may be acceptable to the Swing Line Lender, in its reasonable discretion, of the amount, currency and date of such Swing Loan. Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower by wire transfer to an account designated by the Borrower.

(d) Refunding of Swing Loans. In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan in the form of, a Base Rate Loan in an amount equal to such Lender’s applicable Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Swing Line Lender, in immediately available funds~~,~~ at the Swing Line Lender’s principal office in New York, New York, before 1:00 p.m. on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

(e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 2.11(d) above (because an Event of Default described in Section 7.1(j) or (k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans; provided that the foregoing purchases shall be deemed made hereunder without any further action by such Lender or the Swing Line Lender; provided further that such Swing Loans shall be participated in (and paid) under the combined Revolving Facility (versus under either the Revolving USD Facility and the Revolving Multicurrency Facility). Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its applicable Revolver Percentage of each payment of principal received on the relevant Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Loans as a result of the occurrence of such maturity date); provided that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Participating Interests as contemplated in Section 2.3(k)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Loans could be incurred pursuant to the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.12 Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(a) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, with respect to Revolving Loans, the type and currency thereof and, with respect to Eurodollar Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(b) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(c) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Term A Loan and referred to herein as a “Term A Note”), Exhibit D-2 (in the case of its Term B Loan and referred to herein as a “Term B Note”), Exhibit D-3 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), Exhibit D-4 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Term A Notes, Term B Notes, Revolving Notes and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender in the amount of such Lender’s Percentage of the applicable Term Loan, Revolving Credit Commitment, or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.10) be represented by one (1) or more Notes payable to the payee named therein or any assignee pursuant to Section 10.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (a) above.

Section 2.13 Fees.

(a) Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders according to their Revolver USD Percentages or Revolver Multicurrency Percentages, as applicable, a commitment fee at a rate per annum equal to the relevant Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments for the relevant Class of Commitments (the “Commitment Fee”); provided, however, that no Commitment Fee shall accrue to the Unused Revolving Credit Commitment of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. Such Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the ~~Second Restatement Effective Date; provided that any such fee pursuant to the First Amended and Restated Credit Agreement that had accrued and was unpaid as of the Second Restatement Effective Date shall continue to accrue and shall be payable as of the first payment date following the Second~~Third Restatement Effective Date) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the relevant Commitment Fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Letter of Credit Fees. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the ~~Original Closing~~Third Restatement Effective Date, and on the Revolving Credit Termination Date, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) the Dollar Equivalent of each outstanding Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the ~~Original Closing~~Third Restatement Effective Date, and on the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver USD Percentages or Revolver Multicurrency Percentages, as applicable, a letter of credit fee at a rate per annum equal to (i) in the case of standby Letters of Credit, the Applicable Margin then in effect with respect to Eurodollar Loans under the applicable Revolving Facility and (ii) with respect to documentary Letters of Credit, 50% of the Applicable Margin then in effect with respect to Eurodollar Loans under the applicable Revolving Facility (in each case, computed on the basis of a year of 360 days and the actual number of days elapsed) during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that while any Event of Default under Section 7.1(a) (with respect to the late payment of principal, interest, Reimbursement Obligations or fees) or Section 7.1(j) or Section 7.1(k) exists or after acceleration (but without duplication of the rate set forth in Section 2.4(e)), such rate with respect to overdue fees shall increase by 2.00% over the rate otherwise payable and such fee shall be paid on demand subject, except in the case of any Event of Default under Section 7.1(j) or (k), to the request of the Administrative Agent at the request or with the consent of the Required Lenders; provided further that no letter of credit fee shall accrue to the Revolver Percentage of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time.

(c) Ancillary Facility Fees. The amount and timing of payments of fees in respect of any Ancillary Facility will be agreed by the relevant Ancillary Lender and the Borrower under such Ancillary Facility.

Section 2.14 Incremental Credit Extensions.

(a) At any time and from time to time after the ~~Second~~Third Restatement Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make such notice available to each of the Lenders), pursuant to an Incremental Amendment (“Incremental Amendment”) request to effect (i) one (1) or more additional term loan facilities hereunder or increases in the aggregate amount of any Term Facility (each such increase, a “Term Commitment Increase”) from one (1) or more Additional Term Lenders or (ii) up to two (2) additional revolving credit facilities (each such additional facility, an “Incremental Revolving Credit Facility”) or increases in the aggregate amount of the Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase” and together with any Term Commitment Increase, any Incremental Term Facility and any Incremental Revolving Credit Facility, a “Commitment Increase”) from Additional Revolving Lenders, which may, at the request of the Borrower and to the extent agreed by the Persons providing the same, in the cases of clause (i) or (ii), be denominated in Dollars or any Alternative Currency; provided that, unless otherwise provided below, upon the effectiveness of each Incremental Amendment:

(A) except as otherwise agreed by the Additional Lenders providing an Incremental Facility to finance an Acquisition permitted under this Agreement, no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto,

(B) on the date of the incurrence or effectiveness of such Incremental Facility (in the case of the incurrence or effectiveness of an Incremental Revolving Credit Facility, assuming such Incremental Revolving Credit Facility has been drawn in full), or, at the Borrower’s election to the extent incurred in connection with an Acquisition, on the date of the signing of any acquisition agreement with respect thereto, the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22 recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b); provided that if the Borrower has made the election to measure such compliance on the date of the signing of an acquisition agreement, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes, dispositions or the designation of an Unrestricted Subsidiary on or following such date and prior to the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated, such ratio shall be calculated ~~on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated, except to the extent such calculation would result in a lower Leverage Ratio or Senior Secured Leverage Ratio or a higher ratio of Consolidated EBITDA to Interest Expense than would apply if such calculation was made without giving Pro Forma Effect to such Acquisition, other Specified Transactions and Indebtedness,~~as set forth in Section 1.2(h),

(C) each Incremental Term A Facility shall have a final maturity date no earlier than the latest final maturity date of any Class of Term A Loans then in effect,

(D) each Incremental Term B Facility and each other Incremental Term Facility (other than an Incremental Term A Facility) shall have a final maturity date no earlier than the latest final maturity date of any Class of Term B Loans then in effect~~,~~ (it being understood that customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent financing which otherwise complies with this clause (D), shall not violate this requirement),

(E) the Weighted Average Life to Maturity of any Incremental Term A Loans shall not be shorter than the Weighted Average Life to Maturity of any Class of Term A Loans then outstanding,

(F) the Weighted Average Life to Maturity of any Incremental Term B Loans and any other Incremental Term Loans (other than an Incremental Term A Loans) shall not be shorter than the Weighted Average Life to Maturity of any Class of Term B Loans then outstanding~~,~~ (it being understood that customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent financing which otherwise complies with this clause (F) shall not violate this requirement),

(G) any Incremental Revolving Loans will mature no earlier than, and will require no scheduled amortization or mandatory reduction of the commitments related thereto prior to, the Revolving Credit Termination Date then in effect and all other terms of any such Incremental Revolving Credit Facility (except with respect to currency, margin, pricing and fees and as set forth in the foregoing clauses and clause (J) below and other than any terms which are applicable only after the then-existing maturity date with respect to the Revolving Facility) shall be substantially identical to the Revolving Facility or otherwise reasonably acceptable to the Administrative Agent,

(H) the interest rate applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower and the Additional Lenders providing such Incremental Facility or Incremental Loans; provided that, in the case of Incremental Term Loans (other than Incremental Term A Loans) or Incremental Term Facilities (other than Incremental Term A Facilities) that are secured pari passu in right of payment and with respect to security with any then existing Term B Loans (the “Relevant Existing Facility”), such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the Relevant Existing Facility unless the interest rate with respect to the Relevant Existing Facility is adjusted to be equal to the interest rate with respect to the relevant Incremental Term Loans or Incremental Term Facility, minus 0.50%; provided, further, that in determining the applicable interest rate under this clause (H): (w) original issue discount (“OID”) or upfront fees paid in connection with the Relevant Existing Facility or such Incremental Term Facility or Incremental Term Loans (based on a four-year average life to maturity), shall be included, (x) any amendments to or changes in the Applicable Margin with respect to the Relevant Existing Facility that became effective subsequent to the ~~Second~~Third Restatement Effective Date but prior to the time of (or concurrently with) the addition of such Incremental Term Facility or Incremental Term Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their affiliates) in their respective capacities as such in connection with the Relevant Existing Facility or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Incremental Term Facility or Incremental Term Loans shall be excluded and (z) if such Incremental Term Facility or Incremental Term Loans include any interest rate floor greater than that applicable to the Relevant Existing Facility, and such floor is applicable to the Relevant Existing Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase,

(I) to the extent the terms of any Incremental Term Loans are not substantially identical to the terms applicable to the relevant Term Facility (except with respect to currency, pricing and fees and to the extent permitted by the foregoing clauses and clause (J) below and other than any terms which are applicable only after the then-existing maturity date with respect to the relevant Term Facility), such terms shall be reasonably satisfactory to the Administrative Agent,

(J) all Incremental Facilities shall rank pari passu or junior in right of payment and right of security in respect of the Collateral with the Term Loans and the Revolving Loans or may be unsecured; provided that to the extent any such Incremental Facilities are subordinated in right of payment or right of security, or pari passu in right of security and subject to separate documentation, they shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; provided further that no Incremental Facility may be secured by any Collateral (or assets that would constitute Collateral if the Obligations were secured by such assets) at any time that the Obligations are not secured by the Collateral as a result of any release of Collateral pursuant to Section 9.13,

(K) no Incremental Facility shall be guaranteed by any Person which is not the Borrower or a Guarantor,

(L) any mandatory prepayment (other than scheduled amortization payments) of Incremental Term Loans that are pari passu in right of payment with any then-existing Term Loans shall be made on a pro rata basis with such then-existing Term Loans (and all other then-existing Incremental Term Loans requiring ratable prepayment), except that the Borrower and the Additional Lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis),

(M) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer certifying to the effect set forth in subclauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with subclause (B) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.1(e), be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Interest Expense for the relevant period), and

(N) all fees or other payments owing pursuant to Section 10.13 or as otherwise agreed in writing in respect of such Commitment Increase to the Administrative Agent and the Additional Lenders shall have been paid.

(b) Notwithstanding anything to contrary herein, the aggregate principal amount of all Commitment Increases (for the avoidance of doubt, excluding any Commitment Increases made on the ~~Second~~Third Restatement Effective Date) shall not exceed (i) ~~$650.0 million~~the Dollar Equivalent of $1,000,000,000 (less the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to Section 6.14(u) in reliance on this clause (i) of the Incremental Cap) (the “Fixed Dollar Incremental Amount”), plus (ii) an unlimited amount so long as in the case of this clause (ii), (A) if the Commitment Increase is secured, the Senior Secured Leverage Ratio does not exceed ~~4.85~~5.00:1.00 or (B) if the

Commitment Increase is unsecured, the Leverage Ratio does not exceed ~~5.5~~6.00:1.00, in each case under subclauses (A) and (B) hereof, determined on a Pro Forma Basis after giving effect to such Commitment Increase (in the case of the incurrence of an Incremental Revolving Credit Facility, assuming such Incremental Revolving Credit Facility has been drawn in full) and any related transaction as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) (such amount under this clause (ii), the “Ratio-Based Incremental Amount”); provided that unless the Borrower otherwise elects, any portion of any Commitment Increase that could be established in reliance on this clause (ii) at the time of incurrence shall be deemed to have been incurred in reliance on the Ratio-Based Incremental Amount without reducing the Fixed Dollar Incremental Amount plus (iii) in the case of a Commitment Increase that serves to effectively extend the maturity of any Term Facility or the Revolving Facility, an amount equal to the amount of the Loans and/or Commitments so extended, plus (iv) in the case of a Commitment Increase that effectively replaces the amount of any Loans or Commitments terminated in connection with Section 8.5, an amount equal to the portion of such Loans or Commitments so replaced (the total aggregate amount described under clauses (i) through (iv) hereof, the “Incremental Cap”). Each Commitment Increase shall be in a minimum principal amount of the Dollar Equivalent of $50.0 million and integral multiples of the Dollar Equivalent of $1.0 million in excess thereof; provided that such amount may be less than the Dollar Equivalent of $50.0 million if such amount represents all the remaining availability under the aggregate principal amount of Commitment Increases set forth above.

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Commitment Increase.

(d) Upon the implementation of any Incremental Revolving Credit Facility or Revolving Credit Commitment Increase pursuant to this Section 2.14:

(i) with respect to any Revolving Credit Commitment Increase, (A) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Additional Revolving Lender, and each relevant Additional Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s Participating Interests and participations hereunder in Swing Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Additional Revolving Lender’s) Participating Interests and participations hereunder in Swing Loans shall be held on a pro rata basis on the basis of their Revolver Percentage (after giving effect to any Revolving Credit Commitment Increase) and subject to any adjustments to reflect that Participating Interests and participations in Swing Loans denominated in Alternative Currencies are not allocated to Lenders holding Commitments which are only fundable in Dollars and (B) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Additional Revolving Lenders providing the relevant Revolving Credit Commitment Increase), and such other Revolving Lenders (including the Additional Revolving Lenders providing the relevant Revolving Credit Commitment Increase) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans of such Class pro rata on the basis of their Revolver Percentage (after giving effect to any Revolving Credit Commitment Increase) and subject to any adjustments to reflect that Revolving Loans denominated in Alternative Currencies are not allocated to Lenders holding Commitments which are only fundable in Dollars; it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence; and

(ii) with respect to any Incremental Revolving Credit Facility, (A) the borrowing and repayment (except for (w) borrowings and repayments regarding Alternative Currencies, (x) payments of interest and fees at different rates on the existing Revolving Facilities and such Incremental Revolving Credit Facility, (y) repayments required upon the maturity date of the then-existing Revolving Facility and such Incremental Revolving Credit Facility and (z) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (C) below)) of Incremental Revolving Loans after the effective date of such Incremental Revolving Credit Facility shall be made on a pro rata basis with the then-existing Revolving Facility and any other then outstanding Incremental Revolving Credit Facility, (B) subject to the provisions set forth in clause (d) regarding Alternative Currencies, all swingline loans or letters of credit made or issued, as applicable, under such Incremental Revolving Credit Facility shall be participated on a pro rata basis by all Revolving Lenders and (C) the permanent repayment of Loans with respect to, and termination of commitments under, such Incremental Revolving Credit Facility shall be made on a pro rata basis with the then-existing Revolving Facility and any other then outstanding Incremental Revolving Credit Facility, except that the Borrower shall be permitted to permanently repay and terminate commitments under any revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later maturity date than such revolving facility.

(e) Effective on the date of each Incremental Revolving Credit Facility the maximum amount of Letter of Credit Usage permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, the L/C Issuer and the Borrower.

(f) For purposes of determining compliance at any time with this Section 2.14, in the event that any Commitment Increase meets the criteria of either the Fixed Dollar Incremental Amount or Ratio-Based Incremental Amount, the Borrower, in its sole discretion, from time to time, may classify or reclassify such Commitment Increase (or portion thereof) and will only be required to include the amount of such Commitment Increase (or portion thereof) in any one category. Further, for the avoidance of doubt, any Commitment Increase need not be permitted solely by reference to one category of the Fixed Dollar Incremental Amount or Ratio-Based Incremental Amount, but may instead be permitted in part under any combination of the clauses contained in any of this Section 2.14.

Section 2.15 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one (1) or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term A-3 Loans, ~~2017 Incremental~~ Term A-~~4~~5 Loans, Initial Term B Loans, 2017 Rook Incremental Term B Loans, 2017 Incremental Term B-1 Loans or 2017 Incremental Term B-2 Loans, as applicable, with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of all or a portion of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Facility Commitments from the tranche of Revolving Facility Commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;

(ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.11(f) and Section 2.3(k) to the extent dealing with Swing Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Loans and Letters of Credit shall, subject to the provisions of this Agreement relating to non-pro-rata treatment with respect to provisions regarding Alternative Currencies, be participated in on a pro rata basis by all Lenders with Extended Revolving Credit Commitments in accordance with their Revolver Percentages (and except as provided in Section 2.11(f) and Section 2.3(k), without giving effect to changes thereto on an earlier maturity date with respect to Swing Loans and Letters of Credit theretofore incurred or issued), (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments ~~and~~, (C) repayments made in connection with a permanent repayment and reduction or termination of commitments and (D) borrowings and repayments regarding Alternative Currencies) of Extended Revolving Loans after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments and (z) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, any commitments with respect to any Incremental Revolving Credit Facility and any original Revolving Credit Commitments) that have more than three (3) different maturity dates;

(iii) except as to interest rates, currency, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (any such extended Term Loans, “Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans;

(iv) (A) the final maturity date of any Extended Term A Loans shall be no earlier than the final maturity date of the Term A Loans extended thereby and (B) the final maturity date of any Extended Term B Loans shall be no earlier than the final maturity date of the Term B Loans extended thereby;

(v) (A) the Weighted Average Life to Maturity of any Extended Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term A Loans extended thereby and (B) the Weighted Average Life to Maturity of any Extended Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the applicable Term Facility, in each case as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) the Extensions shall be in a minimum amount of the Dollar Equivalent of $50.0 million;

(ix) any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Sections 2.8, 2.9, 2.10 or 2.12, (ii) the amortization schedules (in so far as such schedule affects payments due to Lenders participating in the relevant Facility) set forth in Section 2.7 shall be adjusted to give effect to the Extension of the relevant Facility and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches to be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.8, 2.9, 2.10 or 2.12) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one (1) or more of its Term Loans and/or Revolving Credit Commitments (or a

portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments (or a portion thereof), the consent of the L/C Issuer and the Swing Line Lender, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.15. In addition, if so provided in such amendment and with the consent of the L/C Issuer, participants in Letters of Credit expiring on or after the latest maturity date (but in no event later than the date that is five (5) Business Days prior to the Final Revolving Termination Date) in respect of the Revolving Credit Commitments shall be re-allocated from Lenders holding non-extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage entered into in accordance with Section 4.2 that has a maturity date prior to the later of the Final Maturity Date and the Final Revolving Termination Date so that such maturity date is extended to the later of the Final Maturity Date and the Final Revolving Termination Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16 Ancillary Facilities.

(a) If the Borrower and any Ancillary Lender agree, subject to compliance with the requirements set forth in this Section 2.16, such Ancillary Lender shall be permitted to provide an Ancillary Facility on a bilateral basis to the Borrower. To the extent any Ancillary Facility exists, the following shall apply:

(i) The applicable Revolving Multicurrency Credit Commitment and Revolving Credit Commitment of the Ancillary Lender shall be deemed to be utilized by its applicable Ancillary Commitment for purposes of (1) calculating the commitment fee payable to such Ancillary Lender pursuant to Section 2.13(a) and (2) calculating the aggregate remaining amount of Revolving Exposure of all applicable Revolving Lenders available under the Revolving Facility (it being understood the commitment fee payable pursuant Section 2.13(a) to Lenders without an Ancillary Facility shall not be modified by the existence of any Ancillary Facility and for purposes of such calculation it shall be assumed that each such Lender’s Revolving Multicurrency Credit Commitment and Revolving Credit Commitment have not been reduced as a result of such Ancillary Facility) (such remaining amount, the “Remaining Revolving Exposure”).

(ii) Borrowings of the Remaining Revolving Exposure shall be made on a pro rata basis among the Revolving Lenders of the applicable Class (including the applicable Ancillary Lenders) pursuant to and subject to the limitations set forth in Section 2.1.

(b) To request the creation of an Ancillary Facility, the Borrower shall deliver to the Administrative Agent not later than five (5) Business Days (or such shorter period agreed to by the Administrative Agent) prior to the first date on which such Ancillary Facility is proposed to be made available:

(i) a notice in writing specifying:

(A) the Borrower to which extensions of credit will be made available thereunder;

(B) the first Business Day on which such Ancillary Facility shall be made and the expiration date of such Ancillary Facility (which shall be no later than the latest Revolving Credit Termination Date);

(C) the type of Ancillary Facility being provided;

(D) the identity of the Ancillary Lender(s) (including any Affiliate of a Revolving Lender acting in such capacity pursuant to Section 2.16(c) below); and

(E) the amount and currency of the Ancillary Commitment with respect to such Ancillary Facility (which shall be expressed in any currency to which such Ancillary Lenders may agree) and shall not exceed such Ancillary Lender’s Revolving Multicurrency Credit Commitment or Revolving Credit Commitment;

(ii) a copy of the Ancillary Facility Documents with respect to such Ancillary Facility and, if such Ancillary Facility is an overdraft facility comprising more than one account, the maximum gross amount (the “Designated Gross Amount”) and maximum net amount (the “Designated Net Amount”) thereof, together with a certificate of a Responsible Officer of the Borrower certifying that the terms of such Ancillary Facility satisfy the requirements set forth in this Section 2.16 (including any applicable definitions used herein); and

(iii) such other information that the Administrative Agent may reasonably request in connection with such Ancillary Facility (including amounts and currencies outstanding) and the Borrower consents to all such information being released to the Agent and the other Revolving Lenders.

The Administrative Agent shall give notice to each Revolving Lender of such Ancillary Facility notice.

(c) (i) Subject to the terms of this Agreement, an Affiliate of any Revolving Lender (other than a Prohibited Lender) may become an Ancillary Lender, in which case such Revolving Lender and such Affiliate shall be treated as a single Revolving Lender whose Revolving Multicurrency Credit Commitment or Revolving Credit Commitment is as set forth in Schedule 2.1 or in the Assignment and Assumption pursuant to which such Revolving Lender assumed its Revolving Multicurrency Credit Commitment and Revolving Credit Commitment.

(ii) To the extent that this Agreement or any other Loan Document imposes any obligation on any Ancillary Lender and such Ancillary Lender is an Affiliate of a Revolving Lender and not a party thereto, the relevant Revolving Lender shall ensure that such obligation is performed by such Affiliate in compliance with the terms hereof or such other Loan Document.

(iii) Each Ancillary Lender, in its capacity as such, hereby appoints the Administrative Agent as its agent for purposes of the Loan Documents and for the avoidance of doubt agrees the Administrative Agent may rely on the applicable protections and indemnities set forth herein (including those set forth in ARTICLE 9) with respect to its role as agent under the Loan Documents for such Ancillary Lender.

(iv) If a Revolving Lender assigns or transfers all of its rights and obligations to a new Revolving Lender pursuant to this Agreement, its Affiliate shall cease to have any obligations under this Agreement.

(d) The terms and conditions of any Ancillary Facility shall be as agreed by the applicable Ancillary Lenders and the Borrower thereunder; provided that such terms shall at all times: (i) permit extensions of credit thereunder to be made only to the Borrower; (ii) provide that the sum of the Ancillary Commitment of the applicable Ancillary Lender under such Ancillary Facility and the Revolving Outstandings of the applicable Ancillary Lender shall not exceed such Ancillary Lender’s Revolving Multicurrency Credit Commitment and that, in the event and on such occasion that such amount exceeds such Revolving Multicurrency Credit Commitment, such Ancillary Commitment shall be automatically reduced by the amount of such excess; (iii) provide that the Ancillary Facility Exposure shall not exceed the Ancillary Commitment with respect to such Ancillary Facility, (iv) where such Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Facility Exposure under such Ancillary Facility shall not exceed the Designated Net Amount in respect thereof and the Ancillary Facility Exposure (without giving effect to the parenthetical in clause (a) of the definition thereof) shall not exceed the Designated Gross Amount in respect of such Ancillary Facility and (v) provide that the Ancillary Commitment under such Ancillary Facility shall be canceled, and that all extensions of credit under such Ancillary Facility shall be repaid, not later than the latest Revolving Credit Termination Date unless cash collateralized or supported by the issuance of a “back to back” letter of credit in a manner reasonably satisfactory to such Ancillary Lender.

(e) (i) Each Ancillary Facility shall terminate on the Revolving Multicurrency Credit Termination Date or such earlier date (A) as provided in the relevant Ancillary Facility Document or (B) on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(ii) If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and the Revolving Commitments of the Lenders and the Ancillary Lender shall no longer be deemed utilized to the extent set forth above in Section 2.16(a)).

(iii) No Ancillary Lender may demand repayment or prepayment of, or cash collateralization of, any Ancillary Facility Exposure prior to the expiry date of the relevant Ancillary Facility unless any of the following events has occurred and in the case of clause (C) below such Ancillary Lender has given the Borrower not less than three (3) Business Days’ notice thereof:

(A) the latest Revolving Credit Termination Date has occurred;

(B) the Revolving Loans have been accelerated and the Revolving Commitments terminated and repayment has been demanded thereof, or the Indebtedness or other obligations thereunder;

(C) it has become unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility;

(D) such repayment or prepayment represents a reduction in gross outstandings under an overdraft facility comprising more than one account to or toward an amount equal to its Designated Net Amount; or

(E) the Ancillary Facility Exposure, if any, under such Ancillary Facility is refinanced by a Revolving Loan and the relevant Ancillary Lender provides sufficient notice to permit the refinancing of such Ancillary Facility Exposure with a Revolving Loan; provided that for the purposes of repaying any Ancillary Facility Exposure pursuant to paragraph (e)(iii)(E) of this Section 2.16, the applicable conditions precedent to borrowing such Revolving Loan shall be met and the relevant Ancillary Facility shall be cancelled.

(f) The Borrower and each Ancillary Lender shall, upon request by the Administrative Agent, promptly supply the Administrative Agent with any information relating to the operation of such Ancillary Facility (including the Ancillary Facility Exposure) as the Administrative Agent may reasonably request.

(g) The Borrower acknowledges and consents that ARTICLE 8 and Sections 2.9 and 10.23 of this Agreement shall apply to each Ancillary Facility (unless expressly agreed by the relevant Ancillary Lender and the Borrower in their sole discretion).

(h) In the event of any conflict between the terms of an Ancillary Facility Document and any other Loan Document, the terms of such other Loan Document shall govern except for (i) Sections 2.4 and 2.13 for the purposes of calculating fees, interest or commission relating to the relevant Ancillary Facility, (ii) any Ancillary Facility comprising more than one account where the terms of the Ancillary Facility Documents shall prevail to the extent required to permit the netting of balances in respect of such accounts and (iii) where the relevant term of such Loan Document would be contrary to, or inconsistent with, the law governing the relevant Ancillary Facility Document, in which case the relevant term of such Loan Document shall be superseded by the terms of such Ancillary Facility Document to the extent necessary to eliminate the subject conflict or inconsistency; provided, however, that notwithstanding anything to the contrary herein, (x) no Ancillary Facility Document shall contain any representation or warranty, covenant or event of default that is not set forth in this Agreement (and any such representation or warranty, covenant or event of default not set forth in this Agreement shall be rendered null and void) and (y) all representations and warranties, covenants and events of default set forth in any Ancillary Facility

Document shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent therewith, the relevant Ancillary Documents shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person).

(i) Notwithstanding anything to the contrary herein, in any other Loan Document or in any Ancillary Facility Document, other than as set forth in Section 7.1(f), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any Ancillary Facility Document shall be deemed to constitute, or result in, a breach of any representation, warranty, undertaking or other term of, or Default or Event of Default under, this Agreement or any other Loan Document.

(j) Notwithstanding any other provision hereunder to the contrary, no amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Lender other than the relevant Ancillary Lender.

ARTICLE 3. Conditions Precedent.

Section 3.1 All Credit Extensions. At the time of each Credit Extension made after the ~~Second~~Third Restatement Effective Date under the Revolving Facility hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as of said time, except to the extent the same expressly relate to an earlier date;

(b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Extension;

(c) after giving effect to any requested extension of credit, the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations under this Agreement shall not exceed the aggregate Revolving Credit Commitments;

(d) (i) in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.5 hereof, (ii) in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application, and/or (iii) in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the L/C Issuer; and

(e) such Credit Extension shall not violate any Applicable Law with respect to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; provided that any such Applicable Law shall not entitle any Lender that is not affected thereby to not honor its obligation hereunder to advance, continue or convert any Loan or, in the case of the L/C Issuer, to extend the expiration date of or increase the amount of any Letter of Credit hereunder.

Each request for a Borrowing covered under this Section 3.1 and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit covered under this Section 3.1 shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in subsections (a) through (d), both inclusive, of this Section.

Section 3.2 Certain Funds.

(a) Notwithstanding any other provision of this Agreement or the Incremental Amendment No. 3 to the contrary, a 2017 Incremental Term Lender will be obliged to make a Certain Funds Credit Extension if on the proposed Certain Funds Credit Extension Date:

(i) it is not unlawful in any applicable jurisdiction for that 2017 Incremental Term Lender to perform any of its obligations to advance that Certain Funds Credit Extension (provided that each 2017 Incremental Term Lender shall use reasonable endeavors to avoid invoking this sub-paragraph (i) (including transferring its Commitments to an Affiliate not subject to the same restrictions and/or entering into any amendments to the Loan Documents requested by the Borrower, provided that such amendments could not reasonably be expected to materially adversely affect the interests of (including as regards additional costs or reduced returns for) the applicable 2017 Incremental Term Lender under the Loan Documents));

(ii) no Major Default is continuing or would result (in each case subject to any grace periods set forth in Section 7.1) from the proposed Certain Funds Credit Extension;

(iii) all fees or other payments owing pursuant to Section 10.13 ~~of the Credit Agreement~~ in respect of the 2017 Incremental Facilities to the 2017 Incremental Lenders shall have been paid on or prior to the Certain Funds Funding Date (and such amounts may be netted from the proceeds of the 2017 Incremental Term Loans);

(iv) all fees required to be paid by the Borrower in respect of the 2017 Incremental Facilities pursuant to that certain Fee Letter, dated as of August 9, 2017 among, inter alios, the Borrower and the Lenders party thereto shall have been paid on or prior to the Certain Funds Funding Date (and such amounts may be netted from the proceeds of the 2017 Incremental Term Loans);

(v) there is evidence of the consummation of the Worldpay Acquisition, being:

(A) If the Worldpay Acquisition is effected by way of the Scheme, a certificate from the Borrower addressed to the Administrative Agent in agreed form: (A) confirming that the Scheme Order has been delivered to the Registrar of Companies of England and Wales and (B) attaching a copy of the Scheme Order; or

(B) If the Worldpay Acquisition is effected by way of the Offer, a letter from the Borrower addressed to the Administrative Agent in agreed form: (A) attaching copies of the Offer Documents including any press announcement released by the Borrower announcing that the Worldpay Acquisition will be by way of an Offer and the terms and conditions of the Offer and (B) confirming that the Offer has been declared unconditional in all respects (other than, for the avoidance of doubt, any condition in the Offer requiring that the Offer has been completed); and

(vi) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer certifying its compliance with clauses (ii), (iii) and (iv) above.

(b) During the Certain Funds Period (save in respect of a 2017 Incremental Term Lender in circumstances where, pursuant to paragraph (a) above, that 2017 Incremental Term Lender is not obliged to advance a Certain Funds Credit Extension), none of the 2017 Incremental Term Lenders (in their capacity as such) shall be entitled to:

(i) cancel any of its Commitments in respect of the 2017 Incremental Term Facilities;

(ii) rescind, terminate or cancel this Agreement, the Incremental Amendment No. 3 or any of the 2017 Term Incremental Facilities or exercise any similar right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent or limit the advance or, as the case may be, issue of a Certain Funds Credit Extension;

(iii) refuse to participate in the making of a Certain Funds Credit Extension;

(iv) exercise any right of set-off or counterclaim in respect of a Credit Extension to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension;

(v) cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Loan Document or exercise any enforcement rights under any Collateral Document to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; or

(vi) take any other action or make or enforce any claim (in its capacity as a 2017 Incremental Term Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Certain Funds Credit Extension, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the 2017 Incremental Term Lenders notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

ARTICLE 4. The Collateral And the Guaranty.

Section 4.1 Collateral. Subject to Section 9.13, the Obligations, Hedging Liability, and, at the Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be secured by (a) valid, perfected, and enforceable Liens on all right, title, and interest of Holdco, the Borrower and each Restricted Subsidiary (other than an Excluded Subsidiary) in all capital stock and other Equity Interests (other than Excluded Equity Interests) held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected, and enforceable Liens on all right, title, and interest of Holdco, the Borrower and each Restricted Subsidiary (other than an Excluded Subsidiary) in all personal property and fixtures, whether now owned or hereafter acquired or arising, and all proceeds thereof (other than Excluded Property).

Section 4.2 Liens on Real Property. Subject to Section 9.13, in the event that the Borrower or any Restricted Subsidiary (other than an Excluded Subsidiary) owns or hereafter acquires real property having a fair market value in excess of $25.0 million in the aggregate (other than any Excluded Property), within 90 days of the acquisition thereof (or such longer period as to which the Administrative Agent may consent), the Borrower shall, or shall cause such Restricted Subsidiary to (i) execute and deliver to the Administrative Agent (or a security trustee therefor) a mortgage or deed of trust reasonably acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent a

Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations and shall pay all taxes and reasonable costs and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust and (ii) provide the Administrative Agent with (a) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Restricted Subsidiary relating thereto), and (b) to the extent improvements on Mortgaged Property are located within a special flood hazard area, a policy of flood insurance with respect to such improvements that is in an amount required to be maintained under the National Flood Insurance Act of 1968.

Section 4.3 Guaranty. The payment and performance of the Obligations, Hedging Liability, and, at the Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall at all times, subject to Section 4.4, be guaranteed by Holdco (or any Successor Holdco) and each Restricted Subsidiary (other than an Excluded Subsidiary), including any Immaterial Subsidiary which becomes a Material Subsidiary (each, a “Guarantor” and, collectively, the “Guarantors”) pursuant to a guaranty agreement in substantially the form attached as Exhibit K, as the same may be amended, restated, amended and restated, modified or supplemented from time to time (the “Guaranty”). If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Person effective as of the time of such sale or disposal.

Section 4.4 Further Assurances. Subject to Section 9.13, the Borrower agrees that it shall, and shall cause each Restricted Subsidiary (other than any Excluded Subsidiary) to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Restricted Subsidiary forms or acquires any after-acquired property or other Restricted Subsidiary (other than an Excluded Subsidiary), or any Immaterial Subsidiary becomes a Material Subsidiary (other than an Excluded Subsidiary) after the date hereof, on or prior to the later to occur of (a) 30 days following the date of such acquisition or formation or event and (b) the date of the required delivery of the Compliance Certificate following the date of such acquisition, formation or event (or such longer period as to which the Administrative Agent may consent), the Borrower shall cause such Restricted Subsidiary to execute such Collateral Documents (or supplements, assumptions or amendments to existing Collateral Documents) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Restricted Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith; provided that (i) no foreign law security or pledge agreements shall be required and (ii) no control agreements shall be required.

Section 4.5 Limitation on Collateral. Notwithstanding anything to the contrary in Sections 4.1 through 4.4 or any other Collateral Document (a) no Loan Party shall be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent: (i) the cost, burden, difficulty or consequence of granting or perfecting a Lien (including any mortgage, stamp, intangible or other tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (ii) the grant or perfection of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or would violate the terms of any contract relating to such asset or would trigger termination of (or a right of termination under) any contract pursuant to any

“change of control” or similar provision or otherwise require any Loan Party or any Subsidiary thereof to take any action that is materially adverse to its interests (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (b) Liens required to be granted pursuant to Section 4.4 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the First Restatement Effective Date (to the extent appropriate in the applicable jurisdiction), (c) no action shall be required in order to create or perfect any security interest in any assets located outside of the United States and no foreign law security or pledge agreement or foreign intellectual property filing or search shall be required, (d) no Loan Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and (e) the security interests in the following Collateral shall not be required to be perfected: (i) assets requiring perfection through control agreements or other control arrangements (other than control of pledged Equity Interests to the extent otherwise required by any Loan Document and promissory notes in a principal amount in excess of $10.0 million); (ii) vehicles and any other assets subject to certificates of title; and (iii) Letter of Credit Rights to the extent not perfected by the filing of a Form UCC-1 financing statement.

Section 4.6 Material Subsidiaries. If, at any time after the ~~Second~~Third Restatement Effective Date, (a) the book value of the Consolidated Total Assets of all Domestic Subsidiaries (together with their Subsidiaries) that are not Guarantors (solely because such Domestic Subsidiaries do not meet the threshold set forth in clause (a) or (b) of the definition of “Material Subsidiary”) constitutes in the aggregate more than 5.00% of the book value of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such time or (b) the consolidated net income in accordance with GAAP of all Domestic Subsidiaries (together with their Subsidiaries) that are not Guarantors (solely because such Domestic Subsidiaries do not meet the threshold set forth in clause (a) or (b) of the definition of “Material Subsidiary”) for any four (4) consecutive fiscal quarters of the Borrower ending on or after December 31, 2015, constitutes in the aggregate more than 5.00% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries for such period, then the Borrower shall promptly (and in any event not later than the date ~~of delivery of any financial statements required pursuant to Section 6.1(a) or (b) as of the date of which or for the period of which the threshold set forth in clause (a) or (b) above has been exceeded~~required by Section 4.4) designate one or more of such Domestic Subsidiaries as a Material Subsidiary pursuant to clause (ii) of the definition of “Material Subsidiary” so that after giving effect to such designation the thresholds set forth in clauses (a) and (b) above are no longer exceeded.

ARTICLE 5. Representations and Warranties.

On the dates and to the extent required pursuant to the ~~Second~~Third Restatement Agreement or Section 3.1 hereof, as applicable, the Borrower represents and warrants to each Lender and the Administrative Agent that:

Section 5.1 Financial Statements. A. The Borrower’s audited consolidated balance sheet and related audited consolidated statements of income and cash flows as of and for the fiscal years ended December 31, ~~2015~~2016, December 31, ~~2014~~2015, and December 31, ~~2013~~2014 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of such dates and for such periods and their results of operations for the periods covered thereby.

(a) The unaudited consolidated balance sheet and related unaudited statements of income and cash flows of the Borrower as of and for the fiscal quarter ended June 30, 2016, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

Section 5.2 Organization and Qualification. The Borrower and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent the failure of any Restricted Subsidiary to be in existence and good standing would not reasonably be expected to have Material Adverse Effect, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case, under this clause (iii) where the same could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.3 Authority and Enforceability. The Borrower has the power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes (if any), to grant to the Collateral Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each other Loan Party has the power and authority to enter into the Loan Documents executed by it, to grant to the Collateral Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized by proper corporate and/or other organizational proceedings, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except (other than with respect to a Certain Funds Credit Extension) as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party, if any, of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Loan Party, (b) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement or other similar document) of any Loan Party, (c) contravene or constitute a default (or, with respect to a Certain Funds Credit Extension, a material default) under any covenant, indenture or agreement of or affecting any Loan Party or any of its Property, or (d) result in the creation or imposition of any Lien on any Property of any Loan Party other than the Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents and Permitted Liens, except with respect to clauses (a), (c) or (d), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect; provided that with respect to a Certain Funds Credit Extension this Section 5.3 shall be subject to the Legal Reservations and the Perfection Requirements.

Section 5.4 No Material Adverse Change. Since December 31, ~~2015~~2016, there has been no event or circumstance which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.5 Litigation and Other Controversies. There is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened in writing against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Section 5.6 True and Complete Disclosure. As of the ~~Second~~Third Restatement Effective Date, all information (other than projections or any other forward-looking information and any information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries in writing to the Administrative Agent, the L/C Issuer or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is (but, with respect to the Target and its Subsidiaries, only to the knowledge of the Borrower) true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was provided; provided that, with respect to projected financial information furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries, the Borrower only represents and warrants that such information is prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may vary from projected results and such variances may be material and that the Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).

Section 5.7 Margin Stock. No part of the proceeds of any Loan or other extension of credit hereunder will be used by the Borrower or any Restricted Subsidiary thereof to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, “Margin Stock”) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations. Margin Stock constitutes less than 25.00% of the value of those assets of the Borrower and its Restricted Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.

Section 5.8 Taxes. The Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all Tax returns required to be filed by the Borrower and/or any of its Restricted Subsidiaries, except where failure to so file could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower and each of its Restricted Subsidiaries has paid all Taxes payable by them (other than Taxes which are not delinquent), except those (a) not overdue by more than thirty (30) days or (b) if more than 30 days overdue, (i) those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP or (ii) those the non-payment of which could not be reasonably expected to result in a Material Adverse Effect.

Section 5.9 ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Plan, except where the failure, noncompliance or incurrence of such could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries have no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, and except as could not be reasonably expected to have a Material Adverse Effect.

Section 5.10 Subsidiaries. Schedule 5.10 correctly sets forth, as of the Second Restatement Effective Date, each Subsidiary of the Borrower, its respective jurisdiction of organization and the percentage ownership

(whether directly or indirectly) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof. As of the ~~Second~~Third Restatement Effective Date, all of the Subsidiaries of the Borrower will be Restricted Subsidiaries.

Section 5.11 Compliance with Laws. The Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authority in respect of the conduct of their businesses and the ownership of their property, except such noncompliances as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.12 Environmental Matters. The Borrower and each of its Restricted Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except to the extent that the aggregate effect of all noncompliances could not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened in writing Environmental Claims, including any such claims (regardless of materiality) for liabilities under CERCLA relating to the disposal of Hazardous Materials, against the Borrower or any of its Restricted Subsidiaries or any real property, including leaseholds, owned or operated by the Borrower or any of its Restricted Subsidiaries, except such claims as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, there are no facts, circumstances, conditions or occurrences on any real property, including leaseholds, owned or operated by the Borrower or any of its Restricted Subsidiaries that, to the knowledge of the Borrower and its Restricted Subsidiaries, could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Restricted Subsidiaries or any such real property, or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law. To the knowledge of the Borrower, Hazardous Materials have not been Released on or from any real property, including leaseholds, owned or operated by the Borrower or any of its Restricted Subsidiaries where such Release, individually, or when combined with other Releases, in the aggregate, may reasonably be expected to have a Material Adverse Effect.

Section 5.13 Investment Company. Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.14 Intellectual Property. The Borrower and each of its Restricted Subsidiaries own all the patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how or other intellectual property rights, or each has obtained licenses or other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

Section 5.15 Good Title. The Borrower and its Restricted Subsidiaries have good and indefeasible title, or valid leasehold interests, to their material properties and assets as reflected on the Borrower’s most recent consolidated balance sheet provided to the Administrative Agent (except for sales of assets permitted hereunder, and such defects in title that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) and is subject to no Liens, other than Permitted Liens.

Section 5.16 Labor Relations. Neither the Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened in writing against the Borrower or any of its Restricted Subsidiaries and (ii) to the knowledge of the Borrower and its Restricted Subsidiaries, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Restricted Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Capitalization. Except as set forth on Schedule 5.17, all outstanding Equity Interests of the Borrower and its Restricted Subsidiaries have been duly authorized and validly issued, and, to the extent applicable, are fully paid and nonassessable, and as of the Second Restatement Effective Date there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no rights of any Person to acquire, any Equity Interests in any Restricted Subsidiary.

Section 5.18 Governmental Authority and Licensing. The Borrower and its Restricted Subsidiaries have received all licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding that could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the Borrower, threatened in writing, except where such revocation or denial could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.19 Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any other Loan Party of any Loan Document, except (a) for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect, (b) filings necessary to perfect Liens created by the Loan Documents and (c) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not be reasonably expected to have a Material Adverse Effect.

Section 5.20 Solvency. As of the ~~Second~~Third Restatement Effective Date and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with this Agreement and the Transactions, (a) the sum of the debts and liabilities (including subordinated and contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable debts and liabilities (including subordinated and contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, or their debts as they become absolute and matured in the ordinary course of business, (c) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof and as proposed to be conducted following the ~~Second~~Third Restatement Effective Date; and (d) the Borrower and its Restricted Subsidiaries, taken as a whole, have not incurred, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes of this Section 5.20, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).

Section 5.21 Foreign Assets Control Regulations and Anti-Money Laundering.

(a) OFAC. None of the Borrower, any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Restricted Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the target of any sanctions then being administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, then the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(b) Patriot Act. The Borrower and its Restricted Subsidiaries are in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

(c) Use of Proceeds. The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans (or Ancillary Facilities), or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; (ii) in any other manner that would result in a violation of Sanctions by any Loan Party or its Restricted Subsidiaries; (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption; or (iv) in violation of the Patriot Act.

Section 5.22 Security Interest in Collateral. Subject to Section 9.13, the provisions of the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Collateral Agent (or any designee or trustee on its behalf), for the benefit of itself and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken by the applicable Collateral Documents (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and, to the extent required pursuant to Section 4.2 of this Agreement, the proper recordation of mortgages or deeds of trust and fixture filings with respect to any real property (other than Excluded Property), in each case in favor of the Collateral Agent (or any designee or trustee on its behalf) for the benefit of itself and the other Secured Parties and the delivery to the Collateral Agent of any certificates representing Equity Interests or promissory notes required to be delivered pursuant to the applicable Collateral Documents), such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents), securing the Obligations, Hedging Liability, and, at the Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, in each case as and to the extent set forth therein.

Section 5.23 EEA Financial Institutions. None of the Loan Parties is an EEA Financial Institution.

Section 5.24 Additional Certain Funds Representations.

(a) As at the time on which the Rule 2.7 Announcement is made, supplemented or, as the case may be, corrected, the Rule 2.7 Announcement complies with the provisions of the Takeover Code in all material respects (subject to any waivers granted by the Panel) unless supplemented or corrected in compliance with the Takeover Code; and all statements of fact made by the Borrower in that announcement, supplement or, as the case may be, correction are true and accurate in all material respects as at their respective dates unless supplemented or corrected in compliance with the Takeover Code.

(b) If and at the time at which it is released, the Offer Document contains all the material terms of the Offer; the Offer Document (other than the Rule 2.7 Announcement) reflects the terms of the Rule 2.7 Announcement in all material respects (to the extent applicable for the legal form of an Offer) (mutatis mutandis) (except as permitted by Section 6.25(b) unless prohibited by Section 6.25(c)); and all statements of fact made by the Borrower in the Offer Document are true and accurate in all material respects as at its date. If and at the time at which it is released, the Scheme Circular contains all the material terms of the Scheme; the Scheme Circular reflects the terms of the Rule 2.7 Announcement in all material respects (mutatis mutandis) (except as permitted by Section 6.25(b) unless prohibited by Section 6.25(c)); and all statements of fact made by the Borrower in the Scheme Circular are true and accurate in all material respects as at its date.

ARTICLE 6. Covenants.

The Borrower covenants and agrees that, until the Loans or other Obligations (including any Ancillary Facility Exposure) hereunder (or under any other Loan Document) shall have been paid in full (other than with respect to contingent indemnification obligations for which no claim has been made and Letters of Credit that have been cash collateralized or otherwise backstopped (including by “grandfathering” into future credit agreements)) and the Commitments shall have been terminated (the “Termination Date”):

Section 6.1 Information Covenants. The Borrower will furnish to the Administrative Agent (for delivery to the Lenders):

(a) Quarterly Reports. Within 45 days after the end of each fiscal quarter of Vantiv not corresponding with the fiscal year end, commencing with the fiscal quarter ending September 30, 2016, Vantiv’s consolidated balance sheet as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by Vantiv in accordance with GAAP, and setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by the chief financial officer or other financial or accounting officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of Vantiv and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes~~.~~; provided that, with respect to the Target or any Persons that are Subsidiaries of the Target immediately prior to the Worldpay Acquisition, Vantiv and its Subsidiaries shall be permitted to deliver any computations, certificates and other documentation required under this clause (a) with equivalent documentation in accordance with IFRS or UK GAAP instead of GAAP for a period of 120 days from the date of the Worldpay Acquisition.

(b) Annual Statements. Within 90 days after the close of each fiscal year of Vantiv (commencing with the fiscal year ending December 31, 2016), a copy of Vantiv’s consolidated balance sheet as of the last day of the fiscal year then ended and Vantiv’s consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail and showing in comparative form the figures for the previous fiscal year, accompanied by a report thereon of a firm of independent public accountants of recognized national standing, selected by Vantiv, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Vantiv and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards (which report shall be unqualified as to scope of such audit and shall not contain any “going concern” or like qualification; provided that such report may contain a “going concern” qualification, explanatory paragraph or emphasis solely as a result of an impending maturity within 12 months of, or an impending or actual breach of any financial covenant under, any of the Facilities (including Incremental Facilities, Incremental Equivalent Debt, and Refinancing Indebtedness in respect of any of the foregoing))~~.~~; provided that, with respect to the Target or any Persons that are Subsidiaries of the Target immediately prior to the Worldpay Acquisition, Vantiv and its Subsidiaries shall be permitted to deliver any computations, certificates and other documentation required under this clause (b) with equivalent documentation in accordance with IFRS or UK GAAP instead of GAAP for a period of 120 days from the date of the Worldpay Acquisition.

(c) Annual Budget. Within 45 days after the commencement of each fiscal year of Vantiv, a detailed consolidated budget for Vantiv and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget).

(d) Management Discussion and Analysis. Within 45 days after the close of each of the first three (3) fiscal quarters, a management discussion and analysis of Vantiv and its Subsidiaries’ financial performance for that fiscal quarter and a comparison of financial performance for that financial quarter to the corresponding fiscal quarter of the previous fiscal year (in form reasonably acceptable to the Administrative Agent, which shall not be unacceptable solely because it does not contain all of the information required to be included in unaudited interim financial statements by Item 303 of Regulation S-K of the Securities Act of 1933, as amended). Within 90 days after the close of each fiscal year, a management discussion and analysis of Vantiv and its Subsidiaries’ financial performance for that fiscal year and a comparison of financial performance for that fiscal year to the prior year.

(e) Compliance Certificate. At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the chief financial officer or other financial or accounting officer of the Borrower substantially in the form of Exhibit F (w) stating no Default or Event of Default has occurred and is then continuing or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower is taking with respect to such Default or Event of Default, (x) to the extent required by Section 4.6, designating any applicable Domestic Subsidiary as a Material Subsidiary, (y) showing the Borrower’s compliance with the covenants set forth in Section 6.22 and (z) solely in connection with the delivery of financial statements pursuant to Section 6.1(b) for any fiscal year beginning with the first full fiscal year ending ~~December 31, 2017~~after the Certain Funds Funding Date, if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of such fiscal year is greater than 3.75:1.00, calculating Excess Cash Flow for such fiscal year and the Senior Secured Leverage Ratio as of the last day of such fiscal year.

(f) Notice of Default or Litigation. Promptly after any senior executive officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the commencement of, or threat in writing of, or any significant development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrower or any of its Restricted Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(g) Other Reports and Filings. To the extent not required by any other clause in this Section 6.1, promptly, copies of all financial information, proxy materials and other material information which the Borrower or any of its Restricted Subsidiaries has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower or any of its Subsidiaries in their capacity as such a holder, agent or trustee to the extent that the aggregate principal amount of such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $30.0 million.

(h) Environmental Matters. Promptly after any senior executive officer of the Borrower obtains knowledge thereof, notice of one (1) or more of the following environmental matters which individually, or in the aggregate, may reasonably be expected to have a Material Adverse Effect: (i) any notice of an Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any real property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property; (iii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Law; and (iv) any removal or remedial actions to be taken in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto. In addition, the Borrower agrees to provide the Lenders with copies of all material non-privileged written communications by the Borrower or any of its Subsidiaries with any Person or Governmental Authority relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

(i) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided that the Administrative Agent and any Lender (through the Administrative Agent) may request such information in their respective capacities as Administrative Agent and Lender only and may not use such information for any purpose other than a purpose reasonably related to its capacity as Administrative Agent or Lender, as applicable; provided further that nothing in this Section 6.1(i) shall require Holdco, the Borrower or any Subsidiary to take any action that would violate any customary third party confidentiality agreement with any Person that is not an Affiliate (and, in all events, so long as such confidentiality agreement does not relate to information regarding the financial affairs of Holdco, the Borrower or any Subsidiary or the compliance with the terms of any Loan Document) or waive any attorney-client or similar privilege.

Information and documents required to be delivered pursuant to this Section 6.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address provided to the Administrative Agent or on an Intralinks or similar site to which the Lenders have been granted access; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.1 may be satisfied by furnishing Vantiv’s Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission.

Section 6.2 Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit officers, designated representatives and agents of the Administrative Agent (or any Lender solely if accompanying the Administrative Agent), to visit and inspect any Property of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with its and their officers and independent accountants, all at such reasonable times as the Administrative Agent may request; provided that (i) prior written notice of any such visit, inspection or examination shall be provided to the Borrower and such visit, inspection or examination shall be performed at reasonable times to be agreed to by the Borrower, which agreement will not be unreasonably withheld, (ii) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 6.2 more often than one (1) time during any such fiscal year, the Borrower is not obligated to compensate the Administrative Agent for more than one (1) inspection and examination by the Administrative Agent during any calendar year and any such compensation shall be subject to the limitations of Section 10.13, and (iii) the Administrative Agent may conduct inspections pursuant to this Section 6.2 in its respective capacity as Administrative Agent only and may not conduct inspections or utilize information from such inspections for any purpose other than a purpose reasonably related to its capacity as Administrative Agent; provided, further, that nothing in this Section 6.2 shall require Holdco, the Borrower or any Subsidiary to take any action or permit any inspection that would violate any customary third party confidentiality agreement with any Person that is not an Affiliate (and, in all events, so long as such confidentiality agreement does not relate to information regarding the financial affairs of Holdco, the Borrower or any Subsidiary or the compliance with the terms of any Loan Document) or waive any attorney-client or similar privilege. The Administrative Agent shall give the Borrower a reasonable opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 6.3 Maintenance of Property, Insurance, Environmental Matters, etc.

(a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep its property, plant and equipment in good repair, working order and condition, except (A) normal wear and tear and casualty and condemnation and (B) to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (ii) maintain in full force and effect with financially sound and reputable insurance companies insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of the Borrower and shall furnish to the Administrative Agent upon its reasonable request (but not more than twice per fiscal year in the absence of an Event of Default) reasonably detailed information as to the insurance so carried.

(b) Without limiting the generality of Section 6.3(a), the Borrower and its Subsidiaries: (i) shall comply with, and maintain all real property in compliance with, any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any violation of applicable Environmental Laws with respect to any of its properties which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect; (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws; except, with respect to clauses (i), (ii), (iv) and (v), to the extent, either individually or in the aggregate, all of the same could not be reasonably expected to have a Material Adverse Effect. With respect to any Release of Hazardous Materials, the Borrower and its Restricted Subsidiaries shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released at or on any of its properties as required by any applicable Environmental Law.

Section 6.4 Books and Records. Each of Holdco and the Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdco, the Borrower or its Restricted Subsidiary, as the case may be.

Section 6.5 Preservation of Existence. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of organization and (b) its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights, except, (i) in the case of clause (a) with respect to each Restricted Subsidiary and (ii) in the case of clause (b), in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.5 shall prevent the Borrower or any Restricted Subsidiary from consummating any transaction permitted by Section 6.16.

Section 6.6 Compliance with Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders applicable to its property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property (other than a Permitted Lien).

Section 6.7 ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent of: (a) the occurrence of any Reportable Event with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (c) its intention to terminate or withdraw from any Plan, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

Section 6.8 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all material Taxes imposed upon it or any of its Property, before becoming delinquent and before any material penalties accrue thereon, unless and to the extent that

(a) such Taxes are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided therefor in accordance with GAAP, unless and until any material Lien resulting therefrom attaches to any of its Property or (b) the failure to pay such Taxes could not be reasonably expected to have a Material Adverse Effect.

Section 6.9 Designation of Subsidiaries. The Borrower may at any time after the ~~Second~~Third Restatement Effective Date designate (or re-designate) any existing or subsequently acquired or organized Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary and designate (or re-designate) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or re-designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing (including after the reclassification of investments in, Indebtedness of, and Liens on, the applicable Subsidiary or its assets) and (ii) immediately after giving effect to such designation or re-designation, the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recent period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b). The designation (or re-designation) of any Subsidiary as an Unrestricted Subsidiary after the ~~Second~~Third Restatement Effective Date shall constitute an investment by the Borrower therein at the date of designation (or re-designation) in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) investment therein. Such designation (or re-designation) will be permitted only if an investment in such amount would be permitted at such time pursuant to Section 6.17. Unrestricted Subsidiaries will not be subject to any of the mandatory prepayments, representations and warranties, covenants or Events of Default set forth in the Loan Documents.

Section 6.10 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans ~~and~~, Swing Loans and any Ancillary Facilities on or after the ~~Second~~Third Restatement Effective Date for working capital needs and other general corporate purposes of the Borrower and its subsidiaries (including for capital expenditures, Acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Transactions), other investments, Distributions and any other purpose not prohibited by the Loan Documents). The Borrower shall use the proceeds of the Term A-3 Loans and the Initial Term B Loans made in cash on the Second Restatement Effective Date to finance a portion of the Transactions (including the payment of Transaction Costs) and for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other investments and any other use not prohibited by the Loan Documents; provided that the Borrower shall use the proceeds of the 2017 Rook Incremental Term B Loans solely to fund the Existing Shareholder Distribution (as defined in Incremental Amendment No. 2). The Borrower and its Subsidiaries shall use the proceeds of the Incremental Facilities for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other investments and any other use not prohibited by the Loan Documents. The Borrower and its Subsidiaries shall use the proceeds of the 2017 Incremental Term Facilities for the purposes of discharging amounts due in respect of the Certain Funds Transactions.

Section 6.11 Contracts with Affiliates. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than by or among the Borrower and/or its Restricted Subsidiaries), except on terms that are not materially less favorable to the Borrower or such Restricted Subsidiary as would have been obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(a) individual transactions with an aggregate value of less than $20.0 million;

(b) transactions permitted by Section 6.18;

(c) the First Restatement Agreement Transactions and the transactions contemplated by the Master Investment Agreement and the Ancillary Agreements (as defined in the Master Investment Agreement);

(d) [Reserved];

(e) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries and their respective directors, officers, employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of capital stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors (or similar governing body) of the Borrower;

(f) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business (in the case of any direct or indirect parent of the Borrower, to the extent attributable to the operations of the Borrower or its Restricted Subsidiaries);

(g) transactions with joint ventures for the purchase and sale of goods, equipment or services entered into in the ordinary course of business;

(h) transactions pursuant to permitted agreements in existence on the Second Restatement Effective Date and set forth on Schedule 6.11 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect;

(i) payments by the Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among any direct or indirect parent of Borrower and such parent’s Restricted Subsidiaries on customary terms;

(j) loans and other transactions among the Borrower and its Subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this ARTICLE 6; provided that any Indebtedness of any Loan Party owed to a Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations (it being understood that payments shall be permitted thereon unless an Event of Default has occurred and is continuing); and

(k) payments or loans (or cancellation of loans) to directors, officers, employees, members of management or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith.

Section 6.12 No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year for financial reporting purposes from its present basis without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided that (x) the Administrative Agent acknowledges and agrees that the Borrower may cause Worldpay Group plc and its Subsidiaries to report based on GAAP versus IFRS and (y) in the event that the Administrative Agent shall so consent to such change, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 6.13 Change in the Nature of Business; Limitations on the Activities of Holdco. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the Business conducted by the Borrower on ~~the Second~~(and after giving effect to transactions occurring on) the Third Restatement Effective Date and other business activities incidental or related to any of the foregoing unless such change occurs as a result of any Regulatory Event at any Lender.

(a) Holdco will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership of the capital stock of each direct Subsidiary of Holdco, as applicable, on the ~~Second~~Third Restatement Effective Date, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents, other documents relating to the First Restatement Agreement Transactions, the Transactions and any documents pertaining to Indebtedness and Liens permitted by clauses (A) and/or (B) below, in each case, to which it is a party and the performance of its obligations thereunder, (v) the performance of its obligations under the Master Investment Agreement and the Ancillary Agreements (as defined in the Master Investment Agreement), (vi) in connection with any Qualified Public Offering or any other issuance of Equity Interests not prohibited by ARTICLE 6, including the initial public offering of Vantiv’s Equity Interests, (vii) providing indemnification to officers and directors, (viii) holding any cash or property received in connection with Distributions permitted under Section 6.18 and (ix) activities incidental to the businesses or operations described in clauses (i) through (viii) above; or create, incur, assume or suffer to exist (A) any Indebtedness except pursuant to (v) the Loan Documents, (w) guarantees by Holdco of Incremental Equivalent Debt incurred by the Borrower and/or any Subsidiary Guarantor under Section 6.14(u) or Refinancing Indebtedness incurred by the Borrower and/or any Subsidiary Guarantor under Section 6.14(r) to refinance Indebtedness incurred pursuant to the Loan Documents or Section 6.14(u); provided that, if any such Indebtedness of the Borrower or any Subsidiary Guarantor is subordinated in right of payment to the Obligations, any guarantee by Holdco thereof shall be subordinated in right of payment to Holdco’s guarantee of the Obligations to the same extent, (x) intercompany Indebtedness, (y) the Transactions or (z) the transactions contemplated under the Master Investment Agreement or the Ancillary Agreements (as defined in the Master Investment Agreement) or (B) Liens except (v) pursuant to the Loan Documents, (w) on Collateral securing any guarantee by Holdco permitted by clause (A)(w) above; provided that such Liens are subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent and, if the Indebtedness of the Borrower or any Subsidiary Guarantor guaranteed by Holdco pursuant to clause (A)(w) above is secured on a junior basis to the Obligations, the guarantee by Holdco thereof shall be secured on a junior basis to the Obligations to the same extent, (x) pursuant to the Transactions, (y) pursuant to the transactions contemplated under the Master Investment Agreement or the Ancillary Agreements (as defined in the Master Investment Agreement) and (z) non-consensual Liens.

(b) Notwithstanding the foregoing or anything herein to the contrary, Holdco may merge or consolidate with or into any other Person (other than the Borrower) or liquidate or dissolve so long as: (i) (x) in the case of a merger or consolidation, Holdco shall be the continuing or surviving Person or (y) in the case of a merger or consolidation in which Holdco is not the continuing or surviving Person or in the case of any liquidation or dissolution, the Person formed by or surviving any such merger or consolidation or receiving the assets of Holdco, as applicable, shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (Holdco or such Person, as the case may be, being herein referred to as the “Successor Holdco”), (ii) the Successor Holdco (if

other than Holdco) shall expressly assume all the obligations of Holdco under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Event of Default has occurred and is continuing at the date of such merger, consolidation, liquidation or dissolution or would result from such merger, consolidation, liquidation or dissolution, (iv) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, or unless the Successor Holdco is Holdco, shall have by a reaffirmation agreement in form reasonably satisfactory to the Administrative Agent confirmed that its obligations under the Guaranty, the Collateral Documents and any other Loan Documents to which it is a party shall apply to the Successor Holdco’s obligations under the Loan Documents, (v) the Successor Holdco shall, immediately following such merger, consolidation, liquidation or dissolution directly or indirectly own all Subsidiaries directly owned by Holdco immediately prior to such merger, consolidation, liquidation or dissolution, (vi) the Secured Parties’ rights and remedies under the Loan Documents, taken as a whole, including their rights and remedies with respect to any Guaranty and any Collateral owned by the Successor Holdco, and the Successor Holdco’s obligations under the Loan Documents, including the Guaranty, the Security Agreement and any other Collateral Documents to which it is a party, will not be impaired in any manner as a result of such merger, consolidation, liquidation or dissolution and (vii) the Borrower shall have provided all documentation and other information regarding the Successor Holdco (unless such Successor Holdco is Holdco) as shall have been reasonably requested in writing by the Administrative Agent or any Lender through the Administrative Agent that the Administrative Agent or such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; provided that, if the foregoing are satisfied, the Successor Holdco (if other than Holdco) will succeed to, and be substituted for, Holdco under this Agreement.

Section 6.14 Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except;

(a) the Obligations, Hedging Liability (other than for speculative purposes), and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations of the Borrower and its Restricted Subsidiaries;

(b) Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates);

(c) intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Section 6.17;

(d) Indebtedness (including Capitalized Lease Obligations and other Indebtedness arising under Capital Leases) the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of capital expenditures, whether through the direct purchase of assets or the purchase of capital stock of any Person owning such assets (including the interests of vendors and lessors under conditional sale, title retention agreements and extended title retention); provided that the aggregate principal amount of Indebtedness outstanding under this clause (d), together with any Refinancing Indebtedness incurred under clause (r) below in respect thereof, shall not exceed the greater of $75.0 million and 1.0% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(e) Indebtedness of the Borrower and its Restricted Subsidiaries not otherwise permitted by this Section; provided that the aggregate amount of Indebtedness outstanding under this clause (e) shall not exceed the greater of $300.0 million and 4.0% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(f) Contingent Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of any Subsidiary that is permitted to be incurred under this Agreement; provided that any such Contingent Obligations incurred by the Borrower or any Loan Party with respect to Indebtedness incurred by any Subsidiary that is not a Loan Party, must not be prohibited by Section 6.17;

(g) Contingent Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees or distribution partners;

(h) (i) unsecured (other than vendor’s liens arising by operation of law) Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(i) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the disposition of any business, assets or capital stock permitted hereunder, other than Contingent Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition;

(j) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for earn-outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions or other investments permitted under Section 6.17;

(k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(l) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(m) Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Borrower (or its direct or indirect parent) and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with the consummation of the First Restatement Agreement Transactions or any Permitted Acquisition or other investment whether consummated prior to the ~~Second~~Third Restatement Effective Date or permitted under Section 6.17;

(n) Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Borrower or any of its direct or indirect parent companies permitted by Section 6.18;

(o) Indebtedness in respect of Cash Management Services, netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management and similar arrangements, in each case ~~incurred~~entered into in the ordinary course of business in connection with cash management, including among the Borrower and its Subsidiaries, and deposit accounts;

(p) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Second Restatement Effective Date and set forth in all material respects on Schedule 6.14;

(q) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances ~~and~~, letters of credit and similar instruments issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances ~~and~~, letters of credit and similar instruments or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(r) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness which serves to refund or refinance any Indebtedness permitted under clauses (a), (d), (p), (q), (s), (u), (v), (w), (x) and (y) of this Section 6.14 or any Indebtedness issued to so refund, replace or refinance (herein, “refinance”) such Indebtedness, including, in each case, additional Indebtedness incurred to pay accrued but unpaid interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) (other than with respect to Refinancing Indebtedness that refinances Indebtedness incurred under clause (a) of this Section 6.14 or pursuant to customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent financing which otherwise complies with this clause (A)) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(B) to the extent such Refinancing Indebtedness refinances Indebtedness permitted under clause (a) of this Section 6.14 (i) if secured (w) is secured only by the Collateral and on a pari passu or subordinated basis with the Obligations, (x) is subject to customary intercreditor arrangements, the material terms of which are reasonably satisfactory to the Administrative Agent, (y) in the case of the refinancing of any Term Facility shall not have a shorter Weighted Average Life to Maturity than the Term Loans being refinanced (except customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent financing which otherwise complies with this clause (B)(i)(y)) and (z) in the case of the refinancing of any Revolving Facility does not have required scheduled amortization or commitment reductions earlier than the Revolving Credit Termination Date, (ii) has a maturity date no earlier than the latest maturity date of the relevant tranche or Class of Facilities being refinanced or replaced (except customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent financing which otherwise complies with this clause (B)(ii)) and (iii) has terms (excluding pricing, currency, fees, rate floors, optional prepayment or redemption terms, subordination terms (such subordination terms to be on current market terms) and maturity date) that are not, when taken as a whole, materially more favorable to the lenders providing such Refinancing Indebtedness than those applicable to the relevant tranche or Class of Facilities being refinanced or replaced (except for covenants or other provisions applicable only to periods after the then-existing latest final maturity date of the relevant tranche or Class of Facilities being refinanced or replaced) or are on current market terms for such type of Indebtedness (as reasonably determined by the Borrower in good faith);

(C) to the extent such Refinancing Indebtedness refinances Indebtedness that was originally (1) subordinated or pari passu to the Obligations (other than Indebtedness incurred under clause (w) of this Section 6.14), such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded, (2) secured by the Collateral on a pari passu or junior basis, such Refinancing Indebtedness is secured only by the Collateral and only to the extent as the Indebtedness being refinanced or refunded (but, for the avoidance of doubt, may be unsecured), (3) secured by assets other than the Collateral, such Refinancing Indebtedness is secured only by assets other than the Collateral or (4) unsecured, such Refinancing Indebtedness is unsecured; and

(D) shall not include Indebtedness of a non-Loan Party that refinances Indebtedness of a Loan Party~~.~~;

(s) Indebtedness of (x) the Borrower or any Subsidiary incurred to finance a permitted Acquisition or (y) Persons that are acquired by the Borrower or any Subsidiary or merged into the Borrower or a Subsidiary in a permitted Acquisition in accordance with the terms of this Agreement or that is assumed by the Borrower or any Subsidiary in connection with such permitted Acquisition; provided that such Indebtedness under this clause (y) is not incurred in contemplation of such permitted Acquisition; provided further that:

(A) no Default exists or shall result therefrom;

(B) any Indebtedness incurred in reliance on clause (x) of this Section 6.14(s) shall not be secured by a Lien and shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the latest final maturity date of any Class of Term B Loans outstanding at the time of the incurrence of such Indebtedness;

(C) in the case of any Indebtedness incurred in reliance on clause (y) of this Section 6.14(s) the aggregate principal amount of such Indebtedness that is secured by any Lien, together with all Refinancing Indebtedness in respect thereof, shall not exceed the greater of $150.0 million~~; and~~ and 2.0% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination); and

(D) subject to subclause (C) above, immediately prior to, and after giving effect to such permitted Acquisition, at the Borrower’s option either on the date of execution of the related acquisition agreement or on the date such Acquisition is consummated, the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recently completed period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b);

(t) Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit in a principal amount not to exceed the face amount of such letter of credit;

(u) secured or unsecured notes or loans issued in lieu of Incremental Facilities (such notes or loans, “Incremental Equivalent Debt”); provided that if secured (i) is secured only by the Collateral and on a pari passu or subordinated basis with the Obligations and (ii) is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and provided, further that any such Incremental Equivalent Debt (x) otherwise satisfies clauses (A), (B), (D), (F), (I), (J) ~~and~~, (K) and, with respect to loans (but not notes) secured on a pari passu basis with the Obligations, (H) of Section 2.14(a) as if such Incremental Equivalent Debt were an Incremental Facility and (y) does not exceed the Incremental Cap; provided further that no Incremental Equivalent Debt may be secured by any Collateral (or assets that would constitute Collateral if the Obligations were secured by such assets) at any time that the Obligations are not secured by the Collateral as a result of any release of Collateral pursuant to Section 9.13;

(v) senior subordinated or subordinated unsecured Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that the terms of such Indebtedness (excluding pricing, currency, fees, rate floors, optional prepayment or redemption terms and subordination terms (such subordination terms to be on current market terms)) are not, when taken as a whole, materially more favorable (as reasonably determined by the Borrower in good faith) to the lenders providing such Indebtedness than those applicable to the Facilities (other than any covenants or any other provisions applicable only to periods after the Final Maturity Date (in each case, as of the incurrence of such Indebtedness)) or is otherwise on current market terms for such type of Indebtedness (as reasonably determined by the Borrower in good faith) and provided further, that, after giving effect thereto, (i) the Leverage Ratio does not exceed ~~5.75~~6.50:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (ii) no Event of Default shall have occurred and be continuing or would result therefrom;

(w) (i) senior unsecured Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that the terms of such Indebtedness (excluding pricing, currency, fees, rate floors, optional prepayment or redemption terms and subordination terms (such subordination terms to be on current market terms)) are not, when taken as a whole, materially more favorable

(as reasonably determined by the Borrower in good faith) to the lenders providing such Indebtedness than those applicable to the Facilities (other than any covenants or any other provisions applicable only to periods after the Final Maturity Date (in each case, as of the incurrence of such Indebtedness)) or is otherwise on current market terms for such type of Indebtedness ~~or is otherwise on current market terms for such type of Indebtedness~~ (as reasonably determined by the Borrower in good faith) and provided further that, after giving effect thereto, (~~i~~x) the Leverage Ratio does not exceed ~~5.75~~6.00:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and (~~ii~~y) no Event of Default shall have occurred and be continuing or would result therefrom, (ii) the New Senior Notes and/or the New Bridge Loans and (iii) the Worldpay Notes (to the extent such Worldpay Notes have not been reduced or repaid with the proceeds of the 2017 Incremental Term B-2 Loans);

(x) additional secured Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that after giving effect thereto, the Senior Secured Leverage Ratio does not exceed ~~4.85~~5.00:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b) and provided further that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) such Indebtedness (A) is secured by the Collateral only, (B) if secured on a pari passu basis with the Obligations, consists of notes, (C) otherwise satisfies clauses (A), (B), (D), (F), (I), (J) and (K) of Section 2.14(a) as if such Indebtedness were an Incremental Facility and (D) is subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; provided further that no such Indebtedness may be secured by any Collateral (or assets that would constitute Collateral if the Obligations were secured by such assets) at any time that the Obligations are not secured by the Collateral as a result of any release of Collateral pursuant to Section 9.13;

(y) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries that are not Loan Parties; provided that the aggregate principal amount of Indebtedness outstanding under this clause (y), together with any Refinancing Indebtedness incurred under clause (r) above in respect thereof, shall not exceed the greater of $150.0 million and 2.0% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination); ~~and~~

(z) any liability of the Borrower or any Restricted Subsidiary arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the Dutch Civil Code, issued prior to the date of this Agreement or any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity (fiscale eenheid) for Dutch corporate income purposes provided that all members of the fiscal unity are subsidiaries of Vantiv;

(aa) Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any L/C Issuer to support any Defaulting Lender’s participation in Letters of Credit issued;

(bb) Indebtedness of the Borrower or any Restricted Subsidiary to the extent that 100% of such Indebtedness is supported by any Letter of Credit;

(cc) Indebtedness of the Parent Borrower or any Restricted Subsidiary under any Ancillary Facility;

(dd) ~~(z)~~ all customary premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Section 6.14(a) through 6.14(~~y~~cc) above~~.~~; and

(ee) Indebtedness with respect to letters of credit issued by Royal Bank of Scotland (i) pursuant to that certain Transfer Agreement dated August 6, 2010 by and among The Royal Bank of Scotland PLC and Others and Ship Bidco Limited and (ii) for the benefit of Worldpay Ecommerce Ltd. pursuant to that certain agreement in effect as of the Third Restatement Effective Date; and

(ff) intercompany Indebtedness among Worldpay Group plc and its subsidiaries outstanding on the Third Restatement Effective Date; provided that to the extent such Indebtedness is owed to any party that is or becomes a Loan Party, such Indebtedness is evidenced by an intercompany note, and such intercompany note is pledged as Collateral.

Section 6.15 Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below, the “Permitted Liens”):

(a) Liens for the payment of taxes which are not yet due and payable or the payment of which is not required by Section 6.8;

(b) Liens (i) arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, (ii) in connection with bids, tenders, contracts or leases to which the Borrower or any Restricted Subsidiary is a party or (iii) to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent, in each case, incurred in the ordinary course of business;

(c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue by a period of more than 30 days or if more than 30 days over due (i) which could not reasonably be expected to have a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings;

(d) Subject to Section 9.13, Liens created by or pursuant to this Agreement and the Collateral Documents;

(e) Liens on property of the Borrower or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.14(d) hereof; provided that no such Lien shall extend to or cover other Property of the Borrower or such Restricted Subsidiary other than the respective Property so acquired or similar Property acquired from the same lender or its Affiliates, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of all such Property;

(f) Liens assumed in connection with Permitted Acquisitions;

(g) easements, rights-of-way, restrictions, and other similar encumbrances as to the use of real property of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business which do not impair their use in the operation of the business of such Person;

(h) Liens in favor of (i) Fifth Third Bank created pursuant to the Clearing Agreement and/or (ii) one (1) or more financial institutions pursuant to similar sponsorship, clearinghouse and/or settlement arrangements; provided that no Liens permitted under this clause (ii) will extend to cover Property of the Borrower or any Restricted Subsidiary other than that held by the other party to such agreement and the amount of such Lien shall not exceed the amount owed by the Borrower or any Restricted Subsidiary under such agreement;

(i) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(j) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 7.1;

(k) any interest or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease not prohibited by this Agreement;

(l) licenses and sublicenses of intellectual property granted in the ordinary course of business;

(m) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(n) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business ~~and~~, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry~~;~~ and (iv) granted in the ordinary course of business by the Borrower or any Restricted Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken order AGB-Sparkassen) in Germany), in each case, which are within the general parameters customary in the banking industry;

(o) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.17 to be applied against the purchase price for such investment or (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.16;

(p) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(q) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(r) Liens solely on any cash earnest money deposits or escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(t) Liens incurred to secure any obligations; provided that the aggregate principal amount of all such obligations secured by such Liens, together with all Refinancing Indebtedness in respect thereof, shall not exceed the greater of $300.0 million and 4.0% of Consolidated Total Assets (measured as of the date such Liens are incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(u) Liens in favor of the issuer of customs, stay, performance, bid, appeal or surety bonds or completion guarantees and other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v) Liens existing on the Second Restatement Effective Date and described on Schedule 6.15;

(w) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or concurrently therewith; provided further that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under clause (y) of Section 6.14(s);

(x) Liens on property at the time the Borrower or a Subsidiary acquired the property or concurrently therewith, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under clause (y) of Section 6.14(s);

(y) Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(z) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.14 and secured by any Lien referred to in the foregoing clauses (e), (v), (w) and (x); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (e), (v), (w) and (x) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(aa) Liens to secure any Indebtedness permitted by Section 6.14(b) to the extent that the Borrower or any other Loan Party is required to post segregated collateral to any clearing agency in respect of any such Indebtedness as required, or as may be required, by the Commodity Exchange Act, any regulations thereto, or any other applicable legislation or regulations in connection therewith; and

(bb) Liens to secure (x) Refinancing Indebtedness, (y) Incremental Equivalent Debt and (z) Indebtedness allowed under Section 6.14(x); provided that no such Indebtedness may be secured by any Collateral (or assets that would constitute Collateral if the Obligations were secured by such assets) at any time that the Obligations are not secured by the Collateral as a result of any release of Collateral pursuant to Section 9.13~~.~~;

(cc) Liens arising on the proceeds of Indebtedness (without giving effect to the last sentence of such definition) that is incurred and placed in escrow so long as such Liens only secure the amounts on deposit in such escrow account while such amounts are escrowed;

(dd) any Lien arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions; and

(ee) Liens arising by operation of law or created in order to comply with Applicable Law.

Section 6.16 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its Property, including any disposition as part of any sale-leaseback transactions except that this Section shall not prevent:

(a) the sale and lease of inventory in the ordinary course of business;

(b) the sale, transfer or other disposition of any Property that, in the reasonable judgment of the Borrower or its Restricted Subsidiaries, has become uneconomic, obsolete or worn out or is no longer useful in its business;

(c) the sale, transfer, lease, or other disposition of Property of the Borrower and its Restricted Subsidiaries to one another; provided that the fair market value of any Property in respect of any such sale, transfer, lease, or other disposition made by any Loan Party to any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Loan Party that is merged with and into any Restricted Subsidiary that is not a Loan Party pursuant to a merger permitted by Section 6.16(d) hereof shall not exceed ~~$75.0 million~~the greater of $150.0 million and 2.0% of Consolidated Total Assets (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) in the aggregate during the term of this Agreement;

(d) the merger, consolidation or amalgamation of any Restricted Subsidiary with and into the Borrower or any other Restricted Subsidiary; provided that, in the case of any merger or consolidation or amalgamation involving the Borrower, (i) the Borrower is the legal entity surviving the merger or consolidation or amalgamation and (ii) such surviving entity is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia; and provided further that the fair market value of any Loan Party that is merged, consolidated or amalgamated with and into any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Property in respect of any sale, transfer, lease, or other disposition by a Loan Party to a Restricted Subsidiary which is not a Loan Party permitted by Section 6.16(c) hereof shall not exceed ~~$75.0 million~~the greater of $150.0 million and 2.0% of Consolidated Total Assets (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) in the aggregate during the term of this Agreement;

(e) the disposition or sale of Cash Equivalents;

(f) any Restricted Subsidiary may dissolve or liquidate if the Borrower determines in good faith that such dissolution or liquidation is in the best interests of the Borrower, such dissolution or liquidation is not disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of such dissolved or liquidated Subsidiary, subject in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a non-Loan Party to the limitations set forth in the provisos in each of clauses (c) and (d) above;

(g) the sale, transfer, lease, or other disposition of Property of the Borrower or any Restricted Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and its Restricted Subsidiaries not more than $50.0 million during any fiscal year of the Borrower;

(h) the lease, sublease, license (or cross-license) or sublicense (or cross-sublicense) of real or personal property in the ordinary course of business;

(i) the sale, transfer or other disposal of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) the sale, transfer or other disposal of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements or similar binding arrangements;

(k) any transaction permitted by Section 6.17;

(l) a Designated Change of Control;

(m) the unwinding of any Hedge Agreement;

(n) the disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to clauses (a) through (p) (other than this clause (n)) of this Section;

(o) the sale, transfer or other disposition of Property of the Borrower or any Restricted Subsidiary for fair market value so long as (i) with respect to dispositions in an aggregate amount in excess of the greater of $30.0 million and 0.5% of Consolidated Total Assets (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination), at least 75.00% of the consideration for such disposition shall consist of cash or Cash Equivalents (provided that, for purposes of the 75.00% cash consideration requirement, (w) the amount of any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such disposition, (y) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) following the closing of the applicable disposition and (z) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $50.0 million, in each case, shall be deemed to be cash) (i) the Net Cash Proceeds of such disposition are applied in accordance with Section 2.8(c)(ii) and (ii) no Event of Default has occurred and is continuing or would result therefrom;

(p) the sale, transfer or other disposition of any assets acquired in connection with any acquisition permitted under this Agreement (including any Permitted Acquisition) so long as (i) such disposition is made or contractually committed to be made within three hundred and sixty five (365) days of the date such assets were acquired by the Borrower or such Subsidiary or such later date as the Borrower and the Administrative Agent may agree, (ii) the Borrower and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis, with Section 6.22(a) and (iii) with respect to dispositions in an aggregate amount in excess of the greater of $30.0 million and 0.5% of Consolidated Total Assets (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination), at least 75.00% of the consideration for such disposition shall consist of cash or Cash Equivalents (subject to the exceptions listed in clauses (w) through (z) of Section 6.16(o) above); and

(q) the sale of the EFT Business; provided that at least 75.00% of the consideration received therefore must be in the form of cash or Cash Equivalents; and provided further that 100.00% of the Net Cash Proceeds therefrom are applied toward the repayment of the Obligations in the manner set forth in Section 2.8(c)(ii) and Section 2.8(c)(vii).

To the extent any Collateral is disposed of as expressly permitted by this Section 6.16 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.17 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to make loans or advances to, guarantee any obligations of, or make, retain or have outstanding any investments (whether through purchase of Equity Interests or debt obligations) in, any Person or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “investments”), except that this Section shall not prevent:

(a) investments constituting receivables created in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of a Person and in settlement of delinquent obligations of, and other disputes with, a Person arising in the ordinary course of business;

(d) (i) the Borrower’s equity investments from time to time in its Restricted Subsidiaries, and (ii) investments made from time to time by a Restricted Subsidiary in the Borrower or one (1) or more of its Restricted Subsidiaries; provided that the aggregate amount of any such investments made by any Loan Party in any Restricted Subsidiary which is not a Loan Party plus any intercompany advances by a Loan Party to any Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(e) hereof shall not exceed the greater of $150.0 million and 2.0% of Consolidated Total Assets (measured as of the date of such investment and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(e) intercompany advances (including in the form of a guarantee for the benefit of such Person) made from time to time from (i) the Borrower to any one (1) or more Restricted Subsidiaries, (ii) from one (1) or more Restricted Subsidiaries to the Borrower and (iii) from one (1) or more Restricted Subsidiaries to one (1) or more Restricted Subsidiaries; provided that the aggregate amount of any such advances made by a Loan Party to a Restricted Subsidiary that is not a Loan Party plus any equity investments by any Loan Party in any Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(d) hereof shall not exceed the greater of $150.0 million and 2.0% of Consolidated Total Assets (measured as of the date of such advance and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination);

(f) other investments (including investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries), in each case, as valued at the fair market value of such investment at the time each such investment is made, in an aggregate amount for all such investments under this clause (f) that, at the time such investment is made, would not exceed the sum of (i) the greater of $75.0 million and 1.0% of Consolidated Total Assets (measured as of the date of such investment and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) plus (ii) the amount of any returns of capital, dividends or other distributions received in connection with such investment (not to exceed the original amount of the investment);

(g) loans and advances to officers, directors, employees and consultants of the Borrower (or its direct or indirect parent company) or any of its Restricted Subsidiaries for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business and advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business; provided that the aggregate amount of such loan in advance outstanding at any time shall not exceed $10.0 million;

(h) investments in Hedge Agreements permitted by Section 6.14(a) and (b);

(i) investments received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(j) investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(k) guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute indebtedness for borrowed money, in each case entered into in the ordinary course of business;

(l) Permitted Acquisitions;

(m) investments in Restricted Subsidiaries for the purpose of consummating transactions permitted under Section 6.16(n) or any Permitted Acquisition;

(n) investments permitted under Sections 6.14, 6.15, 6.16 and 6.18;

(o) other investments, loans and advances in addition to those otherwise permitted by this Section in an amount not to exceed (i) the greater of $225.0 million and 3.0% of Consolidated Total Assets (measured as of the date of such investments, loans or advances and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) plus (ii) the Growth Amount in the aggregate at any one time outstanding;

(p) investments consisting of consideration received in connection with any disposition or other transfer made in compliance with Section 6.16;

(q) other investments, loans and advances existing as of the Second Restatement Effective Date and set forth on Schedule 6.17 (as the same may be renewed, refinanced or extended from time to time);

(r) investments made by any Restricted Subsidiary that is not a Loan Party to the extent such investments are made with the proceeds received by such Restricted Subsidiary from an investment made by a Loan Party in such Restricted Subsidiary pursuant to this Section 6.17;

(s) investments the sole consideration for which is Equity Interests of Holdco (or any direct or indirect parent of Holdco) or, following the consummation of a Qualified Public Offering of the Borrower, the Borrower;

(t) ~~[Reserved]~~the Worldpay Acquisition and investments necessary to effectuate the Worldpay Acquisition;

(u) intercompany advances made by the Borrower or its Restricted Subsidiaries to the Borrower’s direct or indirect parent company to effectuate a Distribution permitted by either (i) Section 6.18(f)(x) or (ii) Section 6.18(m), in each case, in lieu of making a Distribution in such permitted amounts; ~~and~~

(v) additional investments by the Borrower or any of its Restricted Subsidiaries; provided that on the date of consummation of such investment or, at the Borrower’s election to the extent such investment is made in connection with an Acquisition, on the date of the signing of any acquisition agreement with respect thereto, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto the Senior Secured Leverage Ratio does not exceed ~~5.25~~5.50:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b))~~.~~;

(w) investments (i) in subsidiaries in connection with reorganizations and related to tax planning that do not have a materially adverse tax consequence for Holdco, the Borrower or its Restricted Subsidiaries; provided that, after giving effect to any such reorganization and/or related activity, there is no material adverse impact on the value of the Collateral, taken as a whole, in which a security interest has been granted to the Collateral Agent for the benefit of the Secured Parties or the guarantees provided pursuant to the Guaranty and (ii) by any Loan Party in any non-Loan Party consisting of the contribution of Equity Interests of any Person that is not a Loan Party; and

(x) intercompany investments among Worldpay Group plc and its subsidiaries as of the Third Restatement Effective Date; provided that either (i) on or prior to the date upon which any subsidiaries of Worldpay Group plc are required to become Loan Parties pursuant to Section 6.24, the Borrower shall cause its subsidiaries to transfer assets such that the fair market value of assets held by such subsidiaries of Worldpay Group plc that are Loan Parties shall equal at least 80% of the value of all assets held by such subsidiaries as of August 9, 2017 or (ii) such investments are otherwise permitted under another clause of this Section 6.17.

Section 6.18 ~~Restricted Payments~~Distributions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its Equity Interests or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its Equity Interests or any warrants, options, or similar instruments to acquire the same (all the foregoing, “Distributions”); provided, however:

(a) any Subsidiary of the Borrower may make Distributions to its parent company (and, in the case of any non-Wholly-owned Subsidiary, pro rata to its parent companies based on their relative ownership interests in the class of equity receiving such Distribution)~~;~~ and, solely with respect to Subsidiaries organized in Germany, may make other payments in accordance with domination and profit and loss pooling agreements (Beherrschungs – und Ergebnisabführungsverträge) within the meaning of Section 291 of the German Stock Corporation Act (AktG) as well as distribute profits and compensate losses in connection therewith;

(b) so long as no Event of Default has occurred, is continuing or would result therefrom, the Borrower may redeem, acquire, retire or repurchase (and the Borrower may declare and pay Distributions, the proceeds of which are used to so redeem, acquire, retire or repurchase and to pay withholding or similar tax payments that are expected to be payable in connection therewith) its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) (or make Distributions to allow any of the Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their equity) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries, with the proceeds of Distributions from, seriatim, the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Distributions made pursuant to this Section shall not exceed $~~40.0~~60.0 million in any fiscal year; provided further that (x) such amount, if not so expended in the fiscal year for which it is permitted, may be carried forward for Distributions in the next two (2) fiscal years and (y) Distributions made pursuant to this clause (b) during any fiscal year shall be deemed made first in respect of amounts permitted for such fiscal year as provided above, second in respect of amounts carried over from the fiscal year two (2) years prior to such date pursuant to clause (x) above and third in respect of amounts carried over from the immediately preceding fiscal year prior to such date pursuant to clause (x) above;

(c) the Borrower may repurchase Equity Interests (or pay Distributions to permit any direct or indirect parent to repurchase Equity Interests) upon exercise of options or warrants if such Equity Interest represents all or a portion of the exercise price of such options or warrants;

(d) the Borrower may ~~pay~~make Distributions, the proceeds of which shall be used to allow any direct or indirect parent of Borrower to pay (A)(w) its operating expenses incurred in the ordinary course of business, (x) other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, (y) fees and expenses related to any debt or equity offering, investment or acquisition permitted hereunder (whether or not successful) and (z) any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof), in each case under this clause (A) that are attributable to the ownership and operations of the Borrower and its Restricted Subsidiaries and (B) other operating expenses and corporate overhead costs and expenses in an aggregate amount not to exceed $~~6.0~~12.0 million in any fiscal year of the Borrower;

(e) the Borrower may make Distributions to Holdco in an amount sufficient to permit Holdco to make the Quarterly Distributions in the amount set forth in the Holdco LLC Agreement;

(f) the Borrower may make Distributions in an aggregate amount not to exceed (x) so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22; provided that clauses (A) and (B) shall not prohibit Distributions within 60 days after the date of declaration thereof, if on the date of declaration the Distribution would have complied with clauses (A) and (B), the greater of $300.0 million and 4.0% of Consolidated Total Assets (measured as of the date of such Distribution and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) minus any amounts of intercompany advances pursuant to Section 6.17(u) pertaining to this clause (f)(x) plus (y) the Growth Amount at the time such Distribution is made (so long as in the case of any Distributions made in reliance on clause (a)(i) of the definition of Growth Amount (i) no Default or Event of Default has occurred, is continuing or would result therefrom and (ii) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Distribution, is in compliance with the applicable Leverage Ratio set forth in Section 6.22; provided that clauses (i) and (ii) shall not prohibit Distributions within 60 days after the date the date of declaration thereof, if on the date of declaration the Distribution would have complied with clauses (i) and (ii));

(g) the Borrower may make Distributions to (i) redeem, repurchase, retire or otherwise acquire any (A) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Subsidiary or (B) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of subclause (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or any Subsidiary (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of the Refunding Capital Stock;

(h) Distributions the proceeds of which will be used to make cash payments in lieu of issuing fractional Equity Interests in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of the Borrower (or its direct or indirect parent) in an amount not to exceed $0.2 million in any fiscal year;

(i) to the extent constituting a Distribution, transactions permitted by Section 6.11, Section 6.16 and ~~6.16~~Section 6.16;

(j) Distributions by the Borrower (or to any direct or indirect parent to fund a Distribution) of up to 6% of the net cash proceeds received by (or contributed to the capital of) the Borrower in or from any Qualified Public Offering;

(k) the Borrower may make payments in connection with the Tax Receivable Agreements, including payments pursuant to Section 3.5 of that certain Transaction Agreement dated as of August 7, 2017 by and among Vantiv, Holdco, Fifth Third Bank and Fifth Third Bancorp; provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom (provided that, notwithstanding the occurrence of an Event of Default, such payments shall be authorized if either (x) the Termination Date has occurred or (y) the Required Lenders shall have waived such Event of Default) and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22;

(l) Distributions to Holdco or any direct or indirect parent thereof to fund payments required under any arrangements, agreements or plans in respect of any Distributions permitted under Section 6.18(b), (c) and (h) or withholding obligations in respect of any Distributions permitted hereunder;

(m) the Borrower may make payments in connection with any tax receivable agreement with terms similar to those under the Mercury TRA that are entered into by Vantiv, Holdco, the Borrower or any of its Restricted Subsidiaries and the sellers with respect to any permitted Acquisition entered into by the Borrower or any of its Restricted Subsidiaries after the

Second Restatement Effective Date; provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom (provided that, notwithstanding the occurrence of an Event of Default, such payments shall be authorized if either (x) the Termination Date has occurred or (y) the Required Lenders shall have waived such Event of Default) and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22;

(n) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Senior Secured Leverage Ratio does not exceed ~~4.8~~5.00:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) after giving effect thereto, the Borrower may make additional Distributions; provided that clauses (i) and (ii) shall not prohibit Distributions within 60 days after the date the date of declaration thereof (or, if applicable, the date of any definitive agreement to make a Distribution), if on the date of declaration (or of such definitive agreement) the Distribution would have complied with clauses (i) and (ii); ~~and~~

(o) Distributions in connection with Share Repurchases in an aggregate amount not to exceed $~~200.0~~350.0 million~~.~~; and

(p) Distributions in respect of the Worldpay Acquisition pursuant to the Scheme Documents or the Offer Documents, as applicable.

Section 6.19 Limitation on Restrictions. The Borrower will not, and it will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or other Equity Interests owned by the Borrower or any other Restricted Subsidiary, (b) pay or repay any Indebtedness owed to the Borrower or any other Restricted Subsidiary, (c) make loans or advances to the Borrower or any other Restricted Subsidiary, (d) transfer any of its Property to the Borrower or any other Restricted Subsidiary, (e) encumber or pledge any of its assets to or for the benefit of the Administrative Agent or (f) guaranty the Obligations, Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, except for, in each case:

(a) restrictions and conditions imposed by any Loan Document or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by subclause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;

(b) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale; provided that such restrictions and conditions apply only to the Person or property that is to be sold;

(c) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its Subsidiaries or, in the case of secured Indebtedness, the property or assets intended to secure such Indebtedness;

(d) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(e) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.17 and applicable solely to such joint venture entered into in the ordinary course of business;

(f) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business;

(g) secured Indebtedness otherwise permitted to be incurred under Sections 6.14 and 6.15 that limit the right of the obligor to dispose of the assets securing such Indebtedness; and

(h) any encumbrances or restrictions of the types referred to in clauses (a) through (f) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (vii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.20 Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents. The Borrower will not, and it will not permit any of its Restricted Subsidiaries to:

(a) directly or indirectly make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease (such actions, a “Restricted Debt Payment”) the principal amount of any Indebtedness (other than intercompany Indebtedness) expressly subordinated to the Loans in an aggregate principal amount in excess of $50.0 million, except (i) in connection with the incurrence of Refinancing Indebtedness, (ii) in connection with a conversion or exchange of such Indebtedness to, or for, as applicable, Equity Interests of Holdco (or any direct or indirect parent of Holdco) or the Borrower (other than Disqualified Equity Interests), (iii) payments as part of an “applicable high yield discount obligation” catch-up payment, (iv) Restricted Debt Payments in an aggregate amount up to (x) so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22, the greater of $75.0 million and 1.0% of Consolidated Total Assets (measured as of the date of such payment and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination) plus (y) the Growth Amount (so long as in the case of any Restricted Debt Payment made in reliance of clause (a)(i) of the definition of Growth Amount (i) no Default or Event of Default has occurred, is continuing or would result therefrom and (ii) the Borrower and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.22 recomputed as of the last day of the most recently ended period for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) and (v) Restricted Debt Payments so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Senior Secured Leverage Ratio does not exceed ~~5.00~~5.25:1.00 (in each case, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); or

(b) amend, modify, or otherwise change in any manner any of the terms of (i) the documentation governing any subordinated Indebtedness (other than intercompany Indebtedness), Indebtedness secured by junior Liens or unsecured Indebtedness in an aggregate principal amount in excess of $50.0 million or (ii) the charter documents of the Borrower or such Restricted Subsidiary, except, in the case of each of clauses (i) and (ii) if the effect of any such amendment, modification or change is not materially adverse to the interests of the Lenders.

Section 6.21 OFAC. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of Section 2, and (iii) become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 6.22 Financial Covenants. Solely with respect to the Revolving Facility and the Term A Facilities:

(a) Leverage Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below, permit the Leverage Ratio to be greater than:

FROM AND INCLUDING	TO AND INCLUDING	THE LEVERAGE RATIO SHALL NOT BE GREATER THAN:
~~July 1, 2016~~The first full fiscal quarter occurring following the Certain Funds Funding Date	September 30, ~~2016~~2018	~~6.25~~6.50 to 1.00
December 31, ~~2016~~2018	September 30, ~~2017~~2019	~~5.50~~5.75 to 1.00
December 31, ~~2017~~2019	September 30, ~~2018~~2020	~~4.75~~5.00 to 1.00
December 31, ~~2018~~2020	All times thereafter	4.25 to 1.00

(b) Interest Coverage Ratio. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below, permit the ratio of Consolidated EBITDA for the four (4) fiscal quarters of the Borrower then ended (provided that, if Consolidated EBITDA for such period is less than $1, then for purposes of this covenant Consolidated EBITDA shall be deemed to be $1) to Interest Expense for the same four (4) fiscal quarters then ended to be less than:

FROM AND INCLUDING	TO AND INCLUDING	THE INTEREST COVERAGE RATIO SHALL NOT BE LESS THAN:
~~September 30, 2016~~The first full fiscal quarter occurring following the Certain Funds Funding Date	All times thereafter	4.00 to 1.00

(c) Pro Forma Compliance. Compliance with the financial covenants set forth in clauses (a) and (b) above shall always be calculated on a Pro Forma Basis.

Section 6.23 Maintenance of Ratings. The Borrower shall use its commercially reasonable efforts to maintain a (i) long-term public credit rating of the Borrower and (ii) a credit rating for the Facilities, in each case, from both S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such rating agency.

Section 6.24 Certain Post-Closing Obligations.

(a) As promptly as practicable, and in any event within the time periods after the Second Restatement Effective Date specified in Schedule 6.24(a) (or such later date as the Administrative Agent may agree to), the Borrower and each other Loan Party, as applicable, shall deliver the documents or take the actions specified on Schedule 6.24(a).

(b) As promptly as practicable, and in any event within the time periods after the 2017 Incremental Effective Date specified in Schedule 6.24(b) (or such later date as the Administrative Agent may agree to), the Borrower and each other Loan Party, as applicable, shall deliver the documents or take the actions specified on Schedule 6.24(b).

Section 6.25 ~~WorldPay~~ Worldpay Acquisition Undertakings.

(a) Subject to any confidentiality, regulatory, legal or other restrictions relating to the supply of such information, the Borrower will keep the Administrative Agent informed as to any material developments in relation to the Worldpay Acquisition and, in particular, (1) will from time to time give the Administrative Agent reasonable details as to the current level of acceptances for any Offer, and (2) deliver to the Administrative Agent copies of the ~~Rule 2.7 Announcement,~~ Offer Document, any receiving agent letter, any written agreement between the Borrower and the Target with respect to the Scheme, any other Scheme Document, all other material announcements and documents published or delivered pursuant to the Offer or Scheme (other than the cash confirmation) and all material legally binding agreements entered into by the Borrower in connection with an Offer or Scheme.

(b) Unless otherwise agreed by the Required 2017 Incremental Lenders or as required by the Takeover Code, the Takeover Panel or the Court (or any other applicable law, regulation or regulatory body), the Borrower shall not waive or amend any term or condition relating to the Worldpay Acquisition from that set out in the Rule 2.7 Announcement where it would be materially adverse to the interests of the 2017 Incremental Term Lenders under the Loan Documents.

(c) Unless otherwise agreed by the Required 2017 Incremental Lenders, if the Worldpay Acquisition is effected by way of the Offer, the Borrower shall not reduce the Minimum Acceptance Threshold, and shall not, where it would be materially adverse to the interests of the 2017 Incremental Term Lenders under the Loan Documents, treat as satisfied any other condition involving an assessment regarding the acceptability or otherwise to the Borrower of any material condition imposed by any regulatory body if the failure to comply with such condition would entitle the Borrower to lapse the Offer under rule 13.5(a) pursuant to the Takeover Code except to the extent required by the Takeover Code, the Takeover Panel, the Court or any other applicable law, regulation or regulatory body.

(d) The Borrower shall comply in all material respects with the Takeover Code subject to waivers granted by or requirements of the Takeover Panel or the requirements of the Takeover Code and all relevant authorisations, laws and regulations and the requirements, rules and regulations of all applicable regulatory authorities and bodies relating to the Worldpay Acquisition and shall not take or permit any steps as a result of which any member of the Group is obliged to make a mandatory offer under Rule 9 of the Takeover Code.

(e) The Borrower shall:

(i) if the Worldpay Acquisition is being effected by way of an Offer, procure (except to the extent prevented by law, regulation or a court) that the Target is delisted from the Official List of the UK Listing Authority and re-register the Target as a private limited company in each case within 60 days of the later of (i) the Certain Funds Funding Date and (ii) the date on which the Offer is declared or becomes unconditional in all respects provided that the Borrower has at that time acquired Target shares carrying 75% or more of the voting rights attributable to the capital of the Target which are then exercisable at a general meeting of the Target;

(ii) if the Worldpay Acquisition is being effected by way of an Offer, and to the extent the Borrower owns or controls not less than 90% of the voting rights of the Target Shares the subject of the Offer, use reasonable efforts to, as soon as legally possible, (A) give notice to all other shareholders of the Target under Section 979(2) or (4) of the Companies Act and (B) purchase their Target Shares on or before the completion of the Compulsory Acquisition Procedures under Chapter 3, Part 28 of the Companies Act; and

(iii) if the Worldpay Acquisition is being effected by way of the Scheme, make a delisting request to delist the Target from the Official List of the UK Listing Authority within 5 business days of the date on which the Scheme has become effective and use all reasonable endeavours to de-list it from the Official List of the UK Listing Authority within 30 days of the date on which the Scheme has become effective.

(f) Except to the extent required by the Takeover Code, the Takeover Panel or the Court, the Borrower shall not, without the prior consent of the Required 2017 Incremental Lenders, modify the Rule 2.7 Announcement (except as permitted by Section 6.25(b) unless prohibited by Section 6.25(c)) from the final draft delivered to the Administrative Agent as a condition precedent to the 2017 Incremental Effective Date (as defined in the Incremental Amendment No. 3) in any manner which would be materially adverse to the interests of the 2017 Incremental Term Lenders under the Loan Documents or otherwise contrary to the terms of this Agreement.

(g) No public statement is to be made in connection with the financing of the Scheme or Offer without the written consent of the Administrative Agent (acting reasonably) unless required to do so by the Takeover Code, the Takeover Panel, or the Court.

(h) The Borrower shall neither take nor authorise any action and shall ensure that at no time shall circumstances arise which under the Takeover Code requires, or which are determined by the Panel to require, that there be an increase in the consideration payable in respect of the Worldpay Acquisition from the consideration specified in the Rule 2.7 Announcement.

ARTICLE 7. Events of Default and Remedies.

Section 7.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default (i) in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of any Loan, Ancillary Facilities or Reimbursement Obligation, provided that, solely for purposes of and in connection with the funding of 2017 Incremental Term Loans during the Certain Funds Period, no default under this clause (i) that is solely due to administrative error or technical delays shall constitute an Event of Default with respect to the 2017 Incremental Term Facilities unless such default shall continue unremedied for a period of three (3) Business Days or (ii) in the payment when due of interest on any Loan or any other Obligation (including any Ancillary Facilities) payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) Business Days;

(b) default in the observance or performance of any covenant set forth in Sections 6.1(f), 6.5 (with respect to the Borrower), 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20 or 6.22 hereof; provided that in respect of Section 6.1(f), the delivery of a notice of default at any time will cure such Event of Default arising from the failure to timely deliver such notice of default; provided further that no breach or default by the Borrower under Section 6.22 shall constitute an Event of Default with respect to the Term B Facility, unless and until the Required RC/TLA Lenders have accelerated the Revolving Loans and/or Term A Loans and/or terminated the Revolving Credit Commitments in an aggregate amount in excess of $~~100.0~~150.0 million or, if less, in an aggregate amount equal to the remaining Revolving Credit Commitments outstanding at such time; provided further that, solely for purposes of and in connection with the funding of 2017 Incremental Term Loans during the Certain Funds Period, a default in the observance or performance of any covenant set forth in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 shall not constitute an Event of Default with respect to the 2017 Incremental Term Facilities;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice of such default is given to the Borrower by the Administrative Agent;

(d) any representation or warranty made or deemed made herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or thereto proves untrue in any material respect (or in all respects, if qualified by a materiality threshold) as of the date of the issuance or making thereof; provided that, solely for purposes of and in connection with the funding of 2017 Incremental Term Loans during the Certain Funds Period, if the circumstances giving rise to such untruthfulness are capable of remedy, such untruthfulness shall not constitute an Event of Default with respect to the 2017 Incremental Term Facilities unless the circumstances giving rise to such untruthfulness are not remedied within 30 days after written notice of such default is given to the Borrower by the Administrative Agent;

(e) (i) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than pursuant to the terms thereof or as a result of the gross negligence, bad faith or willful misconduct of the Administrative Agent), or (ii) any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof (including Section 9.13) or thereof (other than as a result of the gross negligence, bad faith or willful misconduct of the Administrative Agent), or (iii) any Loan Party terminates, repudiates in writing or rescinds any Loan Document executed by it or any of its obligations thereunder; provided that, solely for purposes of and in connection with the funding of the 2017 Incremental Term Loans during the Certain Funds Period, (A) clauses (i) and (ii) of this paragraph (e) shall, with respect to the 2017 Incremental Term Facilities, be subject to the Legal Reservations and the Perfection Requirements and (B) no matter described in clause (i), (ii) or (iii) of this paragraph (e) shall constitute an Event of Default with respect to the 2017 Incremental Term Facilities except to the extent it could reasonably be expected to materially adversely affect the interests of the 2017 Incremental Term Lenders under the Loan Documents;

(f) default shall occur under any Material Indebtedness, or under any indenture, agreement or other instrument under which the same may be issued, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity, or the principal or interest under any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after giving effect to applicable grace or cure periods, if any;

(g) any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any of its Restricted Subsidiaries, or against any of its Property, in an aggregate amount in excess of $~~100.0~~150.0 million (except to the extent paid or covered by insurance (other than the applicable deductible) and the insurer has not denied coverage therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days from the entry thereof;

(h) a Reportable Event shall have occurred which could reasonably be expected to result in a Material Adverse Effect; the Borrower or any of its Restricted Subsidiaries, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $~~100.0~~150.0 million which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $~~100.0~~150.0 million (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any of its Restricted Subsidiaries, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any of its Restricted Subsidiaries, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i) any Change of Control shall occur;

(j) Holdco, the Borrower or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) admit in writing its inability to pay its debts generally as they become due, provided that, solely for purposes of and in connection with the funding of 2017 Incremental Term Loans during the Certain Funds Period, no such admission solely as a result of its balance sheet liabilities exceeding its balance sheet assets shall constitute an Event of Default with respect to the 2017 Incremental Term Facilities except where the same would result in or require the taking of any corporate action, legal proceedings, insolvency filing, cessation of trading and/or any other procedure or steps outlined in this paragraph (j) or paragraph (k) of this Section 7.1 below), (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, or (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Holdco, the Borrower or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary), or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against Holdco, the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(l) the Liens securing the obligations under any subordinated or junior secured Material Indebtedness, shall cease, for any reason, to be validly subordinated to the Liens securing the Obligations, or any Loan Party shall assert in writing any of the foregoing.

Section 7.2 Non Bankruptcy Defaults. Subject to Section 3.2 with respect to the 2017 Incremental Term Facilities during the Certain Funds Period, when any Event of Default other than those described in subsection (j) or (k) of Section 7.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder and/or terminate the commitments in respect of any Ancillary Facility on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans and all obligations under any Ancillary Facility to be forthwith due and payable and thereupon all outstanding Loans and all obligations under any Ancillary Facility, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents or any Ancillary Facility Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent, as cash collateral, the full amount then available for drawing under each or any Letter of Credit, whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 7.1 hereof has occurred and is continuing, then all outstanding Loans and all obligations under any Ancillary Facility shall immediately become due and payable together with all other amounts payable under the Loan Documents or any Ancillary Facility Documents without presentment, demand, protest or notice of any kind, the Revolving Credit Commitments and any and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof ~~shall~~or any Ancillary Facility Documents shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent, as cash collateral, the full amount then available for drawing under all outstanding Letters of Credit, whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 7.4 Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.8(c)(iv) or under Section 7.2 or 7.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b) All amounts prepaid pursuant to clause (a) above shall be held by the Administrative Agent in one (1) or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of any other Obligations in respect of any Letter of Credit. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one (1) year or less; provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders in respect of any Letter of Credit; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in clause (a) above and (ii) no Letters of Credit remain outstanding hereunder, then the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

Section 7.5 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 7.1(c) hereof promptly upon being requested to do so by the Required Lenders and shall at such time also notify all the Lenders thereof.

Section 7.6 Equity Cure. Notwithstanding anything to the contrary contained in this ARTICLE 7, in the event that the Borrower fails to comply with the requirements of Section 6.22 as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 15 days after the date the Compliance Certificate is required to be delivered pursuant to Section 6.1(e) for such fiscal quarter) to issue common Equity Interests for cash or otherwise receive cash contributions to its common equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.22 shall be recalculated giving effect to the following pro forma adjustment: Consolidated EBITDA shall be increased (notwithstanding the absence of an addback in the definition of “Consolidated EBITDA”), solely for the purposes of determining compliance with Section 6.22 hereof, including determining compliance with Section 6.22 hereof as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.22 shall be satisfied, then the requirements of Section 6.22 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.22 that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (v) in each four (4) consecutive fiscal quarter period of the Borrower there shall be no more than two (2) fiscal quarters (which may be consecutive) in which the Cure Right is exercised, (w) during the term of this Agreement, the Cure Right shall not be exercised more than five (5) times, (x) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.22, (y) upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th day following the date of delivery of the Compliance Certificate under Section 6.1(e) to which such Notice of Intent to Cure relates, none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Revolving Credit Commitments and neither the Administrative Agent nor any other Lender or secured party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 6.22 and (z) the Cure Amount received pursuant to any exercise of the Cure Right shall be counted only as Consolidated EBITDA and solely for the purpose of compliance with Section 6.22 and shall be disregarded for purposes of determining any financial ratio-based conditions, pricing or any available basket (in reliance upon the Available Amount, Growth Amount or otherwise) under this Agreement.

Section  7.7 Adjustment for Ancillary Facilities.

(a) If a notice is served by the Administrative Agent in accordance with Section 7.2 or any event with respect to a Borrower described in Section 7.3 occurs and is continuing (the “Ancillary Facility Adjustment Date”), each Revolving Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Loan Documents relating to Revolving Outstandings) their claims in respect of the Revolving Loans and participations in Letters of Credit and any amounts outstanding to them under each Ancillary Facility to the extent necessary to ensure that after such transfers, the Revolving Outstandings of each Revolving Lender bear the same proportion to the aggregate Revolving Outstandings of all the Lenders as such Lender’s Revolving Exposure bears to the aggregate Revolving Exposure of all the Lenders, each as of such Ancillary Facility Adjustment Date.

(b) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Revolving Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Loan Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(c) Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Section 7.7 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings.

(d) All calculations to be made pursuant to this Section 7.7 shall be made by the Administrative Agent based upon information provided to it by the Revolving Lenders and Ancillary Lenders and the Administrative Agent’s Spot Rate.

(e) Prior to the application of the foregoing, the Ancillary Lenders shall have set off any available credit balances in relation to any Ancillary Facilities comprising a multi-account overdraft facility.

ARTICLE 8. Change in Circumstances and Contingencies.

Section 8.1 Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan, but excluding any loss of margin) as a result of:

(a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

(b) any failure (because of a failure to meet the conditions of ARTICLE 3 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Loan that is a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 2.5(a) hereof,

(c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

(d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, within ten (10) days after the written demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 8.2 Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any change in applicable law, rule or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby with respect to such Eurodollar Loans, such Lender shall promptly give notice thereof to the Borrower and the Administrative Agent and such Lender’s obligations to make or maintain Eurodollar Loans in the affected currency or currencies under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. Such Lender may require that (I) any such affected Eurodollar Loans denominated in Dollars be converted to Base Rate Loans from such Lender automatically on the effective date of the notice provided above, and such Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender~~. Such~~ or (II) any such affected Eurodollar Loans denominated in an Alternative Currency, cause the interest rate with respect to such affected Eurodollar Loans to be determined by an alternative rate mutually acceptable to the Borrower and the applicable Lenders. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.

Section 8.3 Reserved.

Section 8.4 Yield Protection. (a) If, on or after the Original Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

(i) shall subject any Lender (or its Lending Office) to any Taxes (other than net income Taxes (including branch profits Taxes), franchise Taxes and other similar Taxes), with respect to its Eurodollar Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein (other than Taxes subject to Section 10.1(a)); or

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 30 days after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction to the extent that such Lender requests indemnification for any such costs or losses from the Borrower within one hundred and eighty (180) days of such Lender’s incurrence thereof.

(b) If, after the Original Closing Date, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority has had the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction to the extent that such Lender requests compensation for such amounts within one hundred and eighty (180) days of such Lender’s incurrence thereof.

(c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall, in each case, be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented (but solely to the extent the relevant increased costs or loss of yield would otherwise have been subject to compensation by the Borrower under the applicable increased cost provisions).

(d) A Lender claiming compensation under this Section 8.4 shall only be entitled to reimbursement by the Borrower (i) if such Lender has delivered to Borrower a certificate claiming compensation under this Section 8.4 and setting forth the additional amount or amounts to be paid to it hereunder at the time of such demand, which shall be conclusive absent manifest error (it being understood that in determining such amount, such Lender may use any reasonable averaging and attribution methods) and (ii) to the extent the applicable Lender is generally requiring reimbursement therefor from similarly situated United States borrowers under comparable syndicated credit facilities; provided that, in connection with asserting any such claim, no confidential information need be disclosed.

Section 8.5 Substitution of Lenders. In the event that (a) the Borrower receives a claim from any Lender for compensation under Section 8.4, Section 10.1 or Section 10.4 hereof, (b) the Borrower receives a notice from any Lender of any illegality pursuant to Section 8.2 hereof, (c) any Lender is a Defaulting Lender or (d) any Lender fails to consent to any amendment, waiver, supplement or other modification pursuant to Section 10.11 requiring the consent of all Lenders or each Lender directly affected thereby, and as to which the Required Lenders or a majority of all Lenders directly affected thereby have otherwise consented (any such Lender referred to in clause (d) above being hereinafter referred to as a “Non-Consenting Lender” and any Non-Consenting Lender and any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, (i) require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Revolving Credit Commitments and the Revolving Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower; provided that (A) such assignment shall not conflict with or violate any law, rule or regulation or order of any Governmental Authority, (B) if the assignment is to a Person other than a Lender, the Borrower shall have received the written consent of the Administrative Agent and, in the case of any Revolving Credit Commitment, the L/C Issuer, which consents shall not be unreasonably withheld or delayed, to such assignment, (C) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 8.1 hereof as if the Loans owing to it were prepaid rather than assigned and any premium owing to such Affected Lender under Section 2.8(a)(ii), 2.8(a)(iii) or 2.8(a)(iv)) other than principal, interest and fees owing to it hereunder, (D) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 10.10 owing to such replaced Lender prior to the date of replacement, (E) the assignment is entered into in accordance with the other requirements of Section 10.10 hereof and (F) any such assignment shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Affected Lender, or (ii) terminate the Revolving Credit Commitment of such Affected Lender and repay all Obligations of the Borrower owing to such Lender as of such termination date. Each party hereto agrees that an assignment required pursuant to this Section may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Affected Lender required to make such assignment need not be a party thereto.

Section 8.6 Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the

Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 8.4 hereof or to avoid the unavailability of Eurodollar Loans under Section 8.2 hereof, so long as such designation is not disadvantageous to the Lender.

ARTICLE 9. The Administrative Agent.

Section 9.1 Appointment and Authorization of Administrative Agent. Each Lender hereby appoints ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.], as the Administrative Agent and Collateral Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers, rights and remedies under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in the Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Notwithstanding the use of the word “Administrative Agent” as a defined term, the Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of any Lender in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein and therein. The provisions of this ARTICLE 9 are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof (other than to the extent provided in Sections 9.1, 9.3, 9.7, 9.11 and 9.12). In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdco, Borrower or any of its Subsidiaries, other than as provided in Section 10.10(c) with respect to the maintenance of the Register.

Section 9.2 Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, own securities of and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in ARTICLE 2 hereof to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

Section 9.3 Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 6.1(f) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in the Loan Documents. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of Applicable Law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 9.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.5 Liability of Administrative Agent; Credit Decision; Delegation of Duties. (a) Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper party or parties, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdco, the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of it acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11). In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty, representation or recital made in connection with this Agreement, any other Loan Document or any Credit Extension, or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations; (ii) the performance or observance of any of the terms, conditions, provisions, covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document or any Credit Extension or the use of the proceeds of the

Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing; (iii) the satisfaction of any condition specified in ARTICLE 3 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the execution, validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges, represents and warrants that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one (1) or more sub-agents appointed by the Administrative Agent (and not otherwise reasonably objected to by the Borrower within 10 days after notice of such appointment). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.5 and of Section 9.6 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.5 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.6 Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify the Administrative Agent, to the extent that the Administrative Agent has not been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s ratable share thereof, in accordance with such Lender’s respective Percentage; and provided further that this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 9.7 Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten days written notice thereof to the Lenders and the Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten (10) days’ notice to the Borrower, the Lenders and the Administrative Agent, remove the Administrative Agent (such retiring or replaced Administrative Agent, the “Departing Administrative Agent”). The Administrative Agent shall have the right to appoint a financial institution (which shall be a commercial bank with an office in the U.S. having combined capital and surplus in excess of $1 billion) to act as Administrative Agent and/or Collateral Agent hereunder, with the written consent of the Borrower and the Required Lenders (not to be unreasonably withheld), and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Borrower and the Required Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon the written consent of the Borrower (not to be unreasonably withheld), to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that until a successor Administrative Agent is so appointed by Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Departing Administrative Agent and the Departing Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such Departing Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.] or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of ~~JPMorgan Chase Bank, N.A.~~[Morgan Stanley Senior Funding, Inc.] or its successor as Collateral Agent. After any Departing Administrative Agent’s resignation or replacement hereunder as Administrative Agent, the provisions of this ARTICLE 9 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent of all purposes hereunder.

Section 9.8 L/C Issuer. The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this ARTICLE 9, included the L/C Issuer with respect to such acts or omissions (it being understood and agreed that for purposes of this Section 9.8, all references to “Lenders” in this ARTICLE 9 shall be deemed to be references to “Revolving Lenders”) and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

Section 9.9 Hedging Liability and Funds Transfer Liability and Deposit Account Liability Obligation Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral as more fully set forth in Section 2.9 and ARTICLE 4 hereof and subject to Section 9.13 hereof. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

Section 9.10 No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents, Co-Documentation Agents or other agents or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, a L/C Issuer or Swing Line Lender hereunder.

Section 9.11 Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized by each Secured Party to be the agent for and representative of the Secured Parties and to execute and deliver the

Collateral Documents and Guaranty on behalf of and for the benefit of the Secured Parties and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent or Collateral Agent, as applicable considers appropriate; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any other holder of Obligations with respect to any Hedge Agreement or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations. The Administrative Agent shall not (except as expressly provided in Section 10.11 or Section 9.13) amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

Section 9.12 Authorization to Release Liens, Etc. The Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized by each of the Lenders (and shall, upon the written request of the Borrower) to (and to execute any documents or instruments necessary to):

(i) release any Lien covering any Property of the Borrower or its Subsidiaries that is the subject of a disposition that is permitted by this Agreement or that has been consented to in accordance with Section 10.11 or in accordance with Section 9.13;

(A) upon the Termination Date, release the Borrower and each of the Guarantors from its Obligations under the Loan Documents (other than those that specifically survive termination of this Agreement) and any Liens covering any of their Property with respect thereto; and

(B) release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted by this Agreement and the Liens on such Obligations shall be automatically released;

(ii) at the request of the Borrower, to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Sections 6.15(e), (w) or (x) or, with respect to the replacement of Liens, permitted by Sections 6.15(e), (w) or (x);

(iii) enter into any intercreditor arrangements contemplated by Sections 2.14, 2.15, 6.13, 6.14, and/or 6.15 that will allow additional secured debt that is permitted under the Loan Documents to be secured by a lien on the Collateral on a pari passu or junior basis with the Obligations. The terms of such intercreditor arrangements shall be customary and reasonably acceptable to the Administrative Agent and the Borrower.

Section 9.13 Release of Collateral. Notwithstanding any other provision of this Agreement or any Collateral Document to the contrary, all security interests in the Collateral securing the Secured Obligations (as defined in the Security Agreement) pursuant to the Collateral Documents shall be released, in each case without representation, warranty or recourse of any nature, on a Business Day specified by the Borrower (the “Release Date”), upon satisfaction (as of the Release Date) of the following conditions precedent:

(i) the Borrower shall have given written notice to the Administrative Agent and the Collateral Agent at least 10 Business Days prior to the Release Date, specifying the proposed Release Date;

(ii) as of the Release Date, no Term B Loans shall be outstanding and the Term B Lenders shall have no further commitment to lend under this Agreement;

(iii) as of the Release Date, the Borrower shall have obtained the Required Ratings;

(iv) as of the Release Date, no Default or Event of Default shall have occurred and be continuing; and

(v) after giving effect to the Release Date, there shall be no Liens on the Collateral that were pari passu to the Liens on the Collateral securing the Obligations immediately prior to the Release Date (including in respect of any Secured Obligations); and

(vi) on the Release Date, the Collateral Agent shall have received a certificate, dated the Release Date and executed on behalf of the Borrower by the chief financial officer of the Borrower, confirming the satisfaction of the conditions set forth in clauses (iii), (iv) and (v) above;

provided, however, that if on any date after a Release Date, the Required Ratings cease to be maintained, then, within 45 days of such date (or 60 days, in the case of mortgages on real property), or such longer periods as to which the Administrative Agent may consent (in its sole discretion), the Loan Parties shall re-pledge the Collateral (together with such other assets of the Loan Parties acquired after the ~~Second~~Third Restatement Effective Date as would have been required to have been pledged as Collateral on the ~~Second~~Third Restatement Effective Date) pursuant to collateral documents substantially in the form of the Collateral Documents as in effect on the ~~Second~~Third Restatement Effective Date and execute and deliver to the Collateral Agent all such other instruments and documents as the Collateral Agent may reasonably request to effectuate, evidence or confirm such pledge of Collateral, in each case to the same extent required to be in effect on the ~~Second~~Third Restatement Effective Date.

For the avoidance of doubt, the foregoing provisions of this Section 9.13 shall in no circumstances require the Administrative Agent or the Collateral Agent to release any Loan Party from its obligations under the Guaranty.

(b) Subject to the satisfaction of the conditions set forth in paragraph (a) above, on or after the Release Date, each Lender (on behalf of itself and each of its Affiliates that may be a Secured Party) hereby expressly authorizes the Collateral Agent to release the Liens on the Collateral securing the Secured Obligations and return any Collateral held by it to the Borrower and to execute and deliver to the Loan Parties all such instruments and documents as the Loan Parties may reasonably request to effectuate, evidence or confirm the release of the Liens on the Collateral provided for in this Section 9.13, all at the sole cost and expense of the Loan Parties. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or warranty by the Collateral Agent.

(c) Without limiting the provisions of Section 10.13, Holdco and the Borrower shall reimburse the Administrative Agent and Collateral Agent upon demand for all costs and expenses, including fees, disbursements and other charges of counsel, incurred by either of them in connection with any action contemplated by this Section 9.13.

ARTICLE 10. MISCELLANEOUS.

Section 10.1 Withholding Taxes.

(a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 10.1(d) hereof, each payment by or on behalf of any Loan Party under this Agreement or the other Loan Documents shall be made without withholding or deduction for or on account of any Taxes (other than Connection Taxes). If any such withholding is so required, such withholding or deduction shall be made, the amount withheld shall be paid to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and the relevant Loan Party shall pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such Taxes (including such Taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any Indemnified Taxes, the Borrower shall reimburse the Administrative Agent or such Lender for that payment in the currency in which such payment was made whether or not such amounts were correctly or legally imposed promptly following the date the Lender or the Administrative Agent makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Notwithstanding the foregoing, a Loan Party shall not be required to pay any additional amounts or reimburse any Lender or the Administrative Agent with respect to any Taxes (i) that, except as provided in Section 10.1(d), are attributable to a Lender’s failure to comply with the requirements of Section 10.1(c), (ii) that are United States federal withholding Taxes imposed on amounts payable to a Lender or Administrative Agent at the time such Lender or Administrative Agent becomes a party to this Agreement (or, if such Lender or Administrative Agent was a party to the First Amended and Restated Credit Agreement immediately prior to the date of this Agreement, at the time such Lender or Administrative Agent became a party to the First Amended and Restated Credit Agreement), except to the extent such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts or reimbursement under this Section 10.1(a), (iii) that are attributable to a Lender or the Administrative Agent designating a successor lending office at which it maintains its Obligations other than at the request of the applicable Loan Party and except to the extent such Lender or the Administrative Agent was entitled, at the time of the successor lending office is designated, to receive additional amounts from the applicable Loan Party with respect to such Taxes pursuant to this clause, or (iv) imposed due to a failure by any Lender, the Administrative Agent or any foreign financial institution through which payments under this Agreement are made to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity, direct or indirect ownership of or investment in, or connection with the United States of America of any Lender or Administrative Agent or any foreign financial institution through which payments under this Agreement are made if such compliance is required by Sections 1471-1474 of the Code or any Treasury Regulation promulgated or Revenue Ruling, Revenue Procedure, or Notice issued by the IRS thereunder or any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code (“FATCA”) as a precondition to relief or exemption from such Taxes (such Taxes described in clauses (i) through (iv), together with Connection

Taxes, “Excluded Taxes”). After any payment of Taxes or Other Taxes by any Loan Party to a Governmental Authority pursuant to this Section 10.1, such Loan Party shall deliver official tax receipts evidencing that payment or certified copies thereof (or, if such receipts are not available, other evidence of payment reasonably acceptable to the relevant Lender or Administrative Agent) to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

(b) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.10(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Administrative Agent under this Section 10.1(b).

(c) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent (x) on or before the Original Closing Date or, if later, the date such financial institution becomes a Lender hereunder, (y) on or prior to the date 60 days after written notice from Borrower that such form or certificate shall expire or become obsolete other than in connection with an event described in (z), and (z) after the occurrence of any event within such Lender’s control requiring a change in the most recent form of certification previously delivered by it, two (2) duly completed and signed originals of (i) IRS Form W-8BEN or IRS Form W-8BEN-E (relating to such Lender and entitling it to a complete exemption from, or a reduced rate of, withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations), Form W-8ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8IMY (relating to entities acting as intermediaries), together with any applicable underlying IRS forms, or any successor forms, (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, IRS Form W-8BEN or IRS Form W-8BEN-E, or any successor form prescribed by the IRS, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) or (iii) any other applicable document prescribed by the Applicable Law certifying as to the entitlement of such Lender to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Lender under the Loan Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall (A) on or prior to the Original Closing Date or, if later, the date such financial institution becomes a Lender hereunder, (B) on or prior to the date 60 days after written notice from Borrower that such form or certification shall expire or become obsolete other than in connection with an event described in (C), (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (b) and (D) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two (2) duly completed and signed originals of Form W-9 (certifying that such Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Thereafter and from time to time, each Lender, within 60 days of Borrower’s written request, shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of such other forms and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(d) Inability of Lender to Submit Forms. If as a result of any change in Applicable Law, regulation or treaty, or in any official application or interpretation thereof applicable to the payments made by or on behalf of any Loan Party or by the Administrative Agent under any Loan Document or any change in an income tax treaty applicable to any Lender, any Lender is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (c) of this Section 10.1 or such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. For the avoidance of doubt, the enactment of final Treasury Regulations promulgated under FATCA shall not be deemed to be a change in Applicable Law for the purposes of this Agreement.

(e) Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 10.1 or Section 10.4, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 10.1 or Section 10.4 giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority) with respect to such refund; provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower plus any penalties, interest or other charges imposed by the relevant Governmental Authority to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(f) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its reasonable efforts (consistent with its internal policies and Applicable Laws) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Notwithstanding any provision of this

Section 10.1 to the contrary, no Lender may make a claim for the payment of additional amounts under this Section 10.1 unless the applicable Lender is also generally requiring reimbursement therefor from similarly situated United States borrowers under comparable syndicated credit facilities; provided that, in connection with asserting any such claim, no confidential information need be disclosed.

(g) Survival. Each party’s obligations under this Section 10.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Termination Date.

(h) FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a ~~“~~“grandfathered obligation~~”~~” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 10.2 No Waiver; Cumulative Remedies; Collective Action. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.2, Section 7.3 and Section 7.4 for the benefit of all the Lenders and the L/C Issuer, and each Lender and the L/C Issuer hereby agree with each other Lender and the L/C Issuer, as applicable, that no Lender shall (and the L/C Issuer shall not) take any action to protect or enforce its rights under this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent or the Required Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any debtor relief law.

Section 10.3 Non-Business Days. Except as otherwise provided herein, if any payment hereunder or date for performance becomes due and payable or performable (in each case, including as a result of the expiration of any relevant notice period) on a day which is not a Business Day, the due date of such payment or the date for such performance shall be extended to the next succeeding Business Day on which date such payment shall be due and payable or such other requirement shall be performed. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.4 Documentary Taxes. The Borrower agrees to pay within ten (10) days after written demand therefor any documentary, stamp, excise, property or similar Taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such Taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder (“Other Taxes”).

Section 10.5 Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made until the Termination Date.

Section 10.6 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 8.1, 8.4, 10.4 and 10.13 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 10.7 Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise (except pursuant to a valid assignment or participation pursuant to Section 10.10 or as provided in or contemplated by Sections 2.14, 2.15 or 10.11(d) or payments by the Borrower pursuant to and in accordance with the express terms of this Agreement), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 10.8 Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by facsimile or email transmission) and shall be given to the relevant party at its physical address, facsimile number or email address set forth below, or such other physical address, facsimile number or email address as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by facsimile, email transmission or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its physical address or facsimile number or email address set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower or the Administrative Agent shall be addressed to their respective physical addresses, facsimile numbers or email addresses set forth below:

to the Borrower:	to the Administrative Agent:

vantiv, LLC	~~JPMorgan Chase Bank, N.A.~~Morgan Stanley
Senior Funding, Inc.
8500 Governors Hill Drive	~~500 Stanton Christiana Rd., NCC2,~~1300
Thames Street, 4th Floor ~~03~~
Symmes Township, Ohio 45249	~~Newark, DE 19713-2107~~Thames Street Wharf
Attention: ~~Mark Heimbouch~~	~~Attention: James A Campbell~~Stephanie
Ferris	Baltimore, MD, 21231
Telephone: 513-900-5100	~~Telephone: 302-634-1929~~
Facsimile: 513-900-5206	~~Facsimile: 302-634-1417~~
Email: ~~mark.heimbouch~~stephanie.ferris@vantiv.com	Email~~: james.x.campbell@chase~~ for
Borrowers:	Agency.Borrowers@morganstanley.com
With a copy of any notice of any
Default or Event of Default (which shall	Email for Lenders:
not constitute notice to the Borrower) to:	MSAgency@morganstanley.com

Sidley Austin, LLP	For all Intralinks Postings, please send to:
2021 McKinney Avenue, Suite 2000	Borrower.Documents@morganstanley.com
Dallas, Texas 75201
Attention: Kelly M. Dybala
Telephone: (214) 981-3426
Facsimile: (214) 981-3400
Email: kdybala@sidley.com

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.8 or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if by email, when delivered (all such notices and communications sent by email shall be deemed delivered upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement)), or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to ARTICLE 2 hereof shall be effective only upon receipt.

Section 10.9 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10 Successors and Assigns; Assignments and Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than in connection with a Designated Change of Control, the Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Any Lender may at any time assign to one (1) or more Eligible Assignees all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment(s) and the Loans at the time owing to it.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment(s) and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5.0 million, in the case of any assignment in respect of the Revolving Facility, or less than $1.0 million, in the case of any assignment in respect of the Term Facility (calculated, in each case, in the aggregate with respect to multiple, simultaneous assignments by two (2) or more Approved Funds which are Affiliates or share the same (or affiliated) manager or advisor and/or two (2) or more lenders that are Affiliates) unless each of the Administrative Agent and the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Facility or the Revolving Credit Commitment assigned, except that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless otherwise waived or reduced by the Administrative Agent in its sole discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) the Eligible Assignee provides the Borrower and the Administrative Agent the forms required by Section 10.1(b) prior to the assignment and shall not be entitled to any additional amounts or indemnification of Taxes under Section 10.1 in excess of the amounts that would be paid to its assignor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and an Ancillary Lender under any Ancillary Facility Document, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4, 10.1(a) and 10.13 and subject to any obligations hereunder with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be void ab initio. All parties hereto consent that assignments to the Borrower permitted by the terms hereof shall not be construed as violating pro rata, optional redemption or any other provisions hereof, it being understood that, notwithstanding anything to the contrary elsewhere in this Agreement, immediately upon receipt by the Borrower of any Loans and/or Revolving Credit Commitments the same shall be deemed cancelled and no longer outstanding for any purpose under this Agreement, including without limitation, Section 10.11, and in no event shall the Borrower have any rights of a Lender under this Agreement or any other Loan Document.

(iii) Notwithstanding any other provision of this Agreement or the Incremental Amendment No. 3 to the contrary if a 2017 Incremental Term Lender (an “Original Lender”) assigns any portion of its 2017 Incremental Term Loan Commitments and any related 2017 Incremental Term Loans at the time owing to it to one or more Eligible Assignees (other than any assignment to an additional joint lead arranger, joint bookrunner, syndication agent, documentation agent or similar agent or arranger that is appointed in connection with the 2017 Incremental Facilities) (each a “New Lender”) on or prior to the date falling on the last day of the Certain Funds Period (the “Pre-Closing Assigned Commitments”) and the New Lender defaults (the “Defaulting Assignee”) in its obligation to provide its pro rata share of a Credit Extension in respect of any 2017 Incremental Term Loan Commitment to be made during the Certain Funds Period, then the Original Lender which has made the assignment agrees to provide the amount that the Defaulting Assignee was obliged to provide up to the amount of the Pre-Closing Assigned Commitments and such Original Lender shall automatically re-acquire in full, by way of assignment, the Pre-Closing Assigned Commitments of such Defaulting Assignee. If an Original Lender is required to provide an amount which a Defaulting Assignee has failed to provide pursuant to this paragraph (a “Funding Original Lender” and “Default Amount” respectively) then (A) each other Original Lender shall promptly pay to the Funding Original Lender an amount equal to its pro rata share of the Default Amount (determined by reference to the Original Lenders’ respective original aggregate 2017 Incremental Term Loan Commitments) and (B) the Original Lenders shall effect assignments of 2017 Incremental Term Loan Commitments as between themselves to ensure that each Original Lender holds a portion of the Pre-Closing Assigned Commitments which is equal to its pro rata share of the Default Amount (determined as set out above). For the avoidance of doubt, no provision of this paragraph shall require an Original Lender to fund more than its original 2017 Incremental Term Loan Commitments as at the date of this Agreement.

(c) Register.

(i) ~~Register. B.~~ The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment(s) of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (the “Register”). The entries in the Register shall be conclusive absent manifest error or except to the extent an assignment has been recorded therein which assignment does not comply with Section 10.10(b), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary; provided that in the event any assignment contemplated by clause (b) above is not effected in accordance with the requirements of that Section, nothing in the Register to the contrary shall override the nullity of such assignment as provided pursuant to clause (b) above. The Register shall be available for inspection by the Borrower and any Lender (as to its own interest, but not the interest of any other Lender), at any reasonable time and from time to time upon reasonable prior notice.

(ii) ~~(i)~~ The Administrative Agent shall (A) accept the Assignment and Assumption and (B) promptly record the information contained therein in the Register once all the requirements of clause (a) above have been met. No assignment shall be effective unless it has been recorded in the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural person or a Prohibited Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, supplement or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, supplement or waiver described in subclause (A) (to the extent that such Participant is directly affected) or (B) of Section 10.11 Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.1, 8.4(b) and 10.1(a) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender.

Each Lender that sells a participation pursuant to this Section 10.10(d), acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Participants, the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Participant pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of a participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 8.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any greater payment under Section 10.1(a) or Section 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall not be entitled to the benefits of Section 10.1(a) or Section 10.4 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 10.1(c) and (d) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Prohibited Lender) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such lender, and this Section 10.10 shall not apply to any pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Ohio Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Any Lender may elect to, but is not obligated to elect to, at any time, assign all or a portion of its rights and obligations in respect of the Term Loans to (i) any Non-Debt Fund Affiliate and/or (ii) Holdco and/or any Subsidiary of Holdco (each of the Persons identified in clauses (i) and (ii), an “Affiliated Lender”) on a non pro rata basis through (x) Dutch Auctions open to all Lenders on a pro rata basis and/or (y) open market purchases (but with respect to open market purchases made by Holdco or any Subsidiary of Holdco, solely with respect to Term B Loans), subject to the following limitations:

(i) in connection with any purchase by or assignment to Holdco or any Subsidiary of Holdco, such Affiliated Lender shall either (x) make a representation that, as of the date of any such purchase and assignment, it is not in possession of material non-public information (“MNPI”) with respect to Holdco, the Borrower, its Subsidiaries or their respective securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Loans to such Affiliated Lender, as the case may be (in each case, other than because such assigning Lender does not wish to receive MNPI with respect to the Borrower, its Subsidiaries or their respective securities) or (y) disclose to the assigning Lender of such Term Loan that it cannot make such representation;

(ii) all Term Loans held by any Affiliated Lender shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any action and, in connection with any bankruptcy, insolvency or reorganization proceeding of the Borrower or any other Loan Party, each Affiliated Lender shall vote in any such proceeding with respect to the Term Loans held by it in the same proportion and allocation with respect any matter thereunder as the Lenders that are not Affiliated Lenders so long as such Affiliated Lender, in its capacity as a Lender, is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;

(iii) (A) the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 10.10(h) and held at any one time by Affiliated Lenders may not exceed 19.0% of the outstanding principal amount of all Term Loans plus the outstanding principal amount of all term loans made pursuant to a Term Commitment Increase and (B) in addition to amounts permitted by clause (A) above, the aggregate principal of Term Loans purchased by assignment pursuant to this Section 10.10(h) and held at any one time by Affiliated Lenders (other than Fifth Third Bank) may not exceed 10.00% of the outstanding principal amount of all Term Loans plus the outstanding principal amount of all term loans made pursuant to a Term Commitment Increase;

(iv) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the receipt of notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Revolving Credit Commitments required to be delivered to Lenders pursuant to ARTICLE 2;

(v) No Affiliated Lender shall take any action in any bankruptcy, insolvency or reorganization proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent or Collateral Agent or the taking of any action by a third party that is supported by the Administrative Agent or Collateral Agent (including, without limitation, voting on any plan of reorganization, liquidation or similar scheme) so long as such Affiliated Lender is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;

(vi) in the case of any purchase by or assignment to Holdco, the Borrower or any of its Subsidiaries, (A) the Revolving Facility shall not be utilized to fund the purchase or assignment, (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of any bids in any Dutch Auction or the consummation of any open market purchase, as applicable, and (C) other than in connection with a buyback under pursuant to Section 10.10(i) below, any Term Loans purchased by Holdco or its Subsidiaries shall be immediately cancelled (provided that neither Holdco nor its Subsidiaries may increase the amount of Consolidated EBITDA by any non-cash gains associated with such cancellation of debt).

It is understood and agreed that the limitations set forth in clauses (ii), (iii), (iv) and (v) above shall be applicable to and in respect of any Affiliated Lender that is a party to this agreement whether such Lender is a party hereto on the Original Closing Date, becomes a Lender as a result of assignment pursuant to this Section 10.10(h) or otherwise and shall only be applicable with respect to the Term Loans that are held by such Affiliated Lender while such Term Loans are held by such Affiliated Lender.

Notwithstanding anything to the contrary contained in the foregoing, (a) any Non-Debt Fund Affiliate may (but shall not be required to) contribute any Term Loans so purchased under this Section 10.10(h) to Holdco or any of its Subsidiaries for purposes of cancellation of such debt, (b) each Affiliated Lender shall have the right to vote on any amendment, modification, waiver or consent that would require the vote of all Lenders or the vote of all Lenders directly and adversely affected thereby pursuant to subclauses (A) or (B) of Section 10.11(a) and (c) no amendment, modification, waiver or consent shall affect any Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender of the same Class or that would deprive such Affiliated Lender of its pro rata share of any payment to which it is entitled.

In addition, Term Loans and/or Revolving Credit Commitments may be purchased by and assigned to any Debt Fund Affiliate on a non-pro rata basis through (a) Dutch Auctions open to all Lenders on a pro rata basis in accordance with customary procedures and/or (b) open market purchases. The limitations under clauses (i) through (iv) above shall not apply to any such purchase by a Debt Fund Affiliate, and each Lender shall be permitted to assign all or a portion of such Lender’s Term Loans and/or Revolving Credit Commitments to any Debt Fund Affiliate without regard to such foregoing provisions; provided that for purposes of calculating whether the Required Lenders have taken any action, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waived other action.

(i) Prohibited Lenders. If any assignment or participation under this Section 10.10 is made (or attempted to be made) (i) to a Prohibited Lender or any Affiliate of a Prohibited Lender, in each case without the Borrower’s prior written consent or (ii) to the extent the Borrower’s consent is required under the terms of this Section 10.10 and such consent shall have not been obtained or deemed to have been obtained, to any other Person without the Borrower’s consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate the Commitments of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender or participant as of such termination date (in the case of any participation in any Loan, to be applied to such participation), (B) in the case of any outstanding Term Loans, purchase such Loans by paying the lesser of par or the same amount that such Lender paid to acquire such Loans or (C) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the lesser of par or the amount such Lender paid for such Loans and participations in L/C Disbursements and Swing Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) the Borrower shall be liable to such Lender under Section 8.1 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, and (iii) such assignment shall otherwise comply with this Section 10.10 (provided that no registration and processing fee referred to in this Section 10.10 shall be owing in connection with any assignment pursuant to this clause). Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder to an assignee as contemplated hereby in the circumstances contemplated by this Section 10.10(i). Nothing in this Section 10.10(i) shall be deemed to prejudice any rights or remedies the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower would suffer irreparable harm if such Lender breaches any of its obligations under Section 10.10(a), 10.10(d) or Section 10.10(f) insofar as such Sections relate to any assignment, participation or pledge to a Prohibited Lender or an Affiliate of a Prohibited Lender without the Borrower’s prior written consent. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 10.10(i) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm. The Borrower will, and the Administrative Agent may, make the list of Prohibited Lenders available to any Lender or any prospective lender upon its request.

(j) If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.11 (with such replacement, if applicable, deemed to have been made pursuant to Section 10.11(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment by the Borrower of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.13(b) to the extent demanded in writing prior to the date of such assignment. By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Assumption attached hereto as Exhibit G and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (j) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

Section 10.11 Amendments. Except as provided in Section 2.14 with respect to any Incremental Facility, Section 2.15 with respect to any Extension and Section 10.11(d) with respect to any Replacement Term Loans or Replacement Revolving Facility, (a) no provision of this Agreement or the other Loan Documents may be amended, modified, supplemented or waived unless such amendment, modification, supplement or waiver is in writing and is signed by (i) the Borrower, (ii) the Required Lenders, (iii) if the rights or duties of the Administrative Agent are adversely affected thereby, the Administrative Agent, and (iv) if the rights or duties of the L/C Issuer are affected thereby, the L/C Issuer; provided that:

(A) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall (i) increase any Revolving Credit Commitment or extend the expiry date of any such Revolving Credit Commitment of any Lender without the consent of such Lender (it being understood that any such amendment, modification, supplement or waiver that provides for the payment of interest in kind in addition to, and not as substitution for or as conversion of, the interest otherwise payable hereunder shall only require the consent of the Required Lenders and that a waiver of any condition precedent or the waiver of any Default or Event of Default or mandatory prepayment shall not constitute an extension or increase of any Revolving Credit Commitment), (ii) reduce the amount of, postpone the date for any scheduled payment of any principal of or interest or fee on, or extend the final maturity of any Loan or of any Reimbursement Obligation or of any fee payable hereunder (other than with respect to a waiver of default interest and it being understood that any change in the definitions of any ratio used in the calculation of such rate of interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees) without the consent of each Lender (but not the Required Lenders) to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder ~~or~~, (iii) change the application of payments set forth in Section 2.9 hereof without the consent of any Lender adversely affected thereby~~;~~ or (iv) change the currency in which any Loan or Commitment of any Lender is denominated without the written consent of such Lender (it being understood that designations of additional Alternative Currencies in accordance with the definition thereof shall not constitute a change of currency pursuant to this clause (iv));

(B) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall, unless signed by each Lender, change the definition of Required Lenders in a manner that reduces the voting percentages set forth therein, change the provisions of this Section 10.11, release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) or all or substantially all of the value of the guarantees provided by the Guarantors (except as expressly provided in the Loan Documents), affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders or sharing of Collateral among the Lenders (except in connection with any transaction permitted by the last paragraph of this Section 10.11(a) or Section 10.10(h)); and

(C) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall amend or otherwise modify Section 2.8 or any other provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the consent of Lenders representing a majority in interest of each affected Class (it being understood that the Required Lenders may waive, in whole or in part, any prepayment of Loans hereunder so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered).

Notwithstanding anything to the contrary herein, (a) except as set forth in clauses (A)(i) and A(ii) above, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder or otherwise give any direction to the Administrative Agent; (b) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.8(d), 2.14, 2.15, 10.10(i) or (j) or 10.11(d); (c) guarantees, collateral security documents and related documents and related documents executed by Holdco or any of its Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (i) comply with local law or advice of local counsel, (ii) cure ambiguities, omissions, mistakes or defects or (iii) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; (d) the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Loan Document (i) to cure any ambiguity, omission, defect or inconsistency, or (ii) to effect technical changes reasonably deemed necessary in connection with any Designated Change of Control, in each case so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received, at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (e) any agreement of the Required Lenders to forbear (and/or direction to the Administrative Agent to forbear) from exercising any of their rights and remedies upon a Default or Event of Default shall be effective without the consent of the Administrative Agent or any other Lender.

Notwithstanding the foregoing, only the consent of the Required RC/TLA Lenders shall be required in respect of amendments, modifications or waivers of the financial covenants set forth in Section 6.22 (or any component definition thereof to the extent applicable thereto) and any such amendment, modification or waiver may be made without the consent of any other Lender (including, for the avoidance of doubt, the Required Lenders).

In addition, notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders (as determined hereunder prior to any such amendment or amendment and restatement), the Administrative Agent and the Borrower (i) to add one (1) or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required Term Lenders, the Required Revolving Lenders and other definitions related to such new credit facilities; provided that no Lender shall be obligated to commit to or hold any part of such credit facilities.

(b) [Intentionally Omitted].

(c) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 10.11 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and Revolving Credit Commitments.

(d) Notwithstanding the foregoing, this Agreement may be amended

(i) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all or any portion of the outstanding Term Loans or Incremental Term Loans (such Loans, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans (plus (x) the amount permitted under any basket hereunder and plus (y) the amount of accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated therewith), (B) the terms of Replacement Term Loans are not (excluding pricing, currency, fees, rate floors, premiums, optional prepayment or redemption terms and maturity date), taken as a whole, materially more favorable to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Final Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)), (C) such Replacement Term Loans have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Replaced Term Loans at the time of such refinancing and (D) any Lender or, with the consent of the Borrower and, to the extent such consent would be required under Section 10.10 with respect to an assignment of Loans or Commitments in respect of the applicable Facility to such Person, the consent of the Administrative Agent (which consent shall not be unreasonably withheld), any Person that would be an Eligible Assignee (other than to any Prohibited Lender or any natural person) may provide such Replacement Term Loans and

(ii) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Revolving Facility (as defined below) to permit the refinancing, replacement or modification of all or any portion of the Revolving Facility or any Incremental Revolving Facility (a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”); provided that (A) the aggregate amount of such Replacement Revolving Facility shall not exceed the aggregate amount of such Replaced Revolving Facility (plus (x) the amount permitted under any basket hereunder and plus (y) the amount of accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated therewith), (B) the terms of any such Replacement Revolving Facility are (excluding pricing, currency, fees, rate floors, premiums, optional prepayment or redemption terms and maturity date) not, taken as a whole, materially more favorable to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than any covenants or other provisions applicable only to periods after the Final Revolving Termination Date (in each case, as of the date of incurrence of such Replacement Revolving Facility)), (C) the Loan under such Replacement Revolving Facility have a final maturity date equal to or later than the final maturity date of such loans under the Replaced Revolving Facility at the time of such refinancing and (D) any Lender or, with the consent of the Borrower and, to the extent such consent would be required under Section 10.10 with respect to an assignment of Loans or Commitments in respect of the Revolving Facility to such Person, the consent of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which consent shall not be unreasonably withheld), any additional bank, financial institution or other entity may provide such Replacement Revolving Facility;

provided further that, in respect of each of clauses (i) and (ii) above, (A) any Non-Debt Fund Affiliate shall (x) be permitted (without Administrative Agent consent) to provide such Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, any such Non-Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 10.10 as if such Replacement Term Loans were Term Loans and (y) except for Fifth Third Bank, not provide any Replacement Revolving Facility and (B) any Debt Fund Affiliate shall be permitted to provide any Replacement Term Loans or Replacement Revolving Facility (subject, in the case of any Replacement Revolving Facility to consent of the Administrative Agent, the Swing Line Lender and the Issuing Lender (which consent shall not be unreasonably withheld)), it being understood that in connection therewith, such Debt Fund Affiliate shall be subject to the restrictions applicable to Debt Fund Affiliates under Section 10.10 as if such Replacement Term Loans were Term Loans and the commitments and loans in respect of such Replacement Revolving Facility were Revolving Facility Commitments and Revolving Facility Loans, respectively.

Section 10.12 Heading. Section headings and the Table of Contents used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.13 Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses (on the ~~Second~~Third Restatement Effective Date or within thirty (30) days of a written demand therefor, together with reasonable backup documentation supporting such reimbursement request) of (i) the Administrative Agent and Arrangers in connection with the syndication of the Facilities and the preparation, execution, delivery and administration of the Loan Documents, (ii) the Administrative Agent in connection with any amendment, modification, supplement, waiver or consent related to the Loan Documents, together with any fees and charges suffered or incurred by the Administrative Agent in connection with collateral filing fees and lien searches and (iii) the Administrative Agent and the Lenders (within thirty (30) days of a written demand therefor together with reasonable backup documentation supporting such reimbursement request) in connection with the enforcement of the Loan Documents.

(b) The Borrower further agrees to indemnify the Administrative Agent in its capacity as such, each Arranger and each Lender, their respective Affiliates and controlling Persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of the foregoing against all Damages (including, without limitation, reasonable attorney’s fees and other expenses of litigation or preparation therefor, whether or not the indemnified person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document, any of the transactions contemplated thereby, the Facilities, the syndication of the Facilities, the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit or the Transactions, other than those which (i) arise from the gross negligence, willful misconduct or bad faith of, or material breach of the Loan Documents by, the party claiming indemnification (or any of its respective directors, officers, employees, advisors, agents and Affiliates), in each case, to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) arise out of any dispute solely among indemnified persons (other than in connection with any agent or arranger acting in its capacity as the Administrative Agent or an Arranger or any other agent, co-agent, arranger or similar role, in each case in their respective capacities as such, or in connection with any syndication activities) that did not arise out of any act or omission of the Borrower or any of its Affiliates. Notwithstanding the foregoing, each indemnified person shall be obligated to refund and return any and all amounts paid by the Borrower to such indemnified person for fees, expenses or damages to the extent such indemnified person is not entitled to payment of such amounts in accordance with the terms hereof. No indemnified person and no Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Original Closing Date); provided that nothing in this sentence shall limit any Loan Party’s indemnity and reimbursement obligations to the extent that such special, punitive, indirect or consequential damages are included in any claim by a third party unaffiliated with any of the indemnified persons with respect to which the applicable indemnified person is entitled to indemnification as set forth in the immediately preceding sentence. No indemnified person nor any other party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such indemnified person (or any of its respective directors, officers, employees, advisors, agents and Affiliates) or such other party hereto, as applicable, in each case to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c) Notwithstanding any of the foregoing clauses (a) or (b) to the contrary, in no event shall the Borrower be obligated to pay for the legal expenses or fees of more than one (1) firm of outside counsel (and shall not be obligated to pay for any in-house counsel) and, if reasonably necessary, one (1) local counsel and one (1) regulatory counsel in any relevant material jurisdiction, to the Administrative Agent, or the Administrative Agent, the Arrangers and the Lenders, taken as a whole, as the case may be, except, solely in the case of a conflict of interest under clauses (a)(iii) or (b) above, one (1) additional counsel to the affected persons similarly situated, taken as a whole. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

Section 10.14 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, but subject to Sections 3.2 and Section 10.2, upon the occurrence and during the continuation of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of any amount due and payable by the Borrower hereunder. Each Lender or any such subsequent holder of any Obligations agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.15 Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 10.16 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed by and interpreted in accordance with, the law of the State of New York.

Section 10.17 Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.18 Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by Applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by Applicable Law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 10.19 Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one (1) or more Subsidiaries. In the event of any conflict or inconsistency between or among this Agreement and the other Loan Documents, the terms and conditions of this Agreement shall govern and control.

Section 10.20 Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 10.21 USA Patriot Act. Each Lender and each Agent hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender and/or Agent to identify the Borrower and each Guarantor in accordance with the Patriot Act.

Section 10.22 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City in the borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that (a) any party hereto may otherwise have to bring any proceeding relating to any Loan Document against any other party hereto or their respective properties in the courts of any jurisdiction (i) for purposes of enforcing a judgment or (ii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction or (b) the Administrative Agent, the Collateral Agent, the L/C Issuer or any Lender may otherwise have to bring any proceeding relating to any Loan Document against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction in connection with exercising remedies against any Collateral in a jurisdiction in which such Collateral is located. THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.23 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely in connection with the transactions contemplated or permitted hereby; provided that the Administrative Agent, the Lenders or the L/C Issuer, as the case may be, shall be responsible for its Affiliates’ compliance with this clause, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any similar organization) or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (provided that, prior to any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential Information relating to the Loan Parties), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender and the Administrative Agent shall promptly notify the Borrower in advance of any such disclosure, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.23, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) in customary disclosure about the terms of the financing contemplated hereby in the ordinary course of business to market data collectors and similar service providers to the loan industry for league table purposes or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.23 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (except to the extent that such Information was available to the Administrative Agent, any Lender or any of their Affiliates as a result of Administrative Agent’s, any Lender’s or their Affiliates’ ownership interests in the Business or the Borrower). For purposes of this Section 10.23, “Information” means all information received by the Administrative Agent, any Lender or the L/C Issuer, as the case may be, from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses (including any target company and its Subsidiaries in connection with contemplated or consummated Acquisition or other investment), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree not to disclose any Information to a (i) Prohibited Lender or (ii) any of their respective Affiliates or any of their and their Affiliates’ officers, directors or employees that (x) are engaged as principles primarily in private equity or venture capital on a proprietary basis (other than, in each case, such Affiliates engaged by the Borrower with respect to the Transactions or any debt fund affiliates or any advisors thereto) or (y) to the knowledge of the Administrative Agent, the Lenders or the L/C Issuer, as the case may be, are engaged in businesses competing with the Borrower (including any Affiliate which has been previously identified in writing to the Arrangers as such); provided that nothing contained in this Section 10.23 shall prohibit the disclosure of such Information to any officers, directors or employees of any Affiliate of the Administrative Agent, the Lenders or the L/C Issuer, as the case may be, who reasonably need to know such Information for purposes of evaluating, negotiating, enforcing or consummating any of the transactions contemplated hereby, so long as, such Information is used solely for such purposes.

Section 10.24 No Fiduciary Relationship. You acknowledge and agree that the transactions contemplated by this Agreement and the other Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Agents and the Lenders, on the one hand, and the Loan Parties, on the other, and in connection therewith and with the process leading thereto, (i) the Agents and the Lenders have not assumed an advisory or fiduciary responsibility in favor of the Loan Parties, the Loan Parties’ equity holders or the Loan Parties’ Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether such Agent and/or Lender has advised, is currently advising or will advise the Loan Parties, the Loan Parties’ equity holders or the Loan Parties’ Affiliates on other matters) or any other obligation to the Loan Parties except the obligations expressly set forth in this Agreement and the other Loan Documents and (ii) such Agent and/or Lender is acting solely as a principal and not as a fiduciary of the Loan Parties, the Loan Parties’ management, equity holders, Affiliates, creditors or any other Person or their respective Affiliates. Each Agent, each Lender and their Affiliates may have economic interests that conflict with the economic interests of the Borrower or any of its Subsidiaries, their stockholders and/or their Affiliates.

Section 10.25 Effect of ~~Second~~Third Restatement Agreement. All obligations of the Borrower under the ~~First~~Second Amended and Restated Credit Agreement shall become obligations of the Borrower hereunder, and the provisions of the ~~First~~Second Amended and Restated Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the ~~First~~Second Amended and Restated Credit Agreement pursuant to the ~~Second~~Third Restatement Agreement shall not constitute a novation of the ~~First~~Second Amended and Restated Credit Agreement.

Section 10.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

~~SCHEDULE 6.24(b)~~

~~Certain Post-Closing Obligations – 2017 Incremental Effective Date~~

~~Within [90] days after the Certain Funds Funding Date (or such longer period as to which the Administrative Agent may consent), the Borrower shall, and shall cause its Subsidiaries to, effect a reorganization such that each member of the Worldpay Target Group that is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia as of the 2017 Incremental Effective Date (collectively, the “WP Domestic Subsidiaries”) (a) becomes a Wholly-Owned Subsidiary of the Borrower and (b) does not have any direct or indirect parent company that is a Foreign Subsidiary.~~

~~Following the Worldpay Acquisition and to the extent and within the time periods required by Sections 4.2, 4.4 and 4.6 of the Credit Agreement, the Borrower shall, and shall cause its Subsidiaries to, cause each WP Domestic Subsidiary to comply with the requirements of Article 4 of the Credit Agreement, including the requirements to (a) become a Guarantor under the Guaranty and a Debtor under the Security Agreement, in each case, by executing and delivering applicable joinders or supplements thereto, (b) execute and deliver such other Collateral Documents (or supplements, assumptions or amendments thereto) as the Administrative Agent may require, and (c) deliver to the Administrative Agent such other instruments, documents, certificates and opinions reasonably required by the Administrative Agent in connection therewith.~~

EXHIBIT B

Notice of Borrowing

[See attached]

EXHIBIT B

NOTICE OF BORROWING

Date:                 ,

To:	[Morgan Stanley Senior Funding, Inc.], as Administrative Agent for the Lenders parties to the Third Amended and Restated Loan Agreement dated as of [●], 201[●] (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among vantiv, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, and the other agents party thereto

Ladies and Gentlemen:

The undersigned, the Borrower, refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Loan Agreement, of the Borrowing of Loans specified below:

1.	The Business Day of the proposed Borrowing is , ,[1]

2.	The aggregate amount of the proposed Borrowing is $ .[2]

3.	The Borrowing is being advanced under the [Revolving Facility] [Revolving Multicurrency Facility] [Term A-3 Facility] [Term A-5 Facility] [Initial Term B Facility] [2017 Rook Incremental Term B Facility] [2017 Incremental Term B-1 Facility] [2017 Incremental Term B-2 Facility].

4.	The Borrowing is to be comprised of [Base Rate] [Eurodollar] Loans.

5.	The Borrowing is to be denominated in [Dollars] [(Euro/Sterling/[●])][3]

[6.	The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be months.][4]

[1]	Notice must be provided by telephone (promptly confirmed in writing) or telecopy by 12:00 noon (i) at least three Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of [Revolving] [Term] Loans that are Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of [Revolving] [Term] Loans that are Base Rate Loans.
[2]	Each Borrowing of Base Rate Loans shall be in amount not less than $1,000,000 or such greater amount that is an integral multiple of $1,000,000. Each Borrowing of Eurodollar Loans advanced shall be in an amount equal to $1,000,000 or such greater amount that is in integral multiple of $1,000,000.
[3]	Borrowings under the Revolving Multicurrency Facility may be denominated in Alternative Currencies (other than Dollars) including, Euro, Sterling and any other currency reasonably acceptable to the Administrative Agent and each applicable Revolving Multicurrency Lender that is freely convertible into Dollars and readily available in the London interbank market.
[4]	May be one week or 1, 2, 3, 6, or if available to all affected Lenders, 12 months.

[The undersigned hereby certifies that the following statements are true on the date hereof:

(a) the representations and warranties of the Borrower contained in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

(b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.]5

[5]	Only to be included for Borrowings after the Third Restatement Effective Date.

2

VANTIV, LLC

By
Name:
Title:

EXHIBIT C

Notice of Continuation/Conversion

[See attached]

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date:                 ,

To:	[Morgan Stanley Senior Funding, Inc.], as Administrative Agent for the Lenders parties to the Third Amended and Restated Loan Agreement dated as of [●], 201[●] (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among vantiv, LLC (the “Borrower”), the Lenders party thereto from time to time, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent and the other agents party thereto

Ladies and Gentlemen:

The undersigned, vantiv, LLC, refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Loan Agreement, of the [conversion] [continuation] of the [Revolving USD] [Revolving Multicurrency] [Term A-3] [Term A-5] [Initial Term B] [2017 Rook Incremental Term B] [2017 Incremental Term B-1] [2017 Incremental Term B-2] Loans specified herein, that:

1.	The conversion/continuation Date is , .[1]

2.	The aggregate amount of the Loans to be [converted] [continued] is $ .[2]

3.	The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

4.	[If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be months.[3]

[1]	Notice of the continuation of a Borrowing of Loans that are Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Loans that are Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon at least three Business Days before the date of the requested continuation or conversion.
[2]	Each Borrowing of Eurodollar Loans continued or converted shall be in an amount equal to $1,000,000 or such greater amount that in an integral multiple of $1,000,000.
[3]	May be one week or 1, 2, 3, 6, or if available to all affected Lenders, 12 months.

VANTIV, LLC

By
Name:
Title:

EXHIBIT D-1

Term A Note

[See attached]

EXHIBIT D-1

TERM A-[●] NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to                          (the “Lender”) at the principal office of [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of                          Dollars ($                 ) or, if less, the aggregate unpaid principal amount of the Term A-[●] Loan made, continued or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), in installments in the amounts and on the dates called for by Section 2.7([a][b]12) of the Loan Agreement, together with interest on the principal amount of such Term A-[●] Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is one of the Term A-[●] Notes referred to in the Third Amended and Restated Loan Agreement dated as of [●] 201[●] among the Borrower, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

VANTIV, LLC

By
Name:
Title:

[12]	Select Section 2.7(a) for Term A-3 Loans and Section 2.7(b) for Term A-5 Loans, as applicable.

EXHIBIT D-2

Term B Note

[See attached]

EXHIBIT D-2

[TERM B] NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to                          (the “Lender”) at the principal office of [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of Dollars                          ($                ) or, if less, the aggregate unpaid principal amount of the [Initial Term B][2017 Rook Incremental Term B][2017 Incremental Term B-1][2017 Incremental Term B-2] Loan made or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), in installments in the amounts and on the dates called for by Section 2.7([c][d][e][f]13) of the Loan Agreement, together with interest on the principal amount of such [Initial Term B][2017 Rook Incremental Term B][2017 Incremental Term B-1][2017 Incremental Term B-2] Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is one of the Term B Notes referred to in the Third Amended and Restated Loan Agreement dated as of [●], 201[●] among the Borrower, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

VANTIV, LLC

By
Name:
Title:

[13]	Select Section 2.7(c) for Initial Term B Loans, Section 2.7(d) for 2017 Rook Incremental Term B Loans, Section 2.7(e) for 2017 Incremental Term B-1 Loans, Section 2.7(f) for 2017 Incremental Term B-2 Loans, as applicable.

EXHIBIT D-3

Revolving Note

[See attached]

EXHIBIT D-3

REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to                          (the “Lender”) on the applicable Revolving Credit Termination Date of the hereinafter defined Loan Agreement, at the principal office of [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of                          Dollars ($                ) or, if less, the aggregate unpaid principal amount of all Revolving [USD] [Multicurrency] Loans made by the Lender to the Borrower pursuant to the Loan Agreement, together with interest on the principal amount of each Revolving [USD] [Multicurrency] Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is one of the Revolving Notes referred to in the Third Amended and Restated Loan Agreement dated as of [●], 201[●] among the Borrower, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all on the terms and in the manner as provided for in the Loan Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

VANTIV, LLC

By
Name:
Title:

EXHIBIT D-4

Swing Note

[See attached]

EXHIBIT D-4

SWING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, vantiv, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to                          (the “Lender”) on the Revolving Credit Termination Date of the hereinafter defined Loan Agreement, at the principal office of [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, in New York, New York, in immediately available funds, the principal sum of                          Dollars ($                ) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Loan Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note is one of the Swing Notes referred to in the Third Amended and Restated Loan Agreement dated as of [●], 201[●] among the Borrower, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, the Lenders party thereto from time to time, and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof on the terms and in the manner as provided for in the Loan Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

VANTIV, LLC

By
Name:
Title:

EXHIBIT E

Solvency Certificate

[See attached]

EXHIBIT E

FORM OF SOLVENCY CERTIFICATE

                , 201

This Solvency Certificate is being executed and delivered pursuant to Section 11(g)(v) of that certain Third Amendment and Restatement Agreement dated as of [●], 201[●] (the “Restatement Agreement”), among vantiv, LLC, a Delaware limited liability company (the “Borrower”), vantiv Holding, LLC, a Delaware limited liability company, the other Loan Parties party thereto, [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto, which amends and restates the Second Amended and Restated Loan Agreement in the form of the Third Amended and Restated Loan Agreement attached thereto (such Third Amended and Restated Loan Agreement, as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined in the Loan Agreement being used herein as therein defined).

I, [●], the Chief Financial Officer of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am generally familiar with the businesses and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Restatement Agreement; and

2.

As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Loan Agreement and the Transactions, that, (i) the sum of the debts and liabilities (including subordinated and contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable debts and liabilities (including subordinated and contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, or their debts as they become absolute and matured in the ordinary course of business; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof and as proposed to be conducted following the Third Restatement Effective Date; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, have not incurred, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability

(irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title: Chief Financial Officer

EXHIBIT F

Compliance Certificate

[See attached]

EXHIBIT F

COMPLIANCE CERTIFICATE

To:	[Morgan Stanley Senior Funding, Inc.], as Administrative Agent under the Loan Agreement described below

This Compliance Certificate is furnished to the Administrative Agent (for delivery to the Lenders) pursuant to that certain Third Amended and Restated Loan Agreement dated as of [●], 201[●] among vantiv, LLC, a Delaware limited liability company (the “Borrower”), [Morgan Stanley Senior Funding, Inc.], as Administrative Agent, the Lenders party thereto from time to time and the other agents party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate shall have the meanings ascribed thereto in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                 1 of the Borrower;

2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Restricted Subsidiaries during the accounting period covered by the attached financial statements;

3. As of the date hereof, no Default or Event of Default has occurred and is continuing[, except as set forth below];

[Described below are the exceptions to paragraph 3 by listing, in detail, the nature of the condition or event and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

]

4. [The financial statements required by Section 6.1(a) of the Loan Agreement and being furnished to you concurrently with this Compliance Certificate fairly present in all material respects in accordance with GAAP the financial condition of Vantiv and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end adjustments and the absence of footnotes; and]2

[1]	Must be the chief financial officer or other financial or accounting officer.
[2]	Insert this statement for Compliance Certificates delivered in conjunction with the delivery of quarterly financial statements under Section 6.1(a).

1

5. Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with the financial covenants set forth in Section 6.22 of the Loan Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Loan Agreement.

[6. Schedule II hereto sets forth financial data and computations evidencing the Borrower’s Excess Cash Flow for, and Senior Secured Leverage Ratio as of the last day of, the completed fiscal year indicated, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Loan Agreement.]3

[7. Pursuant to Section 4.6 of the Loan Agreement, the following Subsidiaries are hereby designated as new Material Subsidiaries: [●].]4

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this             day of                  20    .

[3]	To the extent that the Senior Secured Leverage Ratio is greater than 3.75:1.00, insert this statement for Compliance Certificates delivered in conjunction with the delivery of annual financial statements under Section 6.1(b) (beginning with the first full fiscal year ending after the Certain Funds Funding Date).
[4]	Insert and complete this statement to the extent that Consolidated Total Assets and/or consolidated net income for all of the Borrower’s immaterial subsidiaries that are not then Guarantors (other than any Subsidiaries that otherwise constitute Excluded Subsidiaries) exceed the aggregate threshold set forth in Section 4.6.

2

VANTIV, LLC

By
Name:
Title:

SCHEDULE I

TO COMPLIANCE CERTIFICATE

VANTIV, LLC

COMPLIANCE CALCULATIONS

FOR THIRD AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF [●], 201[●]*

CALCULATIONS AS OF                                 ,

A. Leverage Ratio (Section 6.22(a))

1.	Indebtedness for borrowed money	$

2.	Indebtedness secured by a purchase money mortgage or other Lien to secure purchase price	$

3.	Obligations under Capital Leases	$

4.	Liability in respect of bankers’ acceptances or letters of credit (to the extent that such obligations are funded obligations that have not been reimbursed within 2 Business Days after funding)	$

5.	Sum of Lines A1, A2, A3 and A4 (“Total Funded Debt”)	$

6.	Net income (loss) excluding (a) cumulative effect of a change in accounting principles, (b) accruals and reserves established or adjusted and (c) income (loss) of any Person (other than any Restricted Subsidiary) in which any other Person (other than Holdco or any Restricted Subsidiary) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Holdco or any Restricted Subsidiary, (d) the income of any Restricted Subsidiary of Holdco (other than the Borrower or any other Loan Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any prohibition that has been waived or otherwise released), except to the extent of the amount of dividends or other distributions actually paid by such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary that is not subject to such prohibitions, (e) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdco or is merged into or consolidated with Holdco or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdco or any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”), (f) gains or Charges (less all fees and expenses chargeable thereto) attributable to any asset dispositions	$

*	Unless otherwise defined herein, the terms used in this Schedule I to Compliance Certificate shall have the meanings ascribed thereto in the Loan Agreement.

outside the ordinary course of business (including asset retirement costs) or of returned surplus assets of any employee benefit plan, (g) any net gains or Charges with respect to (i) disposed, abandoned, divested and/or discontinued assets, properties or operations (other than, at the option of the Borrower, assets, properties or operations pending the disposal, abandonment, divestiture and/or termination thereof) and (ii) facilities that have been closed during such period, (h) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (i) any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness (“Consolidated Net Income”)

7.	Interest expense and, to the extent not reflected in Interest Expense, unused line fees and letter of credit fees payable under Loan Agreement	$

8.	Taxes (as though the Borrower were a corporation) based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds), including (without duplication) Distributions made to permit Holdco to make Quarterly Distributions and payments in connection with the Tax Receivable Agreements or otherwise under Section 6.18(k) of the Loan Agreement, the Mercury TRA and other similar tax receivable agreements	$

9.	Depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs	$

10.	Charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (whether or not successful), including in connection with the First Restatement Agreement Transactions or the Transactions	$

11.	Non-Cash Charges	$

12.	Extraordinary Charges (including, without limitation, costs of and payments of legal settlements, fines, judgments or orders) and unusual or non-recurring Charges	$

13.	[Reserved]	$

14.	Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring and integration charges (including inventory optimization expenses, business optimization expenses, transaction costs and costs related to the opening, closure, consolidation or	$

separation of facilities and curtailments, costs related to entry into new markets, consulting fees, recruiter fees, signing costs, retention or completion bonuses, transition costs, relocation costs, severance payments, and modifications to pension and post-retirement employee benefit plans); provided that amounts added back pursuant to this clause, together with any amounts added back pursuant to clause 18 below and the amount of any “Pro Forma Adjustment” to Consolidated EBITDA for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period; provided further that any of the foregoing in connection with the Worldpay Acquisition and the transactions in connection therewith for any period ending on or prior to the 36th month following the Certain Funds Funding Date shall not be subject to the caps in the preceding proviso

15.	Amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly-owned Subsidiary	$

16.	[Reserved]	$

17.	[Reserved]	$

18.	Expected cost savings, operating expense reductions, restructuring charges and expenses and synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specified transactions conducted after the Original Closing Date; provided that amounts added back pursuant to this clause, together with any amounts added back pursuant to clause 14 above and the amount of any “Pro Forma Adjustment” to Consolidated EBITDA for such period, shall not exceed the greater of $150.0 million and 20.00% of Consolidated EBITDA for such period; provided further that any of the foregoing in connection with the First Restatement Agreement Transactions for any period ending on or prior to the 24th month following the First Restatement Effective Date shall not be subject to the caps in the preceding proviso	$

19.	Transaction fees, costs and expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions or insurance; provided that the Borrower in good faith expects to receive reimbursement for such fees, costs and	$

expenses within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for such fiscal quarters in the future)

20.	Earn-out obligations incurred in connection with any Permitted Acquisitions or other investment and paid or accrued during the applicable period and on similar acquisitions completed prior to the Original Closing Date	$

21.	Business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as the Borrower in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters in the future))	$

22.	Sum of Lines A6 through A21	$

23.	Extraordinary gains and unusual or non-recurring gains	$

24.	Non-cash gains (excluding any non-cash gain representing reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period)	$

25.	Sum of Lines A23 and A24	$

26.	Net gain (loss) resulting from Hedging Obligations and the application of Accounting Standards Codification Topic 815 and International Accounting Standards No. 39	$

27.	Any net gain (loss) resulting from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk)	$

28.	Line A26 plus or minus Line A27, as applicable	$

29.	Line A22 minus Line A25, increased or decreased by Line A28, as applicable (“Consolidated EBITDA”)	$

30.	Ratio of Line A5 to Line A29	:1.00

31.	Line A30 ratio must not exceed	:1.00

32.	The Borrower is in compliance (circle yes or no)	yes / no

B. Interest Coverage Ratio (Section 6.22(b))

1.	Consolidated EBITDA (Line A29)	$

2.	Interest charges for four fiscal quarters then ended (including imputed interest charges with respect to Capitalized Lease Obligations) payable in cash	$

3.	Non-cash interest expense for four fiscal quarters then ended attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses	$

4.	Any expensing of bridge, commitment and other financing fees for four fiscal quarters then ended	$

5.	Costs in connection with the Transactions and any annual administrative or other agency fees	$

6.	Line B2 minus Lines B3, B4 and B5	$

7.	Interest income for four fiscal quarters then ended	$

8.	Line B6 minus Line B7 (“Interest Expense”)	$

9.	Ratio of Line B1 to Line B8	:1.00

10.	Line B9 shall exceed	:1.00

11.	The Borrower is in compliance (circle yes or no)	yes / no

SCHEDULE II

TO COMPLIANCE CERTIFICATE

VANTIV, LLC

EXCESS CASH FLOW CALCULATIONS

FOR THIRD AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF [●], 201[•]*

A. Cash Flow

1.	Consolidated Net Income (as calculated on line A6 of Schedule I)	$

2.	Amounts deducted in arriving at the Consolidated Net Income amount in respect of all Charges for (i) depreciation of fixed assets and amortization of intangible assets and (ii) all other Non-Cash Charges	$

3.	Sum of Lines A1 and A2	$

4.	Additions (reductions) to Consolidated Working Capital of the Borrower and its Restricted Subsidiaries (but excluding any such increase or reduction, as applicable, arising from any Acquisition or Disposition by the Borrower or any of its Restricted Subsidiaries or the reclassification of current assets to long term assets (and vice-versa) and current liabilities to long term liabilities (and vice-versa) and the application of purchase accounting)	$

5.	All non-cash gains or benefits added in computing Consolidated Net Income	$

6.	Line A3 minus Line A5, increased or decreased by Line A4, as applicable (“Cash Flow”)	$

B. Excess Cash Flow

1.	The aggregate amount of payments required to be (and actually) made or otherwise paid by the Borrower and its Restricted Subsidiaries in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory prepayment, acceleration or otherwise, but excluding voluntary prepayments deducted pursuant to Section 2.8(c)(iii)(B) of the Loan Agreement)	$

2.	Capital expenditures of the Borrower and its Restricted Subsidiaries made in cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness))	$

3.	The amount of (i) investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.17(f), (l), (o)(i) and (v) of the Loan Agreement and (ii) Distributions made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.18(b), (d), (e), (f)(x), (h), (g), (k), (l),and (m) of the Loan Agreement, in each case, in cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness))	$

*	Unless otherwise defined herein, the terms used in this Schedule II to Compliance Certificate shall have the meanings ascribed thereto in the Loan Agreement.

4.	Cash losses from any sale or disposition outside the ordinary course of business	$

5.	The aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to investments permitted pursuant to Section 6.17(f), (l), (o)(i) or (v) of the Loan Agreement or capital expenditures to be consummated or made during the period of four (4) consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness))	$

6.	The aggregate amount of expenditures (other than investments or Distributions) actually made by the Borrower and its Restricted Subsidiaries in cash during such Fiscal Year (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed and amounts in respect thereof are not otherwise deducted in computing Consolidated Net Income for such period or any prior period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness))	$

7.	Sum of Lines B1, and (without duplication) to the extent that each is not deducted in computing Consolidated Net Income, Lines B2, B3, B4, B5 and B6	$

8.	Line A6 minus Line B7 (“Excess Cash Flow”)	$

C. Senior Secured Leverage Ratio

1.	Amount of Total Funded Debt (as calculated on line A5 of Schedule I) that is secured by a Lien on any asset or property of the Borrower or the Restricted Subsidiaries, which is not subordinated in right of payment to the Obligations	$

2.	Consolidated EBITDA (as calculated on line A29 of Schedule I)	$

3.	Ratio of Line C1 to Line C2	:1.00

EXHIBIT G

Assignment and Assumption

[See attached]

Exhibit G

Assignment and Assumption

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full. Terms used herein and not otherwise defined shall have the meaning assigned to such term in the Loan Agreement.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and Percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective Facilities identified below (including, to the extent included in any such Facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Loan Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [Identify Lender]]

3.	Borrower:	VANTIV, LLC

4.	Administrative Agent:	[MORGAN STANLEY SENIOR FUNDING, INC.], as the administrative agent under the Loan Agreement

5.	Loan Agreement:	The Third Amended and Restated Loan Agreement dated as of [●], 201 [●], among the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the other agents named therein.

6.	Assigned Interest:

1

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders of applicable Facility	Amount of Commitment/Loans Assigned of applicable Facility	Percentage Assigned of Commitment/Loans of applicable Facility[2]

Effective Date:                         , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE

    THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE

    REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:
Wire Instructions:	Wire Instructions:

[1]	Fill in the appropriate terminology for the types of facilities under the Loan Agreement and any applicable Ancillary Facility Documents that are being assigned under this Assignment (e.g., “Revolving USD Credit Commitment,” “Term A-3 Loan and/or Term B Loan,” etc.)
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under the applicable Facility.

2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name: Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name: Title:

[Consented to and]3 Accepted:

[MORGAN STANLEY SENIOR FUNDING, INC.], as

Administrative Agent

By

Title:]

[Consented to:[4]

[VANTIV, LLC

By

Title:]

[Consented to:[5]

[MORGAN STANLEY SENIOR FUNDING, INC., as L/C Issuer and/or Swing Line Lender

By

Title:]

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
[4]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.
[5]	To be added only if the consent of the each Issuing Bank and/or Swingline Lender is required by the terms of the Loan Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ACCEPTANCE AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender or L/C Issuer under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender or L/C Issuer thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender or L/C Issuer thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, (v) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (vi) it is not a Prohibited Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or L/C Issuer and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender or L/C Issuer.

2.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

EXHIBIT H-1

Trademark Security Agreement

[See attached]

Exhibit H-1

Form of Trademark Security Agreement

This [●], 20[●], [●] (“Debtor”) with its principal place of business and mailing address at [●], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges as collateral security to [MORGAN STANLEY SENIOR FUNDING, INC.], a Delaware corporation (the “Agent”), with its mailing address at [●]1, acting as collateral agent hereunder for the Secured Parties as defined in the Security Agreement referred to below, and its successors and assigns, and grants to the Agent for the benefit of the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have until the earlier of the Termination Date and the Release Date (each as defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties a continuing first priority lien on and security interest in, and right of set-off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(i) Each trademark, trademark registration, and trademark application owned by the Debtor that is registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property, and all of the goodwill of the business connected with the use of, and symbolized by, each such trademark, trademark registration, and trademark application, including those listed on Schedule A hereto; and

(ii) All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any trademark, trademark registration, or trademark application listed on Schedule A hereto or by reason of injury to the goodwill associated with any such trademark, trademark registration, or trademark application, in each case together with the right to sue for and collect said damages;

to secure the prompt and complete payment and performance of all Secured Obligations of Debtor as set out in that certain [Amended and Restated Security Agreement, dated as of June 13, 2014], among Debtor, Agent and the other debtors party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time (the “Security Agreement”). All capitalized terms used herein without definition have the meanings given to such terms in the Security Agreement.

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the assignment, mortgage, pledge and security interest in the trademarks, trademark registrations, and trademark applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Trademark Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE TO FOLLOW]

[1]	TBD per Section 10.8 of Loan Agreement.

IN WITNESS WHEREOF, Debtor has caused this Trademark Security Agreement to be duly executed as of the date and year last above written.

[●]

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

Accepted and agreed to as of the date and year last above written.

[MORGAN STANLEY SENIOR FUNDING, INC.], a Delaware corporation, as Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE A

TO TRADEMARK SECURITY AGREEMENT

U.S. TRADEMARK REGISTRATION/APPLICATION NUMBERS

Title	Reg. No. / App. No.

EXHIBIT H-2

Patent Security Agreement

[See attached]

Exhibit H-2

Form of Patent Security Agreement

This [●], 20[●], [●] (“Debtor”) with its principal place of business and mailing address at [●], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges as collateral security to [MORGAN STANLEY SENIOR FUNDING, INC.], a Delaware corporation (the “Agent”), with its mailing address at [●],1 acting as collateral agent hereunder for the Secured Parties as defined in the Security Agreement referred to below, and its successors and assigns, and grants to the Agent for the benefit of the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have until the earlier of the Termination Date and the Release Date (each as defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties a continuing first priority lien on and security interest in, and right of set-off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(i) Each patent and patent application owned by the Debtor that is registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property, and all of the inventions described and claimed therein and any and all reissues, continuations, continuations-in-part or extensions thereof, including those listed on Schedule A hereto; and

(ii) All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any patent or patent application listed on Schedule A hereto, in each case together with the right to sue for and collect said damages;

to secure the prompt and complete payment and performance of all Secured Obligations of Debtor as set out in that certain [Amended and Restated Security Agreement, dated as of June 13, 2014], among Debtor, Agent and the other debtors party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time (the “Security Agreement”). All capitalized terms used herein without definition have the meanings given to such terms in the Security Agreement.

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the assignment, mortgage, pledge and security interest in the patents and patent applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Patent Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE TO FOLLOW]

[1]	TBD per Section 10.8 of Loan Agreement.

IN WITNESS WHEREOF, Debtor has caused this Patent Security Agreement to be duly executed as of the date and year last above written.

[●]

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

Accepted and agreed to as of the date and year last above written.

[MORGAN STANLEY SENIOR FUNDING, INC.], a Delaware corporation, as Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A

TO PATENT SECURITY AGREEMENT

U.S. PATENT NUMBERS

Title	Reg. No. / App. No.

EXHIBIT H-3

Copyright Security Agreement

[See attached]

Exhibit H-3

Form of Copyright Security Agreement

This [●], 20[●], [●] (“Debtor”) with its principal place of business and mailing address at [●], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges as collateral security to [MORGAN STANLEY SENIOR FUNDING, INC.], a Delaware corporation (the “Agent”), with its mailing address at [●]1, acting as collateral agent hereunder for the Secured Parties as defined in the Security Agreement referred to below, and its successors and assigns, and grants to the Agent for the benefit of the Secured Parties a first priority lien on and security interest in, and acknowledges and agrees that the Agent has and shall continue to have until the earlier of the Termination Date and the Release Date (each as defined in the Loan Agreement referred to in the Security Agreement) for the benefit of the Secured Parties a continuing first priority lien on and security interest in, and right of set-off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(i) Each copyright, copyright registration, and copyright application owned by Debtor that is registered or the subject of a pending application with any United States federal governmental authority, other than to the extent the same constitutes Excluded Property, and all of the works of authorship described and claimed therein and any and all renewals, derivative works, enhancements, modifications, new releases and other revisions thereof, including those listed on Schedule A hereto; and

(ii) All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any copyright, copyright registration, or copyright application listed on Schedule A hereto, in each case together with the right to sue for and collect said damages;

to secure the prompt and complete payment and performance of all Secured Obligations of Debtor as set out in that certain [Amended and Restated Security Agreement, dated as of June 13, 2014], among Debtor, Agent and the other debtors party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time (the “Security Agreement”). All capitalized terms used herein without definition have the meanings given to such terms in the Security Agreement.

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the assignment, mortgage, pledge and security interest in the copyrights, copyright registrations, and copyright applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Copyright Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

[1]	TBD per Section 10.8 of Loan Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE TO FOLLOW]

2

IN WITNESS WHEREOF, Debtor has caused this Copyright Security Agreement to be duly executed as of the date and year last above written.

[●]

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Accepted and agreed to as of the date and year last above written.

[MORGAN STANLEY SENIOR FUNDING, INC.], a Delaware corporation, as Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE A

TO COPYRIGHT SECURITY AGREEMENT

U.S. COPYRIGHT REGISTRATION NUMBERS

TITLE OF COPYRIGHT REGISTRATION NUMBER